                                                                     Exhibit 4.1





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                        POOLING AND SERVICING AGREEMENT
                            Dated as of June 1, 1996

                                 by and between

                        FIRSTPLUS INVESTMENT CORPORATION
                                  (Depositor)


                                      and


                           FIRSTPLUS FINANCIAL, INC.
                           (Transferor and Servicer)


                                      and


                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION
                                   (Trustee)




                      FIRSTPLUS ASSET-BACKED CERTIFICATES
                                 SERIES 1996-2





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
                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Addition Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Aggregate FHA Insurance Premium Deposit Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Aggregate FHA Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Aggregate FHA Premium Requirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Amount Available . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Annual FHA Premium Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Assignment of Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Assumed Pool Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Authorized Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Available Remittance Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Beneficial Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Book-Entry Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Capitalized Interest Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Capitalized Interest Account Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Capitalized Interest Account Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Capitalized Interest Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Capitalized Interest Excess  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Certificate Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Certificate Guaranty Insurance Premium . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Certificate Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Certificate Insurer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Certificate Insurer Reimbursement Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Certificate Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Certificate Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Certificate Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Certificate Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Certificateholder or Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Class  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Class A Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Class A Certificateholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class A Overcollateralization Level  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class A-1 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class A-2 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class A-3 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class A-4 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class A-5 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class A-6 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class A-7 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class A-8 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

         Class B Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class B Certificateholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class B Loss Reimbursement Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class Pool Factor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class R Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Class R Certificateholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Collection Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Completion Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Conventional Combination Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Conventional Home Improvement Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Conventional Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Credit Support Reduction Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Custodial Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Custodian Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Cut-Off Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Defaulted Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Defective Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Deficiency Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Deleted Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Depositor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Determination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Distribution Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         DTC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Due Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Due Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Eligible Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Eligible Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Excess FHA Premium Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Excess Overcollateralization Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Excess Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Excess Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Expected Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         FHA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         FHA Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         FHA Claim Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         FHA Claims Administration Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         FHA Claims Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         FHA Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         FHA Insurance Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         FHA Insurance Premium Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         FHA Insurance Premium Deposit Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         FHA Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

         FHA Insurance Transfer Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         FHA Premium Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         FHA Premium Requirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         FHA Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         FHA Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         FHLMC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Fidelity Bond  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         FNMA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Funding Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Guaranteed Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Guaranty Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Guaranty Policy Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         HUD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Initial Class A Overcollateralization Level  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Initial FHA Insurance Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Initial FHA Insurance Premium Account Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Initial Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Initial Pool Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Insurance Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Insured Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Interest Carry-Forward Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Interest Remittance Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Interest Shortfall . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Interest Shortfall Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Investment Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Liquidated Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Liquidation Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Loan Sale Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Majority Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Modified Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Monthly Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Moody's  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Mortgage Loan Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Mortgage Loan Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Mortgaged Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Mortgaged Property States  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Net Liquidation Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Net Principal Loan Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Non-United States Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Obligor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Original Class Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Overcollateralization Reduction Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Overcollateralization Stepdown Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         Ownership Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Percentage Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Permitted Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Permitted Transferee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Pool Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Preference Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Pre-Funding Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Pre-Funding Account Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Pre-Funding Account Weighted Average Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Pre-Funding Termination Distribution Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Prepayment Assumption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Principal Carry-Forward Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Principal Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Principal Remittance Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Projected Interest Shortfall . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Qualified Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Qualified Substitute Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Rating Agency or Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Ratings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Released Mortgaged Property Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         REMIC Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         REMIC Change of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         REMIC Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         REMIC Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Remittance Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         REO Disposition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         REO Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Required Class A Overcollateralization Level . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Required Conventional OC Level . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Required Conventional Credit Support Multiple  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Required Title I OC Level  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Required Title I Credit Support Multiple . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Residual Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Series or Series 1996-2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Servicer's Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Servicer's Monthly Remittance Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Servicer's Monthly Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Servicer's Mortgage Loan File  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

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
         Servicing Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Servicing Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Servicing Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Standard & Poor's  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Startup Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Subsequent Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Subsequent Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Subsequent Transfer Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Subsequent Transfer Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Subservicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Subservicing Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Subservicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Substitution Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Superior Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Tax Matters Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Tax Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Termination Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Title I Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Title I Pool Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Title I Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Transfer Affidavit and Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Transfer Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Trustee Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Trustee's Mortgage Loan File . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         United States Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Weighted Average Certificate Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE II - SALE AND CONVEYANCE OF THE TRUST FUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 2.01     Creation of Trust Fund; Transfer of Trust Fund Assets; Issuance of Certificates Evidencing
                          Interests in Trust Fund; Priority and
                          Subordination of Ownership Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 2.02     Conveyance of the Subsequent Mortgage Loans;
                          Fixed Price Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 2.03     Ownership and Possession of Mortgage Loan Files . . . . . . . . . . . . . . . . . . . . . .  34
         Section 2.04     Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 2.05     Delivery of Mortgage Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 2.06     Acceptance by Trustee of the Trust Fund; Certain Substitutions; Certification by Trustee  .  37
         Section 2.07     Designations under REMIC Provisions; Designation of Startup Day; REMIC Certificate Maturity
                          Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE III - REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 3.01     Representations and Warranties of the Depositor . . . . . . . . . . . . . . . . . . . . . .  39





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
         Section 3.02     Representations, Warranties and Covenants of the Servicer and Transferor  . . . . . . . . .  41
         Section 3.03     Individual Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 3.04     Subsequent Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 3.05     Purchase and Substitution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE IV - THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 4.01     The Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 4.02     Registration of Transfer and Exchange of Certificates . . . . . . . . . . . . . . . . . . .  52
         Section 4.03     Mutilated, Destroyed, Lost or Stolen Certificates . . . . . . . . . . . . . . . . . . . . .  57
         Section 4.04     Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 4.05     Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 4.06     The Guaranty Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE V - ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 5.01     Duties of the Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 5.02     Liquidation of Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 5.03     Establishment of Collection Accounts; Deposits in
                          Collection Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 5.04     Permitted Withdrawals From the Collection Account . . . . . . . . . . . . . . . . . . . . .  63
         Section 5.05     Initial Collection Account; Transfer of Collection Account. . . . . . . . . . . . . . . . .  64
         Section 5.06     Fidelity Bond; Errors and Omission Insurance  . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 5.07     Title, Management and Disposition of REO Property . . . . . . . . . . . . . . . . . . . . .  64
         Section 5.08     [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 5.09     Access to Certain Documentation and Information Regarding the Mortgage Loans  . . . . . . .  66
         Section 5.10     Superior Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 5.11     FHA Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 5.12     Subservicing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 5.13     Duties of the Servicer Relating to the REMIC. . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 5.14     Successor Servicers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 5.15     Pre-Funding Account.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 5.16     Capitalized Interest Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

ARTICLE VI - DISTRIBUTIONS TO THE CERTIFICATEHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 6.01     Establishment of Certificate Account; Deposits in
                          Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 6.02     Permitted Withdrawals from Certificate Account  . . . . . . . . . . . . . . . . . . . . . .  75
         Section 6.03     [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 6.04     Investment of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 6.05     Priority and Subordination of Distributions; Distributions
                          and Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 6.06     Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 6.07     Reports of Foreclosure and Abandonment of Mortgaged Property  . . . . . . . . . . . . . . .  82
         Section 6.08     Specification of Certain Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 6.09     Establishment of FHA Insurance Premium Account; Deposits in FHA Insurance Premium Account;
                          Permitted Withdrawals from FHA
                          Insurance Premium Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83





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
         Section 6.10     Allocation of Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

ARTICLE VII - GENERAL SERVICING PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 7.01     Assumption Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 7.02     Satisfaction of Mortgages and Release of Mortgage Loan Files  . . . . . . . . . . . . . . .  86
         Section 7.03     Servicing Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         Section 7.04     Quarterly Statements as to Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Section 7.05     Annual Independent Public Accountants' Servicing Report . . . . . . . . . . . . . . . . . .  88
         Section 7.06     Certificateholder's and Trustee's Right to Examine Servicer Records . . . . . . . . . . . .  88
         Section 7.07     Reports to the Trustee; Collection Account Statements . . . . . . . . . . . . . . . . . . .  89

ARTICLE VIII - REPORTS TO BE PROVIDED BY SERVICER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 8.01     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

ARTICLE IX - THE SERVICER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 9.01     Indemnification; Third Party Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 9.02     Merger or Consolidation of the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Section 9.03     Limitation on Liability of the Servicer and Others  . . . . . . . . . . . . . . . . . . . .  91
         Section 9.04     Servicer Not to Resign; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Section 9.05     Relationship of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

ARTICLE X - DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         Section 10.01    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         Section 10.02    Trustee to Act; Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . . . . .  94
         Section 10.03    Waiver of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         Section 10.04    Accounting Upon Termination of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . .  96

ARTICLE XI - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         Section 11.01    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         Section 11.02    Optional Termination by Servicer or Certificate Insurer . . . . . . . . . . . . . . . . . .  97
         Section 11.03    Notice of Termination; Surrender and Cancellation of Certificates.  . . . . . . . . . . . .  97
         Section 11.04    Additional Termination Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98

ARTICLE XII - THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         Section 12.01    Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         Section 12.02    Certain Matters Affecting the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         Section 12.03    Trustee Not Liable for Certificates or Mortgage Loans . . . . . . . . . . . . . . . . . . . 102
         Section 12.04    Trustee May Own Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         Section 12.05    Trustee's Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         Section 12.06    Eligibility Requirements for Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         Section 12.07    Resignation and Removal of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         Section 12.08    Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         Section 12.09    Merger or Consolidation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         Section 12.10    Appointment of Co-Trustee or Separate Trustee . . . . . . . . . . . . . . . . . . . . . . . 105
         Section 12.11    Appointment of Custodians . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         Section 12.12    Trustee May Enforce Claims Without Possession of Certificates . . . . . . . . . . . . . . . 107
         Section 12.13    Suits for Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107

         ARTICLE XIII - MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         Section 13.01    Acts of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         Section 13.02    Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         Section 13.03    Recordation of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         Section 13.04    Duration of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         Section 13.05    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         Section 13.06    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         Section 13.07    Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         Section 13.08    No Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         Section 13.09    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         Section 13.10    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         Section 13.11    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         Section 13.12    Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         Section 13.13    Actions of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         Section 13.14    Reports to Rating Agencies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         Section 13.15    Certificate Insurer Deemed Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         Section 13.16    Third Party Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         Section 13.17    Suspension and Termination of Certificate Insurer's Rights  . . . . . . . . . . . . . . . . 113


                                                         EXHIBITS

EXHIBIT A-1      Form of Class A Certificate
EXHIBIT A-2      Form of Class B Certificate
EXHIBIT A-3      Form of Class R Certificate
EXHIBIT B        Mortgage Loan Schedule
EXHIBIT C        Form of Investment Letter
EXHIBIT D        Form of Servicer's Monthly Remittance Report to Trustee
EXHIBIT E        Contents of Mortgage Loan File
EXHIBIT F-1      Form of Transfer Affidavit for Residual Interest
EXHIBIT F-2      Form of Transfer Certificate
EXHIBIT G        Form of Subsequent Transfer Agreement

         This Pooling and Servicing Agreement is entered into effective as of June 1, 1996, by and between First Trust of California, National Association, as trustee (the "Trustee"), FIRSTPLUS INVESTMENT CORPORATION, as Depositor (the "Depositor"), and FIRSTPLUS FINANCIAL, INC. ("FFI"), as Transferor (in such capacity, the "Transferor") and Servicer (in such capacity, the "Servicer").

                             PRELIMINARY STATEMENT

         The Depositor intends to sell home improvement loan asset-backed certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund. As provided herein, the Trustee, at the direction of the Depositor, will make an election to treat the Trust Fund (other than the Pre-Funding Account and the Capitalized Interest Account) as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. The Class A Certificates and the Class B Certificates will be the "regular interests" in the REMIC, and the Class R Certificates will be the "residual interest" therein.

         In consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Account: The Certificate Account, the Collection Account, the FHA Insurance Premium Account, the Pre-Funding Account or the Capitalized Interest Account.

         Addition Notice: With respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to Section 2.02 of this Agreement, notice of the Depositor's designation of Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate Principal Balance of such Subsequent Mortgage Loans as of the related Cut-Off Date, which shall be given to the Trustee and to the Certificate Insurer not later than three Business Days prior to the related Subsequent Transfer Date.

         Aggregate FHA Insurance Premium Deposit Amount: As to any Determination Date, the aggregate of the FHA Insurance Premium Deposit Amounts for all Title I Mortgage Loans outstanding as of such Determination Date.

         Aggregate FHA Insurance Proceeds: As of any date of determination and with respect to the Title I Mortgage Loans only, the aggregate amount of all FHA Insurance Proceeds received by the Trustee (directly or through any FHA Claims Administrator), up to the last day of the immediately preceding Due Period.

         Aggregate FHA Premium Requirement: As of the Determination Date occurring in July of each year commencing in 1997, the aggregate of the FHA Premium Requirements for all Title I Mortgage Loans outstanding as of such Determination Date.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 1

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Amount Available:  With respect to any Distribution Date, the sum of
(i) the Available Remittance Amount (as reduced by any portion thereof that has been deposited in the Certificate Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code), (ii) all interest and gain, if any, on funds held in the Certificate Account and (iii) any amount deposited into the Certificate Account from the Capitalized Interest Account pursuant to Section 5.16(a).

         Annual FHA Premium Rate: With respect to each Title I Mortgage Loan made to finance or refinance property improvements, 0.50% per annum.

         Assignment of Mortgage: With respect to each Mortgage Loan secured by a Mortgage, an assignment, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the related Mortgage to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

         Assumed Pool Principal Balance: On the Closing Date, the amount equal to the sum of the Initial Pool Principal Balance, plus the Pre-Funding Account Deposit, which amount is $250,000,000.

         Authorized Denominations: Each of the Class A Certificates and the Class B Certificates are issuable only in the minimum denomination of $100,000 or integral multiples of $1,000 in excess thereof; provided, however, that one Certificate of each such Class of Certificates shall be issuable in a denomination (which may be less than the foregoing minimum denomination) equal to an amount such that the aggregate denomination of all Certificates of such Class shall be equal to the Original Class Principal Balance of such Class.

         Available Remittance Amount: With respect to any Distribution Date, the sum of (A) all amounts described in clauses (i) through (ix) of Section
5.03 received by the Servicer or any Subservicer (including any amounts paid by the Transferor, the Servicer or the Depositor and excluding any amounts not required to be deposited in the Collection Account pursuant to Section 5.03 and any amounts withdrawn by the Servicer pursuant to clauses (ii) through (vii) of
Section 5.04 as of the related Determination Date) during the related Due Period and deposited into the Certificate Account on the Business Day prior to the related Distribution Date; (B) with respect to the Pre-Funding Termination Distribution Date, amounts, if any, deposited into the Certificate Account by the Trustee from the Pre-Funding Account pursuant to Section 5.15(c) at the end of the Funding Period (net of reinvestment income transferred to the Capitalized Interest Account); and (C) with respect to the final Distribution Date in connection with the purchase of all the Mortgage Loans and REO Properties by the Servicer or the Certificate Insurer, the Termination Price. No amount included in the computation of the Available Remittance Amount with respect to any Distribution Date by virtue of being described by any component of the definition thereof shall be included more than once by virtue of also being described by any other component or otherwise.

         Beneficial Owner: With respect to a Book-Entry Certificate, the person who is the beneficial owner thereof.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 2

         Book-Entry Certificate: A definitive certificate evidencing 100% of a Class of Class A Certificates registered in the name of DTC or its nominee, beneficial ownership of which is reflected on the books of DTC or on books of a Person maintaining an account with DTC (directly or as an indirect participant in accordance with the rules of DTC). As of the Closing Date, each Class of Class A Certificates constitutes a Class of Book-Entry Certificates. None of the Class B Certificates or Class R Certificates constitutes a Class of Book-Entry Certificates.

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         Capitalized Interest Account:   The account established and maintained
by the Trustee pursuant to Section 5.16, which account shall contain the Capitalized Interest Amount, and which account is not part of the REMIC.

         Capitalized Interest Account Deposit:   An amount equal to
$1,117,421.00.

         Capitalized Interest Account Requirement: On the Closing Date, the Capitalized Interest Account Requirement will equal the Capitalized Interest Account Deposit. Thereafter, as determined by the Trustee pursuant to Section
5.16 on any Business Day prior to August 30, 1996, the Capitalized Interest Account Requirement will equal the Projected Interest Shortfall.

         Capitalized Interest Amount: The amount on deposit in the Capitalized Interest Account as of any date of determination, after giving effect to (i) amounts to be transferred to the Certificate Account on the next Distribution Date pursuant to Section 5.16(a), (ii) amounts released to the Depositor pursuant to Section 5.16(d), (iii) any amounts available under any letter of credit deposited with the Trustee pursuant to Section 5.16(c) and (iv) any income and gain, if any, on funds held in the Capitalized Interest Account and any income and gain, if any, transferred to the Capitalized Interest Account from funds held in the Pre-Funding Account pursuant to Section 5.15(b).

         Capitalized Interest Excess: As determined by the Trustee pursuant to
Section 5.16, the amount of excess funds on deposit in the Capitalized Interest Account; on any Business Day occurring prior to August 30, 1996, the Capitalized Interest Excess shall equal the greater of (i) zero and (ii) the Capitalized Interest Amount less the Capitalized Interest Account Requirement.

         Certificate: Any Class A Certificate, Class B Certificate or Class R Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee, substantially in the applicable form annexed hereto as Exhibits A-1, A-2 and A-3, respectively.

         Certificate Account: The account established and maintained by the Trustee pursuant to Section 6.01.

         Certificate Guaranty Insurance Premium: As specified in the Commitment Letter issued by the Certificate Insurer with respect to the Class A Certificates.

         Certificate Insurer: MBIA Insurance Corporation, as issuer of the Guaranty Policy, and its successors and assigns; provided that the rights of the Certificate Insurer hereunder (including the





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 3 rights to direct certain actions and receive certain notices) shall terminate in accordance with Section 13.17 hereof.

         Certificate Insurer Default: The failure of the Certificate Insurer to make payments under the Guaranty Policy, if such failure has not been remedied with ten (10) days of notice thereof, or the entry of an order or decree with respect to the Certificate Insurer in any insolvency or bankruptcy proceedings which remain unstayed or undischarged for 90 days.

         Certificate Insurer Reimbursement Amount: At any time, an amount owed to the Certificate Insurer as reimbursement for any Guaranteed Payments made under the Guaranty Policy, together with interest thereon at the rate specified in the Insurance Agreement and any other amounts then owing to the Certificate Insurer under the Insurance Agreement, which have not previously been reimbursed.

         Certificate Interest Rate: With respect to the Class A and Class B Certificates, the annual rate of interest payable to the Certificateholders of such Class of Certificates. The Certificate Interest Rate with respect to the Class A-1 Certificates is equal to 6.80%; the Certificate Interest Rate with respect to the Class A-2 Certificates is equal to 6.95%; the Certificate Interest Rate with respect to the Class A-3 Certificates is equal to 7.15%; the Certificate Interest Rate with respect to the Class A-4 Certificates is equal to 7.35; the Certificate Interest Rate with respect to the Class A-5 Certificates is equal to 7.47%; the Certificate Interest Rate with respect to the Class A- 6 Certificates is equal to 7.85%; the Certificate Interest Rate with respect to the Class A-7 Certificates is equal to 8.00%; the Certificate Interest Rate with respect to the Class A-8 Certificates is equal to 8.22%; and the Certificate Interest Rate with respect to the Class B Certificates is equal to 8.0%.

         Certificate Register:  As defined in Section 4.02.

         Certificate Registrar: Initially, the Trustee, and thereafter, any successor appointed pursuant to Section 4.02.

         Certificate Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         Certificateholder or Holder: Each Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any Subservicer, or registered in the name of any Person known to a Responsible Officer of the Trustee to be an affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. Pursuant to Section 13.15, the Certificate Insurer shall be deemed the 100% owner of the Certificates for the purpose of exercising voting rights so long as a Certificate Insurer Default has not occurred nor is continuing.

         Class:  All Certificates bearing the same class designation.

         Class A Certificate: Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 or Class A-8 Certificate.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 4

         Class A Certificateholder:  A Holder of any Class A Certificate.

         Class A Overcollateralization Level: As to any Determination Date, the amount (exclusive of any distributions of Overcollateralization Reduction Amounts) equal to the excess of (A) the sum of (i) the Pool Principal Balance and (ii) the amount on deposit in the Pre-Funding Account, if any, over (B) the aggregate Class Principal Balance of the Class A Certificates.

         Class A-1 Certificate: Any Class A-1 Certificate.

         Class A-2 Certificate: Any Class A-2 Certificate.

         Class A-3 Certificate: Any Class A-3 Certificate.

         Class A-4 Certificate: Any Class A-4 Certificate.

         Class A-5 Certificate: Any Class A-5 Certificate.

         Class A-6 Certificate: Any Class A-6 Certificate.

         Class A-7 Certificate: Any Class A-7 Certificate.

         Class A-8 Certificate: Any Class A-8 Certificate.

         Class B Certificate:  A Certificate denominated as a Class B
         Certificate.

         Class B Certificateholder:  A Holder of any Class B Certificate.

         Class B Loss Reimbursement Amount: As defined in Section 6.10(c).

         Class Pool Factor: As of any date of determination and with respect to each Class of Certificates, other than the Class R Certificates, the then applicable Class Principal Balance of the respective Class of Certificates divided by the Original Class Principal Balance of such Class.

         Class Principal Balance: As of any date of determination and with respect to each Class of Certificates, exclusive of the Class R Certificates, the Original Class Principal Balance of each such Class reduced by the sum of
(i) all amounts previously distributed to Certificateholders of such Class in reduction of the Class Principal Balance thereof on all previous Distribution Dates pursuant to Section 6.05, and (ii) all amounts allocated to such Class on all previous Distribution Dates for losses and write-offs pursuant to Section 6.10.

         Class R Certificate:  Any Class R Certificate.

         Class R Certificateholder:  A Holder of a Class R Certificate.

         Closing Date:  June 21, 1996.

         Code:  The Internal Revenue Code of 1986, as amended.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 5

         Collection Account: The account established and maintained by the Servicer in accordance with Section 5.03.

         Completion Certificate: With respect to a Mortgage Loan made to finance property improvements, a certificate executed by the related Obligor wherein such Obligor states the related contractor or seller of the property improvement has completed to such Obligor's satisfaction the improvements for which the related Mortgage Loan was obtained.

         Conventional Combination Loan: A Conventional Mortgage Loan the proceeds of which were used by the Obligor in combination to finance property improvements and for other purposes, and which are referred to by the Transferor as "Buster(TM) Loans."

         Conventional Debt Consolidation Loan: A Conventional Mortgage Loan the proceeds of which were primarily used by the Obligor for debt consolidation purposes or purposes other than to finance property improvements.

         Conventional Home Improvement Loan: A Conventional Mortgage Loan the proceeds of which were used by the Obligor to finance property improvements.

         Conventional Mortgage Loan: An Initial Mortgage Loan or a Subsequent Mortgage Loan which is not covered by FHA Insurance.

         Credit Support Reduction Date: The Distribution Date occurring on the later of: (i) the thirty-sixth (36th) Distribution Date; or (ii) the Distribution Date on which the Pool Principal Balance is equal to or less than fifty percent (50%) of the aggregate Principal Balances as of the applicable Cut-Off Dates of all the Mortgage Loans.

         Custodial Agreement: The custodial agreement dated June 21, 1996 by and between the Depositor, FFI, as the Transferor and the Servicer, the Trustee, and Bank One, Texas, National Association, as the Custodian, and any subsequent custodial agreement, in similar form and substance, for the retention of the Trustee's Mortgage Loan Files.

         Custodian: Any custodian acceptable to the Certificate Insurer and appointed pursuant to a Custodial Agreement and Section 12.11, which shall not be affiliated with the Servicer, the Transferor, any Subservicer, or the Depositor. Bank One, Texas, National Association, shall be the initial Custodian pursuant to the terms of the Custodial Agreement.

         Custodian Fee: If applicable, the annual fee payable to the Custodian (including the Trustee, if acting in such capacity), calculated and payable monthly on each Distribution Date equal to the per annum percentage (as set forth in the Custodian Fee Agreement for the Certificates) of the Pool Principal Balance as of the immediately preceding Determination Date, except with respect to the first Distribution Date, when such monthly fee shall be pro rated based on ten (10) days for the first Due Period.

         Cut-Off Date: With respect to the Initial Mortgage Loans, the close of business on May 31, 1996 and with respect to each Subsequent Mortgage Loan, the close of business on the date specified as such in the applicable Subsequent Transfer Agreement.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 6

         Defaulted Mortgage Loan: With respect to the calculation of the Required Conventional Credit Support Multiple and the Required Title I Credit Support Multiple, during a Due Period, any Mortgage Loan, including without limitation any Liquidated Mortgage Loan, with respect to which any of the following occurs: (a) with respect to a Title I Mortgage Loan, an FHA Claim has been submitted; (b) foreclosure proceedings have been commenced; (c) any portion of a scheduled monthly payment of principal and interest becomes 180 days past due; or (d) the Servicer or any Subservicer has determined in good faith and in accordance with customary servicing practices that the Mortgage Loan is uncollectible.

         Defective Mortgage Loan:  As defined in Section 3.05 hereof.

         Deficiency Amount: With respect to the Guaranty Policy and as of any Distribution Date, the amount by which the sum of the Interest Remittance Amount and the Principal Remittance Amount for the Class A Certificates exceeds the Amount Available for distribution on such Class A Certificates for such Distribution Date.

         Deleted Mortgage Loan: A Mortgage Loan replaced by or to be replaced by a Qualified Substitute Mortgage Loan.

         Depositor: FIRSTPLUS INVESTMENT CORPORATION, a Nevada corporation, and any successor thereto.

         Determination Date: The day of each month which is five (5) Business Days prior to the related Distribution Date.

         Distribution Date: The 20th day of any month or if such 20th day is not a Business Day, the first Business Day immediately following such day, commencing on July 22, 1996.

         DTC:  The Depository Trust Company.

         Due Date: The day of the month on which the Monthly Payment is due from the Obligor on a Mortgage Loan.

         Due Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         Eligible Account: At any time, an account which is any of the following: (i) an account maintained with a depository institution (A) the long-term debt obligations of which are at such time rated by each Rating Agency in one of their two highest long-term rating categories, or (B) the short-term debt obligations of which are then rated by each Rating Agency in their highest short-term rating category; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder, which depository institution or trust company shall have capital and surplus of not less than $50,000,000; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating(s) assigned to the Class A Certificates, as evidenced in writing by such Rating Agency. (Each reference in this definition of





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 7

"Eligible Account" to the Rating Agency shall be construed as a reference to Standard & Poor's and Moody's.)

         Eligible Servicer: A Person who is qualified to act as Servicer of the Mortgage Loans under applicable federal and state laws and regulations and, with respect to the servicing of any Title I Mortgage Loans, who is approved by HUD to service loans insured under the Title I Program.

         Event of Default:  As described in Section 10.01 hereof.

         Excess FHA Premium Amount: As of the Determination Date occurring in July of each year commencing in 1997, an amount equal to the greater of (i) zero and (ii) the difference between (A) the amount on deposit in the FHA Insurance Premium Account as of the last day of the immediately preceding Due Period and (B) the Aggregate FHA Premium Requirement.

         Excess Overcollateralization Amount: As calculated on any Determination Date, the excess of, if any, (x) the Class A
Overcollateralization Level on such Distribution Date over (y) the Required Class A Overcollateralization Level on such Distribution Date.

         Excess Servicing Fee: With respect to each Distribution Date on which the Excess Overcollateralization Amount equals or exceeds zero, then as to each Mortgage Loan (including any Mortgage Loan as to which the related Mortgaged Property has become an REO Property, but excluding any Liquidated Mortgage
Loan), the excess servicing fee payable monthly to the Servicer on each Distribution Date, which shall be the product of 0.25% (25 basis points) and the Principal Balance of such Mortgage Loan as of the beginning of the immediately preceding Due Period, divided by 12.

         Excess Spread:  As defined in Section 6.05(b).

         Expected Loan Losses: As defined in Section 10.01(a)(vii).

         FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

         FHA: The Federal Housing Administration of HUD and any successor thereto. Unless the context otherwise requires, the FHA and HUD are referred to herein collectively as the "FHA".

         FHA Claim: A claim for reimbursement of loss properly filed with the FHA under the FHA Insurance applicable to a Title I Mortgage Loan.

         FHA Claim Amount: With respect to any Title I Mortgage Loan with respect to which an FHA Claim is made, an amount equal to the amount the Depositor (or any FHA Claims Administrator) is entitled to claim under the FHA Insurance pursuant to the FHA Regulations.

         FHA Claims Administration Agreement: An agreement between the Trustee, the Depositor and each FHA Claims Administrator relating to the administration of the FHA Claims as provided in Section 5.11(e), in form and substance satisfactory to the Trustee, the Depositor, the Servicer and the Certificate Insurer.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 8

         FHA Claims Administrator: Initially, the Servicer, who shall serve as such and as agent and attorney-in-fact for the Trustee and the Depositor for purposes of handling all aspects of administering, processing and submitting FHA Claims, pursuant to an FHA Claims Administration Agreement; and thereafter, any other Person that holds a valid contract of insurance with and is approved by the FHA to originate, purchase, service and/or sell loans insured under the Title I Program, and is appointed as a successor FHA Claims Administrator to the Servicer pursuant to Section 5.11(e).

         FHA Insurance: With respect to the Title I Mortgage Loans, the mortgage insurance provided by the FHA pursuant to Title I of the National Housing Act of 1934, as amended.

         FHA Insurance Amount: As of any date of determination, an amount equal to (i) the sum of (A) the Initial FHA Insurance Amount, (B) the FHA Insurance attributable to any Qualified Substitute Mortgage Loan that replaces a Deleted Mortgage Loan pursuant to Section 2.06 or 3.05 and (C) the amount of any FHA Insurance attributable to FHA Insurance Proceeds reclaimed by the FHA in connection with the rejection of an FHA Claim, less (ii) the sum of (A) the Aggregate FHA Insurance Proceeds with respect to the Title I Mortgage Loans,
(B) that portion of the FHA Insurance Amount attributable to any Title I Mortgage Loan that is purchased or replaced by the Transferor or the Depositor pursuant to Section 2.06 or 3.05, and (C) any other insurance amounts deducted by the FHA from the Depositor's FHA Title I insurance coverage reserve account which deduction is attributable to any Title I Mortgage Loans.

         FHA Insurance Holder: The Depositor or any successor thereto.

         FHA Insurance Premium Account: The account established and maintained by the Trustee in accordance with Section 6.09.

         FHA Insurance Premium Deposit Amount: As to any Determination Date and with respect to each Title I Mortgage Loan outstanding as of such date, an amount equal to the product of (i) 1/12 and (ii) the FHA Premium Amount with respect to such Title I Mortgage Loan; provided that with respect to each Title I Mortgage Loan, such amount shall be reduced (and may be zero, but not below zero) by the amount of any escrow payment attributable to such FHA Insurance Premium Deposit Amount received by the Servicer from the related Obligor and deposited into a custodial account maintained by the Servicer for escrow payments.

         FHA Insurance Proceeds: With respect to any Title I Mortgage Loan, proceeds, if any, received by the Trustee, the Depositor or any FHA Claims Administrator from the FHA pursuant to the FHA Insurance, which upon final payment of such proceeds such Title I Mortgage Loan shall become a Liquidated Mortgage Loan, if not previously so determined.

         FHA Insurance Transfer Certificate: The written certification delivered by the Depositor or any FHA Claims Administrator to the Trustee, the Certificate Insurer and each Rating Agency pursuant to Section 5.11(b).

         FHA Premium Amount: With respect to each Title I Mortgage Loan, an amount per annum equal to the product of (i) the Annual FHA Premium Rate then applicable to such Title I Mortgage Loan and (ii) the original principal balance of such Title I Mortgage Loan.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 9

         FHA Premium Requirement: As of the Determination Date occurring in July of each year commencing in 1997 and with respect to each Title I Mortgage Loan outstanding as of the last day of the immediately preceding Due Period, an amount equal to the product of (i) the FHA Premium Amount and (ii) a fraction the numerator of which is the number of full calendar months which have elapsed since the most recent anniversary of the calendar month in which the Title I Mortgage Loan was originated and the denominator of which is 12.

         FHA Regulations: The rules, regulations and procedures promulgated by HUD under the National Housing Act of 1934, as amended, relating to Title I property improvement loans and loans pertaining to manufactured homes and related real property, currently found at 24 C.F.R. Parts 201 and 202, together with the "TI Letters" and HUD Handbook 4700.2, as the same may be amended or supplemented from time to time; provided that with respect to the origination or servicing of a Title I Mortgage Loan, such rules and regulations that were in effect at the time the relevant origination or servicing actions occurred.

         FHA Transfer Date: Each date on which the FHA reports to the Depositor the transfer of the FHA Insurance with respect to any Title I Mortgage Loans from the Transferor's FHA Title I insurance coverage reserve account to the Depositor's FHA Title I insurance coverage reserve account; provided that each such date shall not be more than 150 days after (i) the Closing Date, in the case of Initial Mortgage Loans that are Title I Mortgage Loans or (ii) the related Subsequent Transfer Date, in the case of Subsequent Mortgage Loans that are Title I Mortgage Loans; provided that such 150 day period may be extended by the Transferor with the consent of the Certificate Insurer.

         FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

         Fidelity Bond:  As described in Section 5.06 hereof.

         FNMA: The Federal National Mortgage Association and any successor thereto.

         Funding Period: The period beginning on the Closing Date and ending on the earlier of (a) the date on which the amount on deposit in the Pre-Funding Account is reduced below $25,000 and the Transferor directs that the Funding Period end, (b) the close of business on August 30, 1996; provided, however, that the Funding Period shall end on such earlier date as determined pursuant to Section 5.16, or (c) an Event of Default occurs.

         Guaranteed Payment: With respect to the Guaranty Policy and as of any Distribution Date, the sum of (i) any Deficiency Amount and (ii) any unpaid Preference Amount.

         Guaranty Policy: That certain certificate guaranty insurance policy for the Insured Certificates, number 21418, dated June 21, 1996 and issued by the Certificate Insurer to the Trustee guaranteeing payment on each Distribution Date of the Interest Remittance Amount, Principal Remittance Amount and any unpaid Preference Amounts in connection with the Insured Certificates.

         Guaranty Policy Proceeds: With respect to the Insured Certificates, the proceeds, if any, received by the Trustee from the Certificate Insurer pursuant to the Guaranty Policy. Such Guaranty Policy Proceeds shall be applied solely to the Insured Certificates pursuant to Section 4.06(c) and
Section 6.05(b) in the event of a shortfall with respect to the payment of any Interest Remittance





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 10

Amount or Principal Remittance Amount, each in respect of the Insured Certificates only, on any Distribution Date.

         HUD: The United States Department of Housing and Urban Development and any successor thereto.

         Initial Class A Overcollateralization Level: On the Closing Date, the amount equal to the excess of the Assumed Pool Principal Balance over the Original Class Principal Balance of the Class A Certificates, which excess shall initially equal the Original Class Principal Balance of the Class B Certificates.

         Initial FHA Insurance Amount: After the final FHA Transfer Date, an amount equal to the actual amount (expressed in dollars) of FHA Insurance transferred on the books and records of the FHA from the Transferor to the Depositor in respect of the Title I Mortgage Loans, including Initial Mortgage Loans and Subsequent Mortgage Loans that are Title I Mortgage Loans.

         Initial FHA Insurance Premium Account Deposit: An amount equal to $10,000.00.

         Initial Mortgage Loan: An individual property improvement and/or debt consolidation loan or purchase money loan of the type described in Subsection 3.03(v), which is assigned and transferred to the Trustee pursuant to this Agreement on the Closing Date, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the Initial Mortgage Loans subject to this Agreement being identified on the Mortgage Loan Schedule annexed hereto as Exhibit B.

         Initial Pool Principal Balance: $169,108,855.76, which is the Pool Principal Balance as of the May 31, 1996 Cut-Off Date.

         Insurance Agreement: The Insurance and Indemnification Agreement, dated as of June 1, 1996, between the Depositor, the Trustee, the Transferor, the Servicer, the FHA Claims Administrator, RAC Financial Group, Inc. and the Certificate Insurer.

         Insurance Proceeds: With respect to any Mortgage Loan, the proceeds paid to the Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Mortgage Loan, net of any expenses which are incurred by the Servicer or the Trustee in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer, other than FHA Insurance Proceeds, Guaranty Policy Proceeds and proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the Obligor in accordance with customary mortgage loan servicing procedures applicable to the respective loan type, including property improvement, home equity and/or debt consolidation loans.

         Insured Certificates: Each Class of the Class A Certificates.

         Interest Carry-Forward Amount: As of any Distribution Date, the amount, if any, by which (A) the Remittance Amount (excluding the amounts described in clause (i) and (v) and the principal portion of clause (iii) of the definition thereof) with respect to any Class of Certificates, exclusive of the Class R Certificates, as of the immediately preceding Distribution Date exceeded (B) the





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 11 amount of the actual distributions of interest to the Holders of such Class of Certificates made pursuant to the applicable clause in Section 6.05(b) for such Class on such immediately preceding Distribution Date.

         Interest Remittance Amount: As to any Distribution Date, and with respect to each Class of the Class A and Class B Certificates then outstanding, 30 days' interest at the respective Certificate Interest Rate on the Class Principal Balance of the respective Class immediately preceding such Distribution Date, based upon a 360-day year consisting of twelve 30 day months.

         Interest Shortfall: As to any Distribution Date prior to the end of the Pre-Funding Period, the amount of the shortfall in interest on the Class A and Class B Certificates arising as a result of the utilization of the Pre-Funding Account for the purchase by the Trust Fund of Subsequent Mortgage Loans after the Closing Date. With respect to the July 1996 Distribution Date, the Interest Shortfall is equal to ten (10) days' interest on the Pre-Funding Account Deposit computed at a per annum rate equal to the Weighted Average Certificate Interest Rate, based on the respective Class Principal Balances on the Closing Date. With respect to the August 1996 Distribution Date and the September 1996 Distribution Date, the Interest Shortfall will be equal to 30 days' interest on the average daily balance in the Pre- Funding Account (net of interest and investment earnings) during the related Due Period, computed at a per annum rate equal to the Weighted Average Certificate Interest Rate as of the immediately preceding Distribution Date (after distributions).

         Interest Shortfall Rate: The per annum rate equal to 4.97%, such rate having been derived as follows: (a) the Class A-5 Certificate Interest Rate; minus (b) 2.50%.

         Investment Letter: The letter required from each initial purchaser of the Class B Certificates and from each prospective transferee of a Class B Certificate pursuant to Section 4.02, substantially in the form of Exhibit C hereto.

         Liquidated Mortgage Loan: Any Mortgage Loan or REO Property in respect of a Mortgage Loan on which a Monthly Payment is in excess of 30 days past due and as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to collect have been recovered from or on account of such defaulted Mortgage Loan or the related REO Property; provided that in any event such defaulted Mortgage Loan or the related REO Property shall be deemed uncollectible and therefore deemed a Liquidated Mortgage Loan upon the earlier of: (a) with respect to a Title I Mortgage Loan, the receipt of FHA Insurance Proceeds after the submission of an FHA Claim, (b) the liquidation of the related REO Property acquired through foreclosure or similar proceedings, (c) the determination by the Servicer in accordance with customary servicing practices that no further amounts are collectible from the Mortgage Loan and any related security, or (d) the date on which any portion of a Monthly Payment on any Mortgage Loan is in excess of 300 days past due.

         Liquidation Proceeds: With respect to a Liquidated Mortgage Loan, any cash amounts received in connection with the liquidation of such Liquidated Mortgage Loan, whether through trustee's sale, foreclosure sale, REO Disposition or otherwise, and any other amounts required to be deposited in the Collection Account pursuant to Section 5.07 (in each case other than FHA Insurance Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds).





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 12

         Loan Sale Agreement: Each loan sale agreement entered into by the Transferor, as purchaser, pursuant to which the Transferor has acquired any of the Mortgage Loans and which shall include all of the rights and benefits of the Transferor thereunder, subject to any limitations thereunder regarding assignment by the Transferor.

         Majority Certificateholders: (i) Until such time as the sum of the Class Principal Balances of all Classes of Class A Certificates have been reduced to zero, the Holder or Holders of in excess of 50% of the Class Principal Balance of all Classes of Class A Certificates (accordingly, the Holders of the Class B Certificates shall be excluded from any rights or actions of the Majority Certificateholders during such period); and (ii) thereafter, the Holder or Holders of in excess of 50% of the Class Principal Balance of the Class B Certificates.

         Modified Mortgage Loan: A Mortgage Loan with respect to which the Servicer has deferred delinquent interest and has modified the terms thereof to increase the principal amount of such Mortgage Loan, both pursuant to Section 5.01(b).

         Monthly Payment: The scheduled monthly payment of principal and/or interest required to be made by an Obligor on the related Mortgage Loan, as set forth in the related Note.

         Moody's: Moody's Investors Service, Inc. or any successor thereto.

         Mortgage: The mortgage, deed of trust or other instrument creating a lien in accordance with applicable law on a Mortgaged Property to secure the Note which evidences a secured Mortgage Loan.

         Mortgage Loan Interest Rate: The fixed annual rate of interest borne by a Note, as shown on the related Mortgage Loan Schedule.

         Mortgage Loan Schedule: The schedule of Initial Mortgage Loans attached hereto as Exhibit B, as amended or supplemented from time to time, including any schedules of Subsequent Mortgage Loans attached as exhibits to any Subsequent Transfer Agreement, such schedules identifying each Mortgage Loan by address of the Mortgaged Property and the name(s) of each Obligor and setting forth as to each Mortgage Loan the following information: (i) the Principal Balance as of the applicable Cut-Off Date, (ii) the account number,
(iii) the original principal amount, (iv) the Due Date, (v) the Mortgage Loan Interest Rate, (vi) the first date on which a Monthly Payment is due under the related Note, (vii) the Monthly Payment, (viii) the maturity date of the related Note, (ix) the remaining number of months to maturity as of the applicable Cut-Off Date, (x) the applicable Mortgaged Property State and (xi) whether the Mortgage Loan is a Title I Mortgage Loan or a Conventional Mortgage Loan.

         Mortgage Loans: The Initial Mortgage Loans and the Subsequent Mortgage Loans. As applicable, Mortgage Loan shall be deemed to refer to the related Note, Mortgage, and any related REO Property acquired through foreclosure of a related Mortgage. The term "Mortgage Loan" shall include and encompass, as to any Title I Mortgage Loan, the FHA Insurance applicable thereto, the right to file an FHA Claim thereunder and the right to receive any FHA Insurance Proceeds in respect thereof.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 13

         Mortgaged Property: The property (real, personal or mixed) encumbered by the Mortgage which secures the Note evidencing a secured Mortgage Loan.

         Mortgaged Property States: Each state in which any Mortgaged Property securing an Initial Mortgage Loan is located as set forth in the Mortgage Loan Schedule, and any other state wherein a Mortgaged Property securing any Subsequent Mortgage Loan may be located as set forth in the applicable Mortgage Loan Schedule.

         Net Liquidation Proceeds: Liquidation Proceeds net of any reimbursements to the Servicer made therefrom for any unreimbursed Servicing Advances made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Mortgage Loan or REO Property pursuant to Sections 5.02 and 5.07 hereof.

         Net Loan Losses: On each Distribution Date, with respect to the Liquidated Mortgage Loans occurring or becoming such during the immediately preceding Due Period, an amount (but not less than zero) determined as of the related Determination Date equal to the sum of (i) the Net Principal Loan Losses, plus (ii) any accrued and unpaid interest on such Liquidated Mortgage Loan, minus the amount of any recoveries with respect to such Liquidated Mortgage Loans attributable to interest from whatever source received during any Due Period, including any subsequent Due Period

         Net Principal Loan Losses: On each Distribution Date, with respect to the Liquidated Mortgage Loans occurring or becoming such during the immediately preceding Due Period, an amount (but not less than zero) determined as of the related Determination Date equal to:

         (i) the aggregate uncollected Principal Balances of such Liquidated Mortgage Loans immediately prior to the date of liquidation and without the application of any amounts included in clause (ii) below, minus

         (ii) the aggregate amount of any recoveries attributable to principal from whatever source received during any Due Period, with respect to such Liquidated Mortgage Loans, including any subsequent Due Period, and including any Net Liquidation Proceeds, any FHA Insurance Proceeds, any Insurance Proceeds, any Released Mortgaged Property Proceeds, any payments from the related Obligor and any payments made pursuant to Section 3.05;

provided, however, that for purposes of determining the Required Conventional Credit Support Multiple and the Required Title I Credit Support Multiple the following modifications shall be applied in determining Net Principal Loan
Losses: (a) all of the preceding references to "Liquidated Mortgage Loans" shall be replaced with "Defaulted Mortgage Loans"; and (b) the amount of any recoveries with respect to such Defaulted Mortgage Loans shall exclude any FHA Insurance Proceeds.

         Non-United States Person:  Any Person other than a United States
Person.

         Note: The note or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Mortgage Loan.

         Obligor: Each obligor on a Note.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 14

         Officer's Certificate: A certificate delivered to the Trustee signed by the President or a Vice President or an Assistant Vice President of the Depositor, the Servicer or any FHA Claims Administrator then serving as agent and attorney-in-fact for the Trustee, in each case, as required by this Agreement.

         Original Class Principal Balance: In the case of the Class A-1 Certificates, $71,160,000; in the case of the Class A-2 Certificates $17,200,000; in the case of the Class A-3 Certificates, $39,080,000; in the case of the Class A-4 Certificates, $10,630,000; in the case of the Class A-5 Certificates, $25,460,000; in the case of the Class A-6 Certificates, $30,380,000; in the case of the Class A-7 Certificates, $27,060,000; in the case of the Class A-8 Certificates, $20,655,000; and in the case of the Class B Certificates, $8,375,000.

         Overcollateralization Reduction Amount: With respect to any Distribution Date prior to an Overcollateralization Stepdown Date, zero; with respect to any Distribution Date on an Overcollateralization Stepdown Date, the lesser of (x) the Excess Overcollateralization Amount on such Distribution Date and (y) the Principal Remittance Amount and the Principal Carry-Forward Amount on such Distribution Date.

         Overcollateralization Stepdown Date: Any Distribution Date with respect to which the Required Class A Overcollateralization Amount is reduced as a result of a reduction in (i) the Required Conventional Credit Support Multiple or (ii) the Required Title I Credit Support Multiple.

         Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Paying Agent: Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 13.12 and is authorized by the Trustee to make payments on the Certificates on behalf of the Trustee.

         Percentage Interest: With respect to any Certificate, except the Class R Certificates, the portion of the Class evidenced by such Certificate, expressed as a percentage rounded to five decimal places, equivalent to a fraction, the numerator of which is the denomination represented by such Certificate and the denominator of which is the Original Class Principal Balance of such Class. With respect to any Class R Certificate, the portion of the Class evidenced thereby as stated on the face of such Certificate.

         Permitted Investments:  Each of  the following:

                 (i) obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                 (ii)     a repurchase agreement that satisfies the following
         criteria and is acceptable to the Certificate Insurer:   (1) must be
         between the Trustee and either (a) primary dealers on the Federal Reserve reporting dealer list which are rated in one of the two highest categories for long-term unsecured debt obligations by each Rating Agency, or (b) banks rated in one of the two highest categories for long-term unsecured debt obligations by each Rating





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 15

         Agency; and (2) the written repurchase agreement must include the
         following:   (a) securities which are acceptable for the transfer and
         are either (I) direct U.S. governments obligations, or (II) obligations of a Federal agency that are backed by the full faith and credit of the U.S. government, or FNMA or FHLMC; (b) a term no greater than 60 days for any repurchase transaction; (c) the collateral must be delivered to the Trustee or a third party custodian acting as agent for the Trustee by appropriate book entries and confirmation statements, with a copy to the Certificate Insurer, and must have been delivered before or simultaneous with payment (i.e., perfection by possession of certificated securities); and (d) the securities sold thereunder must be valued weekly, marked-to-market at current market price plus accrued interest and the value of the collateral must be equal to at least 104% of the amount of cash transferred by the Trustee under the repurchase agreement and if the value of the securities held as collateral declines to an amount below 104% of the cash transferred by the Trustee plus accrued interest (i.e. a margin call), then additional cash and/or acceptable securities must be transferred to the Trustee to satisfy such margin call; provided, however, that if the securities used as collateral are obligations of FNMA or FHLMC, then the value of the securities held as collateral must equal at least 105% of the cash transferred by the Trustee under such repurchase agreement;

                 (iii) certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state, including the Trustee; provided that the debt obligations of such depository institution or trust company at the date of the acquisition thereof have been rated by each Rating Agency in one of its two highest long-term rating categories;

                 (iv) deposits, including deposits with the Trustee, which are fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, as the case may be;

                 (v) commercial paper of any corporation incorporated under the laws of the United States or any state thereof, including corporate affiliates of the Trustee, which at the date of acquisition is rated by each Rating Agency in its highest short-term rating category and which has an original maturity of not more than 365 days;

                 (vi) debt obligations rated by each Rating Agency at the time at which the investment is made in its highest long-term rating category (or those investments specified in (iii) above with depository institutions which have debt obligations rated by each Rating Agency in one of its two highest long-term rating categories);

                 (vii) money market funds which are rated by each Rating Agency at the time at which the investment is made in its highest long-term rating category, any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth in the Certificates or this Agreement; or

                 (viii) any other demand, money market or time deposit obligation, security or investment as may be acceptable to each Rating Agency and the Certificate Insurer at the time at which the investment is made;





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 16 provided that no instrument described in the foregoing subparagraphs shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described in the foregoing subparagraphs may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

         Each reference in this definition of "Permitted Investments" to the Rating Agency shall be construed, in the case of each subparagraph above referring to each Rating Agency, as a reference to Standard & Poor's and Moody's.

         Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization (as defined below) or any agency or instrumentality of either of the foregoing,
(iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any other Person so designated by the Trustee or the Depositor if the transfer of an Ownership Interest in a Class R Certificate to such Person may cause the REMIC to fail to qualify as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code at any time that any Certificates are outstanding, or (vi) any other Person so designated by the Trustee based upon an opinion of counsel, which opinion shall be at the expense of the Transferor, that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by any such governmental unit.

         Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

         Plan: As defined in Section 4.02(e).

         Pool Principal Balance: The aggregate Principal Balances of the Mortgage Loan as of any Determination Date.

         Post Liquidation Proceeds: As defined in Section 5.02.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 17

         Preference Amount: Any amount previously distributed to the Holder of an Insured Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, in accordance with a final, non-appealable order of a court having competent jurisdiction.

         Pre-Funding Account:   The account established and maintained by the
Trustee pursuant to Section 5.15, which account is not part of the REMIC.

         Pre-Funding Account Deposit: An amount equal to $80,891,144.24.

         Pre-Funding Account Weighted Average Balance: For purposes of computing the Projected Interest Shortfall, on any date of determination, with respect to the calculation of the weighted average balance of the amount on deposit on a daily basis in the Pre-Funding Account for the Due Period in which such date of determination occurs, (x) the total of (A) the sum of the actual amount on deposit in the Pre-Funding Account on each day in such Due Period prior to such date of determination plus (B) the product of (i) the amount on deposit in the Pre-Funding Account on such date of determination and (ii) the number of days remaining in such Due Period including the date of determination (but assuming a 30 day month), divided by (y) thirty (30) days or, with respect to the first Due Period, ten (10) days.

         Pre-Funding Termination Distribution Date: The first Distribution Date following the Due Period in which the Funding Period ends.

         Prepayment Assumption: For REMIC purposes, an assumed constant rate of prepayment equal to 14% per annum.

         Principal Balance: With respect to any Mortgage Loan or related REO Property, (i) at the applicable Cut-Off Date, the outstanding principal balance of the Mortgage Loan as of such Cut-Off Date and (ii) with respect to any Due Period after such Cut-Off Date, the outstanding principal balance of the Mortgage Loan as of the first day of such Due Period (after giving effect to all payments received thereon and the reclassification of any Mortgage Loan as a Liquidated Mortgage Loan during the immediately preceding Due Period), without giving effect to amounts received in respect of such Mortgage Loan or related REO Property after such day; provided, however, with respect to a Modified Mortgage Loan, the Principal Balance of such Modified Mortgage Loan shall be the product of (i) the outstanding principal balance thereof as of the first day of such Due Period and (ii) the REMIC Factor for such Modified Mortgage Loan. Any Liquidated Mortgage Loan shall have a Principal Balance of zero.

         Principal Carry-Forward Amount: As of any Distribution Date, the amount, if any, by which (i) the Remittance Amount (excluding the amounts described in clauses (ii) and (iv) and the interest portion of clause (iii) of the definition thereof) with respect to any Class of Certificates, exclusive of the Class R Certificates, as of the immediately preceding Distribution Date exceeded (ii) the amount of the actual distribution of principal to the Holders of such Class of Certificates made pursuant to the applicable clause in Section 6.05(b) for such Class on such immediately preceding Distribution Date.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 18

         Principal Prepayment: With respect to any Mortgage Loan and with respect to any Due Period, any principal amount received on a Mortgage Loan in excess of the scheduled principal amount included in the Monthly Payment due on the Due Date in such Due Period.

         Principal Remittance Amount: As to any Distribution Date, the lesser of (A) the aggregate Class Principal Balance of the Class A and Class B Certificates immediately prior to such Distribution Date and (B) the greater of
(1) the sum of (i) each scheduled payment of principal received by the Servicer (exclusive of Principal Prepayments and amounts described in clause (B)(iii) hereof) in the related Due Period, excluding any partial or advance payments (other than any Principal Prepayments) held by the Servicer in accordance with customary mortgage loan servicing practices and the FHA Regulations, if applicable; (ii) all Principal Prepayments received by the Servicer during the related Due Period; (iii) the principal portion (as determined in accordance with Section 2.08) of all Net Liquidation Proceeds, FHA Insurance Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period; (iv) (a) that portion of the purchase price (as provided in Section 3.05(a)) of any repurchased Mortgage Loans which represents principal and (b) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date; and
(v) upon the reduction of the Class A Overcollateralization Level to zero, in each case as of the related Determination Date, then with respect to the Class A Certificates the principal portion of any Net Principal Loan Losses in respect of Mortgage Loans which became Liquidated Mortgage Loans during the preceding Due Period and (2) the amount by which (i) the Class Principal Balance of the Class A Certificates as of the preceding Distribution Date (after giving effect to all payments of principal on such preceding Distribution Date) exceeds (ii) the Pool Principal Balance plus funds on deposit in the Pre-Funding Account, each as of the immediately preceding Determination Date.

         Projected Interest Shortfall: In connection with the calculation of the Capitalized Interest Account Requirement pursuant to Section 5.16 as determined by the Trustee on any Business Day prior to August 30, 1996, the Projected Interest Shortfall shall be the amount equal to the sum of (A) with respect to the Due Period in which such date of determination occurs the Interest Shortfall Rate, multiplied by the Pre-Funding Account Weighted Average Balance, multiplied by the number of days in such Due Period (except for the first Due Period, multiplied by 10 days), and divided by 360 days, plus (B) with respect to any Due Period thereafter ending on or before August 30, 1996, the Interest Shortfall Rate, multiplied by the balance in the Pre-Funding Account as of such date of determination, multiplied by the number of days in such Due Period thereafter ending on or before August 30, 1996, and divided by 360 days; assuming in the case of each Due Period other than the first Due Period, a 360-day year consisting of twelve 30- day months.

         Prospectus: The final Prospectus, dated as of June 14, 1996, as supplemented by the Prospectus Supplement, dated as of June 14, 1996 prepared by the Transferor and the Depositor in connection with the initial issuance and sale of the Class A Certificates.

         Purchase Price:  As defined in Section 3.05 herein.

         Qualified Mortgage: The meaning set forth for such term from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto).

         Qualified Substitute Mortgage Loan: A mortgage loan or mortgage loans substituted for a Deleted Mortgage Loan pursuant to Section 2.06 or 3.05, which
(i) has or have an interest rate or





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 19 rates of not less than (and not more than two percentage points more than) the Mortgage Loan Interest Rate for the Deleted Mortgage Loan, (ii) matures or mature not more than one year later than and not more than one year earlier than the Deleted Mortgage Loan, (iii) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Deleted Mortgage Loan as of such date, (iv) has or have a lien priority no lower than the Deleted Mortgage Loan, (v) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto), (vi) complies or comply as of the date of substitution with each representation and warranty set forth in Section 3.03, (vii) in the case of a Deleted Mortgage Loan which is a Title I Mortgage Loan, is the same type of loan as the Deleted Mortgage Loan, either a property improvement loan or a manufactured home loan (as those terms are defined in the FHA Regulations) and is covered by FHA Insurance under the Title I Program, and (viii) is secured by a Mortgage on Mortgaged Property. Notwithstanding clause (ii) above, a mortgage loan or mortgage loans proposed to be substituted for one or more Deleted Mortgage Loans shall not be "Qualified Substitute Mortgage Loans" if the substitution thereof would result in any deferral of the "latest possible maturity date" (as such term is used in Section 2.07(c)) of any Class of the Class A or Class B Certificates. For purposes of determining whether multiple mortgage loans proposed to be substituted for one or more Deleted Mortgage Loans pursuant to
Section 2.06 or 3.05 are in fact "Qualified Substitute Mortgage Loans" as provided above, the criteria specified in clauses (i), (ii) and (iii) above may be considered on an aggregate or weighted average basis, rather than on a loan-by-loan basis (e.g., so long as the weighted average Mortgage Loan Interest Rate of any mortgage loans proposed to be substituted is not less than (and not more than two percentage points more than) the Mortgage Loan Interest Rate for the designated Deleted Mortgage Loan or Mortgage Loans, the requirements of clause (i) above would be deemed satisfied).

         Rating Agency or Rating Agencies: Either or both of (i) Standard & Poor's, or (ii) Moody's, provided that when the terms Rating Agency or Rating Agencies are used in reference to the Insured Certificates, such terms shall mean one or both of Standard & Poor's or Moody's.

         Ratings: The ratings initially assigned to each of the Class A Certificates by the Rating Agencies, which initially, shall be "AAA" by S&P and "Aaa" by Moody's.

         Record Date: The close of business on the last Business Day of the month immediately preceding the month in which a Distribution Date occurs.

         Released Mortgaged Property Proceeds: With respect to any Mortgage Loan, proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which in either case are not released to the Obligor in accordance with applicable law, customary second mortgage servicing procedures and this Agreement.

         REMIC: The "real estate mortgage investment conduit" within the meaning of Section 860D of the Code consisting of the assets in the Trust Fund except the Pre-Funding Account and the Capitalized Interest Account.

         REMIC Administrator: The Servicer in its capacity as performing certain of its duties hereunder relating to (i) the generation of reports, including the Servicer's Monthly Remittance





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 20

Report and the Servicer's Monthly Statement, (ii) the calculation of distributions pursuant to Section 6.05(b) (which is commonly referred to as "bond administration") and (iii) the REMIC Administration of the Trust Fund, including the required federal and state tax filings; provided that the Servicer may contract all or any portion of such duties to one or more third parties, but the Servicer shall remain responsible for the performance of such duties by a third party.

         REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

         REMIC Factor: With respect to any Modified Mortgage Loan, an amount equal to (i) the outstanding principal balance thereof immediately prior to such Modified Mortgage Loan being modified divided by (ii) the outstanding principal balance thereof immediately after such Modified Mortgage Loan was modified.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and any related provisions and proposed, temporary and final Treasury regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Amount: As to any Distribution Date and with respect to each Class of Certificates, exclusive of the Class R Certificates, the sum of
(i) the Principal Remittance Amount, if any, applicable to such Class of Certificates pursuant to the priority scheme set forth in Section 6.05(b), (ii) the Interest Remittance Amount applicable to such Class of Certificates, (iii) an amount equal to any amount that constitutes any Obligor payment that is recovered from the Certificateholders of such Class during the related Due Period as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction, (iv) the Interest Carry-Forward Amount, if any, applicable to such Class of Certificates, and (v) the Principal Carry-Forward Amount, if any, applicable to such Class of Certificates.

         REO Disposition: The final sale by the Servicer of a Mortgaged Property acquired by the Servicer in foreclosure or by deed in lieu of foreclosure. The proceeds of any REO Disposition constitute part of the definition of Liquidation Proceeds.

         REO Property:  As defined in Section 5.07.

         Required Class A Overcollateralization Level: On each Distribution Date, as of the related Determination Date the amount equal to the sum of the Required Title I OC Level and the Required Conventional OC Level.

         Required Conventional OC Level: On each Distribution Date, as of the related Determination Date the amount equal to the greater of (1) 1.0% of the sum of the aggregate Principal Balances as of the applicable Cut-Off Dates of the Conventional Mortgage Loans (the "Required Conventional OC Floor"), and
(2) the product of (x) the Required Conventional Credit Support Multiple and
(y) 8.75% of the aggregate Principal Balances as of the applicable Cut-Off Dates of the Conventional Mortgage Loans; provided, however, that on each Distribution Date on or after the Credit Support Reduction Date on which the rolling three month delinquency and default





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 21 multiple set forth in clause (i) of the definition of the Required Conventional Credit Support Multiple is equal to 1.0, as of the related Determination Date, the amount equal to the greater of (1) the Required Conventional OC Floor, and
(2) the product of (x) the Required Conventional Credit Support Multiple and
(y) the lesser of (A) 8.75% of the aggregate Principal Balances as of the applicable Cut-Off Dates of the Conventional Mortgage Loans and (B) 17.5% of the aggregate outstanding Principal Balances of the Conventional Mortgage Loans; provided further, however, that the Required Conventional OC Level shall not be reduced pursuant to the preceding proviso clause if the rolling three month delinquency and default multiple in clauses (i) through (iv) of the definition of Required Conventional Credit Support Multiple results in an amount greater than 1.0 and the cumulative default multiple in clause (v) and the proviso of such definition results in an amount greater than 1.25. Notwithstanding the preceding, in the event that the Subsequent Mortgage Loans violate or fail to conform or comply in all material respects with the conditions and requirements for delivery thereof as set forth herein and in the Certificate Insurer Commitment (as defined in Section 3.04(a)), then, upon written notice to each of the other parties hereto and the Rating Agencies, the Certificate Insurer, in its sole discretion, may modify the preceding definition, without the requirement of an amendment of this Agreement, for a sixty (60) day period after the last day of the Due Period in which the Funding Period ends.

         Required Conventional Credit Support Multiple: On each Distribution Date, as of the related Determination Date the amount calculated as follows:
(i) if less than 8.0% (by Principal Balance) of the Conventional Mortgage Loans are more than 30 days delinquent, and if less than 5.0% (by Principal Balance) of the Conventional Mortgage Loans are more than 60 days delinquent, and if less than 4.0% (by Principal Balance) of the Conventional Mortgage Loans have become Defaulted Mortgage Loans, then such amount will be 1.0; (ii) if less than 9.0% (by Principal Balance) of the Conventional Mortgage Loans are more than 30 days delinquent, and if less than 6.0% (by Principal Balance) of the Conventional Mortgage Loans are more than 60 days delinquent, and if less than 5.0% (by Principal Balance) of the Conventional Mortgage Loans have become Defaulted Mortgage Loans, then such amount will be 1.25; (iii) if less than 12.0% (by Principal Balance) of the Conventional Mortgage Loans are more than 30 days delinquent, and if less than 7.0% (by Principal Balance) of the Conventional Mortgage Loans are more than 60 days delinquent, and if less than 6.0% (by Principal Balance) of the Conventional Mortgage Loans have become Defaulted Mortgage Loan, then such amount will be 1.5; (iv) if 12.0% or more (by Principal Balance) of the Conventional Mortgage Loans are more than 30 days delinquent, or if 7.0% or more (by Principal Balance) of the Conventional Mortgage Loans are more than 60 days delinquent, or if 6.0% or more (by Principal Balance) of the Conventional Mortgage Loans have become Defaulted Mortgage Loans then such amount will be 2.5; or (v) if 3.0% or more (based on Net Principal Loan Losses) of the Conventional Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis on or prior to the first anniversary of the May 31, 1996 Cut-Off Date, or if 6.5% or more (based on Net Principal Loan Losses) of the Conventional Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis on or prior to the second anniversary of the May 31, 1996 Cut-Off Date, or if 8.5% or more (based on Net Principal Loan Losses) of the Conventional Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis on or prior to the third anniversary of the May 31, 1996 Cut-Off Date, or if 10.0% or more (based on Net Principal Loan Losses) of the Conventional Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis on or prior to the fourth anniversary of the May 31, 1996 Cut-Off Date and thereafter, then such amount will be 2.5; provided, however, that such 2.5 multiple in clause (v) shall be reduced to an amount equal to 1.25, if the Conventional Mortgage Loans (based on Net Principal Loan Losses) that have become Defaulted Mortgage Loans on a cumulative basis are determined to be less than the





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 22 foregoing percentages of 3.0%, 6.5%, 8.5% and 10.0% during the relevant time periods in such clause (v) and if the rolling three month delinquency and default multiple in clauses (i) through (iv) results in an amount of either 1.0 or 1.25. Except with respect to the calculations on a cumulative basis in clause (v) and the proviso clause of the preceding sentence, the above delinquency percentages for clauses (i) through (iv) will be calculated as the average of the ratios for the immediately preceding three Due Periods based on the outstanding aggregate Principal Balances for all Conventional Mortgage Loans which are 30 or 60 days or more delinquent, respectively, over the outstanding aggregate Principal Balance for all Conventional Mortgage Loans, and such default percentages will be calculated on an annualized basis as the average of the ratios for the immediately preceding three Due Periods where such ratio equals the quotient of (A) 12 times the aggregate Net Principal Loan Losses for such Conventional Mortgage Loans that became Defaulted Mortgage Loans, over (B) the aggregate outstanding Principal Balance of such Conventional Mortgage Loans as of the beginning of the related Due Period. The cumulative default percentages for clause (v) and the proviso clause above shall be calculated after giving effect to any recovery of proceeds received by the Servicer with respect to such Defaulted Mortgage Loans in accordance with the definition of Net Principal Loan Losses. Notwithstanding the preceding, in the event that the Subsequent Mortgage Loans violate or fail to conform or comply in all material respects with the conditions and requirements for delivery thereof as set forth herein and in the Certificate Insurer Commitment (as defined in Section 3.04(a)), then, upon written notice to each of the other parties hereto and the Rating Agencies, the Certificate Insurer, in its sole discretion, may modify the preceding definition, without the requirement of an amendment of this Agreement, for a sixty (60) day period after the last day of the Due Period in which the Funding Period ends.

         Required Title I OC Level: On each Distribution Date, as of the related Determination Date the amount equal to the greater of (1) the sum of
(a) 1.0% of the sum of the aggregate Principal Balances as of the applicable Cut-Off Dates of the Title I Mortgage Loans, (b) plus the difference (but not less than zero) between (I) 10.0% of the aggregate Principal Balances as of the applicable Cut-Off Dates of the Title I Mortgage Loans, minus (II) the Initial FHA Insurance Amount (the "Required Title I OC Floor"), and (2) the product of
(x) the Required Title I Credit Support Multiple, and (y) 2.0% of the aggregate Principal Balances as of the applicable Cut-Off Dates of the Title I Mortgage Loans; provided, however, that on each Distribution Date on or after the Credit Support Reduction Date on which the rolling three month delinquency and default multiple set forth in clause (i) of the definition of the Required Title I Credit Support Multiple is equal to 1.0, as of the related Determination Date, the amount equal to the greater of (1) the Required Title I OC Floor, and (2) the product of (x) the Required Title I Credit Support Multiple, and (y) the lesser of (A) 2.0% of the aggregate Principal Balances as of the applicable Cut-Off Dates of the Title I Mortgage Loans or (B) 4.0% of the aggregate outstanding Principal Balances of the Title I Mortgage Loans; provided further, however, that the Required Title I OC Level shall not be reduced pursuant to the preceding proviso clause if the rolling three month delinquency and default multiple in clauses (i) through (iv) of the definition of Required Title I Credit Support Multiple results in an amount greater than
1.0 and the cumulative default multiple in clause (v) and the proviso of such definition results in an amount greater than 1.25. Notwithstanding the preceding, in the event that the Subsequent Mortgage Loans violate or fail to conform or comply in all material respects with the conditions and requirements for delivery thereof as set forth herein and in the Certificate Insurer Commitment (as defined in Section 3.04(a)), then, upon written notice to each of the other parties hereto and the Rating Agencies, the Certificate Insurer, in its sole discretion, may modify the preceding definition, without the requirement of an amendment of this Agreement, for a sixty (60) day period after the last day of the Due Period in which the Funding Period ends.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 23

         Required Title I Credit Support Multiple: On each Distribution Date, as of the related Determination Date the amount calculated as follows: (i) if less than 9.0% (by Principal Balance) of the Title I Mortgage Loans are more than 30 days delinquent, and if less than 5.0% (by Principal Balance) of the Title I Mortgage Loans are more than 60 days delinquent, and if less than 5.0% (by Principal Balance) of the Title I Mortgage Loans have become Defaulted Mortgage Loans, then such amount will be 1.0; (ii) if less than 10.0% (by Principal Balance) of the Title I Mortgage Loans are more than 30 days delinquent, and if less than 6.0% (by Principal Balance) of the Title I Mortgage Loans are more than 60 days delinquent, and if less than 6.0% (by Principal Balance) of the Title I Mortgage Loans have become Defaulted Mortgage Loans, then such amount will be 1.25; (iii) if less than 13.0% (by Principal Balance) of the Title I Mortgage Loans are more than 30 days delinquent, and if less than 7.0% (by Principal Balance) of the Title I Mortgage Loans are more than 60 days delinquent, and if less than 7.0% (by Principal Balance) of the Title I Mortgage Loans have become Defaulted Mortgage Loans, then such amount will be 1.5; (iv) if 13.0% or more (by Principal Balance) of the Title I Mortgage Loans are more than 30 days delinquent, or if 7.0% or more (by Principal Balance) of the Title I Mortgage Loans are more than 60 days delinquent, or if 7.0% or more (by Principal Balance) of the Title I Mortgage Loans have become Defaulted Mortgage Loans, then such amount will be 2.5; or
(v) if 5.0% or more (based on Net Principal Loan Losses) of the Title I Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis on or prior to the first anniversary of the May 31, 1996 Cut-Off Date, or if 8.0% or more (based on Net Principal Loan Losses) of the Title I Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis on or prior to the second anniversary of the May 31, 1996 Cut-Off Date, or if 12.0% or more (based on Net Principal Loan Losses) of the Title I Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis on or prior to the third anniversary of the May 31,1996 Cut-Off Date and thereafter, then such amount will be 2.5; provided, however, that such 2.5 multiple in clause (v) shall be reduced to an amount equal to 1.25, if the Title I Mortgage Loans (based on Net Principal Loan Losses) that have become Defaulted Mortgage Loans on a cumulative basis are determined to be less than the foregoing percentages of 5.0%, 8.0% and 12.0% during the relevant time periods in such clause (v) and if the rolling three month delinquency and default multiple in clauses (i) through (iv) results in an amount of either 1.0 or 1.25. Except with respect to the calculations on a cumulative basis in clause (v) and the proviso clause of the preceding sentence, the above delinquency percentages for clauses (i) through
(iv) will be calculated as the average of the ratios for the immediately preceding three Due Periods based on the outstanding aggregate Principal Balances for all Title I Mortgage Loans which are 30 or 60 days or more delinquent, respectively, over the outstanding aggregate Principal Balances for all Title I Mortgage Loans, and such default percentages will be calculated on an annualized basis as the average of the ratios for the immediately preceding three Due Periods, where such ratio equals the quotient of (A) 12 times the aggregate outstanding Net Principal Loan Losses for such Title I Mortgage Loans that became Defaulted Mortgage Loans, over (B) the aggregate outstanding Principal Balance of such Title I Mortgage Loans as of the beginning of the related Due Period. The cumulative default percentages for clause (v) and the proviso clause above shall be calculated after giving effect to any recovery of proceeds received by the Servicer with respect to such Defaulted Mortgage Loans in accordance with the definition of Net Principal Loan Losses.
Notwithstanding the preceding, that in the event that the Subsequent Mortgage Loans violate or fail to conform or comply in all material respects with the conditions and requirements for delivery thereof as set forth herein and in the Certificate Insurer Commitment (as defined in Section 3.04(a)), then, upon written notice to each of the other parties hereto and the Rating Agencies, the Certificate Insurer, in its sole discretion, may modify the preceding definition, without the requirement of an amendment of this Agreement, for a sixty (60) day period after the last day of the Due Period in which the Funding Period ends.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 24

         Residual Interest: A "residual interest" in a "real estate mortgage investment conduit" within the meaning of Section 860G(a)(2) of the Code.

         Responsible Officer: When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to the Depositor, the Transferor, the Servicer, the Custodian or any FHA Claims Administrator, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

         Series or Series 1996-2: FIRSTPLUS Asset-Backed Certificates, Series 1996-2.

         Servicer: FFI, in its capacity as the servicer hereunder, or any successor appointed as herein provided.

         Servicer's Fiscal Year: October 1st through September 30th of each year.

         Servicer's Monthly Remittance Report: A report prepared by the Servicer substantially in the form of Exhibit D attached hereto.

         Servicer's Monthly Statement:  As defined in Section 6.06.

         Servicer's Mortgage Loan File:  As described in Exhibit E.

         Servicing Advances: Subject to Section 5.01(b), all reasonable and customary "out of pocket" costs and expenses advanced or paid by the Servicer with respect to the Mortgage Loans in accordance with the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the costs and expenses for (i) the preservation, restoration and protection of the Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments, (ii) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations pursuant to Section 5.02, (iii) the conservation, management and sale or other disposition of an REO Property pursuant to Section 5.07, (iv) the preservation of the security for a Mortgage Loan if a Superior Lien has accelerated or intends to accelerate its obligations pursuant to Section 5.10; provided that such Servicing Advances are reimbursable to the Servicer to the extent provided in the applicable clause of Section 6.05(b) or deducted or retained in calculating Net Liquidation Proceeds hereunder.

         Servicing Compensation: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Sections 7.01 and 7.03 and under the circumstances set forth herein, the Excess Servicing Fee.

         Servicing Fee: As to each Mortgage Loan (including any Mortgage Loan as to which the related Mortgaged Property has become an REO Property, but excluding any Liquidated Mortgage Loan), the fee payable monthly to the Servicer on each Distribution Date, which shall be the product of 0.75% (75 basis points) times the Principal Balance of such Mortgage Loan as of the beginning of the immediately preceding Due Period, divided by 12; provided that with respect to the first Distribution Date, such monthly fee attributable to the performance of its servicing functions





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 25 commencing on the Closing Date shall be pro rated based on ten (10) days for the first Due Period. The Servicing Fee includes any servicing fees owed or payable to any Subservicer which fees shall be paid from the Servicing Fee.

         Servicing Officer: Any officer of the Servicer or Subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appears on a list of servicing officers annexed to an Officer's Certificate furnished by the Servicer or the Subservicer, respectively, to the Trustee, on behalf of the Certificateholders and the Certificate Insurer, as such list may from time to time be amended.

         Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         Startup Day:  The day designated as such pursuant to Section 2.07.

         Subsequent Mortgage Loan: An individual property improvement and/or debt consolidation loan or purchase money loan of the type described in Subsection 3.03(v), which is assigned and transferred to the Trustee on a Subsequent Transfer Date, pursuant to a Subsequent Transfer Agreement, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the Subsequent Mortgage Loans subject to this Agreement will be identified on a Mortgage Loan Schedule attached as an exhibit to the related Subsequent Transfer Agreement.

         Subsequent Purchase Price: The Principal Balance of any Subsequent Mortgage Loans as of the applicable Cut-Off Date.

         Subsequent Transfer Agreement: With respect to any Subsequent Mortgage Loan, the agreement pursuant to which Subsequent Mortgage Loans are transferred to the Trust Fund by the Depositor, substantially in the form of Exhibit G hereto.

         Subsequent Transfer Date: The date specified in each Subsequent Transfer Agreement, but no later than August 30, 1996.

         Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement and who is an Eligible Servicer and who satisfies any requirements set forth in Section 5.12(a) in respect of the qualifications of a Subservicer.

         Subservicing Account: An account established by a Subservicer pursuant to a Subservicing Agreement, which account must be an Eligible Account.

         Subservicing Agreement: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.12(a), copies of which shall be made available, along with any modifications thereto, to the Trustee and to the Certificate Insurer.

         Substitution Adjustment: As to any date on which a substitution occurs pursuant to Sections 2.06 or 3.05, the amount, if any, by which (a) the sum of the aggregate principal balance (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Mortgage Loans as of the date of substitution plus any accrued interest thereon that is





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 26 scheduled to be paid during the Due Period in which such substitution occurs, is less than (b) the sum of the aggregate of the Principal Balances, together with accrued and unpaid interest thereon to the date of substitution, of the related Deleted Mortgage Loans.

         Superior Lien: With respect to any Mortgage Loan which is secured by other than a first priority lien, the mortgage loan(s) relating to the corresponding Mortgaged Property having a superior priority lien.

         Tax Matters Person: The Class R Certificateholder holding the largest Percentage Interest, from time to time.

         Tax Return: The federal income tax return on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the REMIC due to its classification as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

         Termination Price: As of any date of determination, an amount equal to the sum of (i) the aggregate Class Principal Balance of the Class A and Class B Certificates as of such date, and (ii) the sum of any outstanding Interest Carry-Forward Amount with respect to the Class A and Class B Certificates and 30 days' interest on the aggregate Class Principal Balance of the Class A and Class B Certificates as of such date, computed at the weighted average Mortgage Loan Interest Rate of the Mortgage Loans (including REO Properties) then outstanding.

         Title I Mortgage Loan: A Mortgage Loan that has been or will be registered by FHA for FHA Insurance under the Title I Program.

         Title I Pool Principal Balance: The aggregate Principal Balances of the Title I Mortgage Loans as of any date of determination.

         Title I Program: The mortgage insurance program authorized pursuant to the National Housing Act of 1934, as amended.

         Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

         Transfer Affidavit and Agreement:  As defined in Section 4.02(d)(i).

         Transfer Certificate:  As defined in Section 4.02(d)(i).

         Transferor: FFI, in its capacity as the transferor hereunder.

         Trust Fund: The segregated pool of assets subject hereto, constituting the trust created hereby and to be administered hereunder, designated as the "FIRSTPLUS Home Loan Trust 1996-2" and consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement,





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
including both the Initial Mortgage Loans and any Subsequent Mortgage Loans conveyed to the Trust Fund during the Funding Period, together with the Servicer's Mortgage Loan Files and the Trustee's Mortgage Loan Files relating thereto and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property, (iii) such assets and funds as are from time to time deposited in the Collection Account, the FHA Insurance Premium Account, the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account, including amounts on deposit in such accounts which are invested in Permitted Investments, (iv) the Trustee's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any Insurance Proceeds, (v) the Depositor's rights in the FHA Insurance applicable to the Title I Mortgage Loans, including the right to make FHA Claims and the right to direct any FHA Claims Administrator to make FHA Claims, subject to the terms of this Agreement, (vi) the Guaranty Policy applicable to the Class A Certificates, (vii) Net Liquidation Proceeds, FHA Insurance Proceeds, Guaranty Policy Proceeds and Released Mortgaged Property Proceeds, (viii) all right, title and interest of the Transferor in and to the obligations of any seller pursuant to a Loan Sale Agreement, (ix) all right, title and interest of the Depositor in and to the obligations of the Transferor under that certain Loan Sale Agreement dated as of June 1, 1996, between the Transferor, as seller, and the Depositor, as purchaser, (x) all right, title and interest of the Trustee, as purchaser, on behalf of the Trust Fund, under each Subsequent Transfer Agreement, and (xi) all right, title and interest of the Servicer and the Transferor in and to the rights and obligations of any Subservicer, pursuant to any Subservicing Agreement.

         Trustee: First Trust of California, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

         Trustee Fee: The annual fee payable to the Trustee, calculated and payable monthly on each Distribution Date, equal to the per annum percentage (as set forth in the Trustee Fee Agreement for the Certificates) the Pool Principal Balance as of the immediately preceding Determination Date, except with respect to the first Distribution Date such monthly amount shall be pro rated based on ten (10) days for the first Due Period.

         Trustee's Mortgage Loan File: The documents delivered to the Trustee or its designated agent pursuant to Section 2.05.

         Underwriters: Bear, Stearns & Co. Inc. and Banc One Capital Corporation pursuant to an Underwriting Agreement dated as of June 14, 1996 with the Transferor and the Depositor.

         United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

         Weighted Average Certificate Interest Rate: As of any particular date of determination, the sum of:

                 (i) the product of (1) the Class Principal Balance of the Class A-1 Certificates divided by the Class Principal Balance of the Class A Certificates and the Class B Certificates, and (2) the Certificate Interest Rate for such Class A-1 Certificates;





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 28

                 (ii) the product of (1) the Class Principal Balance of the Class A-2 Certificates divided by the Class Principal Balance of the Class A Certificates and the Class B Certificates, and (2) the Certificate Interest Rate for such Class A-2 Certificates;

                 (iii) the product of (1) the Class Principal Balance of the Class A-3 Certificates divided by the Class Principal Balance of the Class A Certificates and the Class B Certificates, and (2) the Certificate Interest Rate for such Class A-3 Certificates;

                 (iv) the product of (1) the Class Principal Balance of the Class A-4 Certificates divided by the Class Principal Balance of the Class A Certificates and the Class B Certificates, and (2) the Certificate Interest Rate for such Class A-4 Certificates;

                 (v) the product of (1) the Class Principal Balance of the Class A-5 Certificates divided by the Class Principal Balance of the Class A Certificates and the Class B Certificates, and (2) the Certificate Interest Rate for such Class A-5 Certificates;

                 (vi) the product of (1) the Class Principal Balance of the Class A-6 Certificates divided by the Class Principal Balance of the Class A Certificates and the Class B Certificates, and (2) the Certificate Interest Rate for such Class A-6 Certificates;

                 (vii) the product of (1) the Class Principal Balance of the Class A-7 Certificates divided by the Class Principal Balance of the Class A Certificates and the Class B Certificates, and (2) the Certificate Interest Rate for such Class A-7 Certificates;

                 (viii) the product of (1) the Class Principal Balance of the Class A-8 Certificates divided by the Class Principal Balance of the Class A Certificates and the Class B Certificates, and (2) the Certificate Interest Rate for such Class A-8 Certificates; and

                 (ix) the product of (1) the Class Principal Balance of the Class B Certificates divided by the Class Principal Balance of the Class A Certificates and the Class B Certificates, and (2) the Certificate Interest Rate for such Class B Certificates.

                                   ARTICLE II

                     SALE AND CONVEYANCE OF THE TRUST FUND

         Section 2.01 Creation of Trust Fund; Transfer of Trust Fund Assets; Issuance of Certificates Evidencing Interests in Trust Fund; Priority and Subordination of Ownership Interests.

         (a) The Trust Fund is hereby created. The Depositor hereby appoints the Trustee as trustee of the Trust Fund effective as of the Closing Date and the Trustee hereby acknowledges and accepts such appointment. The Trust Fund shall be administered pursuant to and in accordance with the provisions of this Agreement for the benefit of the Certificateholders and the Certificate Insurer.

         (b) The Depositor, as of the Closing Date and concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over, convey and grant to the Trustee, without recourse, but subject to the other terms and provisions of this Agreement, and does hereby grant to





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 29 the Trustee, in trust for the exclusive use and benefit of the Certificateholders and the Certificate Insurer, all of the right, title and interest of the Depositor in and to the Mortgage Loans and all other assets included or to be included in the Trust Fund, whether now owned or hereafter acquired and including, without limitation, the Initial Mortgage Loans (including all interest and principal thereon received after the related Cut-Off Date), any Subsequent Mortgage Loans (including all interest and principal thereon received after the related Cut-Off Date), the Pre-Funding Account Deposit, the Capitalized Interest Account Deposit, the Initial FHA Insurance Premium Account Deposit, and all right, title and interest of the Depositor, the Servicer and the Transferor in and to the rights and obligations of any Subservicer and the beneficial ownership interest of the Depositor in and to the FHA Insurance applicable to the Title I Mortgage Loans; provided, however, that, for the sole purpose of providing for the administration of FHA Claims under its FHA contract of insurance, the Depositor, as FHA Insurance Holder, shall remain the record title holder (on the books and records of FHA and HUD) of the FHA Insurance applicable to the Title I Mortgage Loans and HUD shall have no obligation to recognize or deal with any Person other than the FHA Insurance Holder (and the FHA Administrator as its agent and attorney-in-fact), with respect to the rights, benefits and obligations of the FHA Insurance Holder under such FHA Insurance. The Depositor shall maintain the FHA Insurance Amount for the benefit of Certificateholders and the Certificate Insurer in accordance with the provisions of this Agreement and the FHA Claims Administration Agreement. The foregoing sale, transfer, assignment, set over, conveyance and grant does not and is not intended to result in a creation or an assumption by the Trustee of any obligation of the Depositor, the Transferor or any other person in connection with the Mortgage Loans or under any agreement or instrument relating thereto except as specifically set forth herein.

         It is expressly intended that the conveyance of the Mortgage Loans, and all other assets included or to be included in the Trust Fund, by the Depositor to the Trustee as provided in this Section 2.01 or the following
Section 2.02 be, and be construed for all purposes as, an absolute conveyance of the Mortgage Loans and such other assets by the Depositor to the Trustee for the benefit of the Certificateholders and the Certificate Insurer. It is not intended that such conveyance be deemed a grant of a security interest or a pledge or collateral assignment of the Mortgage Loans and such other assets by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans or such other assets are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or such other assets, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York or any other applicable state; (b) the conveyance provided for in this Section 2.01 and the following Section 2.02 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, of a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof, all other assets included or to be included in the Trust Fund and all income and proceeds of the conversion, voluntary or involuntary, of the foregoing, whether in the form of cash, instruments, securities or other property, including without limitation, all amounts from time to time held or invested in the Accounts; (c) the possession by the Trustee or its agent of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code in effect in the State of New York or any other applicable state; (d) Uniform Commercial Code financing statements shall be filed in appropriate jurisdictions reflecting the Depositor as debtor and the Trustee, for the benefit





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
of the Certificateholders and the Certificate Insurer, as secured party; and
(e) notifications to persons holding such property, and acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee shall be made, all for the purpose of perfecting such security interest under applicable law. The Depositor and the Servicer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans or any other assets included or to be included in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

         As used in this Section 2.01, the term "security interest" shall mean a security interest as contemplated under the Uniform Commercial Code in effect in the State of New York or any other applicable state, as well as a common law pledge or collateral assignment of property to secure a debt or other obligation.

         (c) The Trustee acknowledges the conveyance to it of the Initial Mortgage Loans, the Pre-Funding Account Deposit and the Capitalized Interest Account Deposit, together with the conveyance to it of all other assets initially included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor, has executed (not in its individual capacity, but solely as Trustee) and caused to be authenticated and delivered to or upon the order of the Depositor, the Class A Certificates, the Class B Certificates and the Class R Certificates. The Class R Certificates evidence the ownership of the Residual Interests in the REMIC.

         (d) For purposes of New York law, the parties to this Agreement intend to create an "express trust" under the New York Trust law.

         Section 2.02 Conveyance of the Subsequent Mortgage Loans; Fixed Price Contract.

         (a) On or before the last day of the Funding Period, the Depositor shall convey to the Trustee, and the Trustee shall purchase on behalf of the Trust Fund for the benefit of the Certificateholders and the Certificate Insurer, pursuant to this Section 2.02 the lesser of: (i) all Mortgage Loans then in its possession that satisfy the requirements of this Section 2.02 or
(ii) the maximum principal balance of Mortgage Loans that satisfies the requirements of this Section 2.02, with respect to which the aggregate Subsequent Purchase Price does not exceed the Pre-Funding Account Deposit. Subject to the conditions set forth in this Section 2.02, in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Depositor of the Subsequent Purchase Price of the related Subsequent Mortgage Loans from amounts on deposit in the Pre-Funding Account, the Depositor shall, from time to time, on any Subsequent Transfer Date sell, transfer, assign, set over, convey and grant to the Trustee, without recourse, but subject to the other terms and provisions of this Agreement, and shall thereby grant to the Trustee, in trust for the exclusive use and benefit of the Certificateholders and the Certificate Insurer, all of the right, title and interest of the Depositor in and to each Subsequent Mortgage Loan (including all interest and principal thereon received after the related Cut-Off Date) identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Agreement and delivered by the Depositor on such Subsequent Transfer Date and all items with respect to such Subsequent Mortgage Loan included or to be included in the Trust Fund pursuant to Section 2.01 and other items in the related Trustee's Mortgage Loan File. The sale, transfer, assignment, set over, conveyance and grant





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
by the Depositor of the Subsequent Mortgage Loans to the Trustee does not and is not intended to result in a creation or an assumption by the Trustee of any obligation of the Depositor, the Transferor or any other person in connection with the Subsequent Mortgage Loans or under any agreement or instrument relating thereto except as specifically set forth herein.

         (b) The amount released from the Pre-Funding Account on any Subsequent Transfer Date in connection with any conveyance of Subsequent Mortgage Loans shall be equal to the aggregate of the Subsequent Purchase Prices for such Subsequent Mortgage Loans, which amount shall not exceed the amount then on deposit in the Pre-Funding Account. If the Subsequent Purchase Price for such Subsequent Mortgage Loans is less than the amount required to obtain the release of the interest of any third party (including any lienholder therein), then the Transferor or the Depositor shall cause the delivery of immediately available funds equal to such insufficiency to the Trustee in escrow (which funds shall not be part of the Trust Fund or the REMIC) and the Trustee, in turn, shall remit such immediately available funds, together with funds from the Pre-Funding Account equal to the Subsequent Purchase Price, to the third party designated by the Transferor or the Depositor that is releasing its interest in such Subsequent Mortgage Loans. The amount released from the Pre-Funding Account in connection with any conveyance of Subsequent Mortgage Loans shall, for federal income tax purposes, be considered cash contributed to the REMIC by the Depositor and used by the Trustee to acquire the related Subsequent Mortgage Loans pursuant to the fixed price contract established pursuant to this Section 2.02.

         With respect to any Subsequent Mortgage Loans that are Title I Mortgage Loans, the Transferor or Depositor shall remit an amount to the Trustee for deposit in the FHA Insurance Premium Account which amount shall be reasonably determined by the Transferor as necessary to provide sufficient funds for the payment of the FHA Premium Amount for such Title I Mortgage Loans on the next annual due date therefor.

         On the related Subsequent Transfer Date, the Depositor shall transfer to the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                 (i) the Subsequent Mortgage Loans to be conveyed on a given Subsequent Transfer Date must have an aggregate Principal Balance as of the related Cut-Off Date of not less than $5,000,000, except in the case of the final Subsequent Transfer Date when no minimum Principal Balance requirement shall be applicable;

                 (ii) the Transferor and/or Depositor shall provide the Trustee and the Certificate Insurer with an Addition Notice and shall provide any information reasonably requested by the Trustee or the Certificate Insurer with respect to the Subsequent Mortgage Loans;

                 (iii) the Depositor shall deliver to the Trustee and the Certificate Insurer a duly executed Subsequent Transfer Agreement, including all exhibits listed therein;

                 (iv) the Transferor shall deposit in the Collection Account all collections in respect of the Subsequent Mortgage Loans received on or after the related Cut-Off Date;





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
                 (v) the Transferor and the Depositor shall certify to the Certificate Insurer and the Trustee that, as of the Subsequent Transfer Date, the Transferor and the Depositor, respectively, was not insolvent nor was made insolvent by such transfer nor is aware of any pending insolvency;

                 (vi) the Transferor and the Depositor shall certify that such addition of Subsequent Mortgage Loans will not result in a material adverse tax consequence to the Trust Fund or the Holders of Class A Certificates;

                 (vii)    the Funding Period shall not have terminated; and

                 (viii) the Transferor shall make the representations and warranties set forth in Section 3.02 and Section 3.04(a) hereof and shall reconfirm the accuracy of the representations and warranties set forth in Section 3.03hereof.

         (c) In addition, the Transferor and/or Depositor will provide the Certificate Insurer and the Trustee with data regarding all Subsequent Mortgage Loans transferred to the Trust Fund on the related Subsequent Transfer Date, which data shall be delivered at least three Business Days prior to such Subsequent Transfer Date. No later than the end of the Funding Period, the following conditions shall have been satisfied with respect to all Subsequent Mortgage Loans transferred to the Trust Fund on any Subsequent Transfer Date:

                 (i) the Transferor and Depositor shall have delivered to the Trustee and the Certificate Insurer an Officer's Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02 and in the related Subsequent Transfer Agreements;

                 (ii) the Transferor and/or Depositor shall have delivered to the Certificate Insurer and the Trustee opinions of counsel with respect to the transfer of all of the Subsequent Mortgage Loans to the Trust Fund on any Subsequent Transfer Date substantially in the form of the opinions of counsel delivered to the Trustee and the Certificate Insurer on the Closing Date (regarding certain bankruptcy, corporate, securities and tax matters);

                 (iii) the Trustee shall deliver to the Certificate Insurer and the Depositor an opinion of counsel with respect to each of the Subsequent Transfer Agreements substantially in the form of the opinion of counsel delivered to the Depositor and the Certificate Insurer on the Closing Date;

                 (iv) the Transferor and Depositor shall make the representations and warranties set forth in Section 3.04(b) hereof; and

                 (v) the Certificate Insurer shall deliver to the Depositor and the Trustee a written notice confirming the Certificate Insurer's consent and approval to the addition of all Subsequent Mortgage Loans purchased by the Trust Fund on any Subsequent Transfer Date.

         (d) On or prior to the Closing Date, the Depositor and the Transferor shall provide to the Trustee and the Certificate Insurer a schedule of the mortgage loans (the "Subsequent Mortgage Loan Schedule") that are expected to be Subsequent Mortgage Loans, and Subsequent Mortgage Loans transferred to the Trust Fund shall only be taken from such schedule; provided, however, if





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
any such identified mortgage loans do not satisfy the requirements of Subsequent Mortgage Loans as set forth in this Section 2.02 or if any such mortgage loans are rejected as Subsequent Mortgage Loans by the Certificate Insurer, mortgage loans acceptable to the Certificate Insurer may be substituted for such defective or rejected mortgage loans only from a secondary schedule of mortgage loans (the "Secondary Subsequent Mortgage Loan Schedule") that is identified as such, and delivered to, the Trustee and Certificate Insurer on the Closing Date. The Transferor and Depositor shall certify that the Subsequent Mortgage Loans will be transferred to the Trust Fund in accordance with the foregoing and that all mortgage loans identified in both the Subsequent Mortgage Loan Schedule and the Secondary Subsequent Mortgage Loan Schedule satisfy the requirements of Subsequent Mortgage Loans as set forth in this Section 2.02 as of the Closing Date.

         Section 2.03 Ownership and Possession of Mortgage Loan Files. Upon the issuance of the Certificates, with respect to the Initial Mortgage Loans, and upon payment of the related Subsequent Purchase Price, with respect to the Subsequent Mortgage Loans, the ownership of each Note, the related Mortgage and the contents of the related Servicer's Mortgage Loan File and the Trustee's Mortgage Loan File shall be vested in the Trustee for the benefit of the Certificateholders and the Certificate Insurer, although possession of the Servicer's Mortgage Loan Files (other than items required to be maintained in the Trustee's Mortgage Loan Files) shall remain with the Servicer, or Custodian, if applicable, as contemplated in Section 3.02.

         Section 2.04     Books and Records.

         The sale of each Mortgage Loan shall be reflected on the Depositor's balance sheets and other financial statements as a sale of assets by the Depositor. The Depositor shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

         Section 2.05     Delivery of Mortgage Loan Documents.

         (a) With respect to each Initial Mortgage Loan, on the Closing Date the Transferor and the Depositor have delivered or caused to be delivered, and with respect to each Subsequent Mortgage Loan, on the related Subsequent Transfer Dates, the Transferor and the Depositor will deliver or will cause to be delivered, to the Trustee or, if a Custodian has been appointed pursuant to
Section 12.11, to the Custodian each of the following documents:

                 (i) The original Note, endorsed "PAY TO THE ORDER OF FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, AS TRUSTEE, FOR FIRSTPLUS ASSET-BACKED CERTIFICATES, SERIES 1996-2, WITHOUT RECOURSE" and signed, by facsimile or manual signature, in the name of the Depositor by a Responsible Officer thereof, together with all intervening endorsements that evidence a complete chain of title from the originator thereof to the Transferor; provided that any of the foregoing endorsements may be contained on an allonge which shall be firmly affixed to such Note;

                 (ii) With respect to each Note, either: (A) the original Mortgage, with evidence of recording thereon, (B) a copy of the Mortgage certified as a true copy by a Responsible Officer of the Transferor or by the closing attorney, if the original has been transmitted for recording but has not, at the time of delivery of this Agreement, been returned or (C) a copy





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
         of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or has been retained by the public recording office;

                 (iii) With respect to each Note, either (A) the original Assignment of Mortgage assigned to "FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, AS TRUSTEE FOR FIRSTPLUS ASSET-BACKED CERTIFICATES, SERIES 1996-2" and signed in the name of the Transferor by a Responsible Officer with evidence of recording thereon, (B) a copy of the Assignment of Mortgage, certified as a true copy by a Responsible Officer of the Transferor where the original has been transmitted for recording but has not, at the time of delivery of this Agreement, been returned or (C) a copy of the Assignment of Mortgage certified by the public recording office in those instances where the original recorded Assignment of Mortgage has been lost or has been retained by the public recording office (provided, however, that where the original Assignment of Mortgage is not being delivered to the Trustee, such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating thereto); provided that any such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by Mortgaged Properties located in the same county, if permitted by applicable law; provided, however, that the recordation of such Assignment of Mortgage shall not be required in the States (i) in which a legal opinion is delivered to the Trustee and the Certificate Insurer in accordance with subsection (c) below and (ii) that are approved by the Rating Agencies.

                 (iv) With respect to each Note, either: (A) originals of all intervening assignments of the Mortgage, with evidence of recording thereon, (B) if the original intervening assignments have not yet been returned from the recording office, a copy of the originals of such intervening assignments together with a certificate of a Responsible Officer of the Transferor or the closing attorney certifying that the copy is a true copy of the original of such intervening assignments or (C) a copy of the intervening assignment certified by the public recording office in those instances where the original recorded intervening assignment has been lost or has been retained by the public recording office; provided that the chain of intervening recorded assignments shall not be required to match the chain of intervening endorsements of the Note, so long as the chain of intervening recorded assignments, if applicable, evidences one or more assignments of the Mortgage from the original mortgage ultimately to the person who has executed the Assignment of Mortgage referred to in clause (iii) above; and

                 (v) Originals of all assumption and modification agreements, if any, or a copy certified as a true copy by a Responsible Officer of the Transferor if the original has been transmitted for recording until such time as the original is returned by the public recording office.

         (b) The Depositor agrees to deliver or cause to be delivered on or before the applicable Subsequent Transfer Date to the Trustee, or if a Custodian has been appointed pursuant to Section 12.11, to the Custodian each of the documents identified in paragraphs (i) through (v) of subsection (a) above with respect to any Subsequent Mortgage Loans.

         (c) The Transferor shall, within five Business Days after the receipt thereof, and in any event, within nine (9) months of the Closing Date (in the case of the Initial Mortgage Loans) or the





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
related Subsequent Transfer Date (in the case of the Subsequent Mortgage Loans), deliver or cause to be delivered to the Trustee or, if a Custodian has been appointed pursuant to Section 12.11, to the Custodian: (i) the original recorded Mortgage in those instances where a copy thereof certified by the Transferor was delivered to the Trustee or the Custodian; (ii) the original recorded Assignment of Mortgage, except in the States in which a legal opinion is delivered to the Trustee and Certificate Insurer as provided below and that are approved by the Rating Agencies; (iii) any original recorded intervening assignments of Mortgage in those instances where copies thereof certified by the Transferor were delivered to the Trustee or the Custodian; and (iv) the original recorded assumption and modification agreement in those instances in which a copy was delivered. Notwithstanding anything to the contrary contained in this Section 2.05, in those instances where the public recording office retains the original Mortgage or, if applicable, the Assignment of Mortgage, the intervening assignments of the Mortgage or the original recorded assumption and modification agreement after it has been recorded, or where any such original has been lost or destroyed, the Depositor and Transferor shall be deemed to have satisfied their respective obligations hereunder upon delivery to the Trustee or the Custodian of a copy, as certified by the public recording office to be a true copy of the recorded original of such Mortgage or, if applicable, the Assignment of Mortgage, intervening assignments of Mortgage or assumption and modification agreement, respectively. With respect to the States of Arizona, California, Colorado, Florida, Georgia, Nevada, Texas, Utah and Washington the Transferor and the Depositor shall have the right to deliver to the Trustee and the Certificate Insurer a legal opinion for each State providing that the recordation of the Assignment of Mortgages in such State is not necessary to transfer the related Mortgage Loans secured by Mortgaged Properties in such State, provided such legal opinion is in a form that is reasonably acceptable to the Trustee and the Certificate Insurer and such legal opinion is delivered on or before July 31, 1996. Upon the delivery and acceptance by the Trustee and Certificate Insurer of the foregoing legal opinion for each such State and the approval of the Rating Agencies, the Transferor and the Depositor shall not be required to record Assignment of Mortgages for the related Mortgage Loans secured by Mortgaged Properties located in such State and the delivery of the Assignments of Mortgages for such State to the Trustee or the Custodian on its behalf in recordable form on the Closing Date or Subsequent Transfer Date, as applicable, shall constitute full compliance with subsection (a)(iii) above. If the foregoing legal opinion is not delivered and accepted by the Trustee and Certificate Insurer for any of the foregoing States, then the Assignment of Mortgages relating to any such State shall be recorded in accordance with the first sentence of this subsection (c). Notwithstanding the preceding provisions allowing for the non-recordation of Assignments of Mortgages in certain States, if a Servicer Event of Default occurs pursuant to clause (vii) of Section 10.01 or the Transferor, as the Servicer, is terminated hereunder, then the Transferor, in its capacity as the Servicer or predecessor Servicer, shall be required to record all Assignments of Mortgages in those States in which the Transferor had previously been allowed not to record such Assignments of Mortgages.

         (d) All Mortgage Loan documents held by the Trustee or the Custodian as to each Mortgage Loan are referred to herein as the "Trustee's Mortgage Loan File." All recordings required pursuant to this Section 2.05 shall be accomplished by and at the expense of the Transferor.





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
         Section 2.06 Acceptance by Trustee of the Trust Fund; Certain Substitutions; Certification by Trustee.

         (a) The Trustee agrees to execute and deliver or cause the Custodian, if any, to execute and deliver on the Closing Date an acknowledgment of receipt of the Trustee's Mortgage Loan File for each Initial Mortgage Loan, and the Trustee agrees to execute and deliver or cause the Custodian, if any, to execute and deliver on any Subsequent Transfer Date an acknowledgment of receipt of the Trustee's Mortgage Loan File for each Subsequent Mortgage Loan. The Trustee declares that it will hold or cause the Custodian to hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee, as Trustee in trust, upon and subject to the conditions set forth herein for the benefit of the Certificateholders and the Certificate Insurer. The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage Loan File within 45 days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan or Subsequent Mortgage Loan, within 45 days after the receipt by the Trustee thereof) and to deliver or cause the Custodian to deliver to the Transferor, the Depositor, the Certificate Insurer and the Servicer a certification to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to the Trustee pursuant to this Agreement are in its possession or in the possession of the Custodian on its behalf (other than as expressly permitted by Section 2.05(a)(ii) or 2.05(c)), (ii) all documents delivered by the Depositor and the Transferor pursuant to Section 2.05 have been reviewed by the Trustee or the Custodian on its behalf and have not been mutilated or damaged and appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Obligor) and relate to such Mortgage Loan, (iii) based on the Trustee's examination, or the examination of the Custodian on behalf of the Trustee, and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage Loan File and (iv) each Note has been endorsed as provided in Section 2.05. The Trustee shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Trustee's Mortgage Loan File should include any of the documents specified in Section 2.05(a)(v).

         (b) If the Trustee during the process of reviewing the Trustee's Mortgage Loan Files finds any document constituting a part of a Trustee's Mortgage Loan File which is not executed, has not been received, is unrelated to any Mortgage Loan identified in the Mortgage Loan Schedule, does not conform to the requirements of Section 2.05 or does not conform, in all material respects, to the description thereof as set forth in the Mortgage Loan Schedule, then the Trustee shall promptly so notify the Transferor, the Servicer, the Certificate Insurer and the Depositor. In performing any such review, the Trustee may conclusively rely on the Depositor and the Transferor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Trustee's Mortgage Loan Files is limited solely to confirming that the documents listed in Section 2.05 have been received and further confirming that any and all documents delivered pursuant to Section 2.05 have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. The Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is





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
in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. If a material defect in a document constituting part of a Trustee's Mortgage Loan File is discovered, then the Depositor and Transferor shall comply with the cure, substitution and repurchase provisions of Section 3.05 hereof.

         (c) Within the three month period beginning on the Closing Date and ending on August 30, 1996, each of the Depositor and the Transferor shall have the option, exercisable in its sole discretion, to remove a Mortgage Loan from the Trust Fund and substitute therefor a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.05 applicable to substitutions made by the Transferor and subject to the further conditions that (i) the Depositor and/or the Transferor may only effect substitutions under this Section 2.06(c) which, in the aggregate, amount to (A) not more than 5.0% of the aggregate Cut-Off Date Principal Balances of the Mortgage Loans (as measured by the aggregate Principal Balance of the Deleted Mortgage Loans) on the Determination Date immediately preceding the substitution date, without Certificate Insurer approval and (B) not more than 10.0% of the aggregate Cut- Off Date Principal Balances of the Mortgage Loans (as measured by the aggregate Principal Balance of the Deleted Mortgage Loans) on the Determination Date immediately preceding the substitution date, with Certificate Insurer approval, and (ii) no such substitution shall be undertaken unless and until (A) the Trustee shall have received written assurances from each Rating Agency that such substitution once effected would not result in the ratings assigned to any Class A Certificates being downgraded and an Officer's Certificate from the Transferor or the Depositor, as applicable, stating that the substitution is not being effected for the primary purpose of recognizing gains or decreasing losses resulting from market value changes in the Deleted Mortgage Loans and Qualified Substitute Mortgage Loans included in such substitution, and (B) the Trustee and Certificate Insurer shall have received an opinion of counsel, which opinion of counsel shall be acceptable to the Trustee, that such substitution once effected would not cause the Trust Fund to be an "investment company" as defined under the Investment Company Act of 1940.

         (d) Upon receipt by the Trustee of a certification of a Servicing Officer to the effect that such substitution has occurred and that the Substitution Adjustment has been credited to the Collection Account pursuant to
Section 3.05 and remitted to the Trustee for deposit into the Certificate Account, the Trustee shall (i) release (or cause to be released) to the Servicer for release to the Depositor or the Transferor, as the case may be, the related Trustee's Mortgage Loan File for each Deleted Mortgage Loan and
(ii) execute, without recourse, representation or warranty, and deliver such instruments of transfer presented to it by the Servicer as shall be necessary to transfer such Deleted Mortgage Loan to the Depositor or the Transferor, as the case may be.

         (e) On the Distribution Date in July of each year commencing in 1997, the Trustee shall deliver to the Depositor, the Certificate Insurer and the Servicer a certification listing all Trustee's Mortgage Loan Files held by the Trustee (or by the Custodian on behalf of the Trustee) on such Distribution Date.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 38

         Section 2.07 Designations under REMIC Provisions; Designation of Startup Day; REMIC Certificate Maturity Date.

         (a) The Class A Certificates and the Class B Certificates are hereby designated as the "regular interests" and the Class R Certificates are hereby designated as the single class of "residual interest" in the REMIC for purposes of the REMIC Provisions. The Pre-Funding Account and the Capitalized Interest Account are not part of the REMIC.

         (b) The Closing Date will be the "Startup Day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

         (c) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations under the Code the "latest possible maturity date" of the Certificates is the Distribution Date occurring in October, 2018.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.01     Representations and Warranties of the Depositor.

         The Depositor hereby represents, warrants and covenants with and to the Trustee, the Servicer, the Certificate Insurer and the Certificateholders as of the Closing Date:

         (a) The Depositor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Depositor and perform its obligations as Depositor hereunder; the Depositor holds a valid Title I contract of insurance, is approved by the FHA to originate, purchase, service and/or sell loans insured under the Title I Program and is not subject to any administrative action, probation, suspension, withdrawal or termination of its contract of insurance under the Title I Program; the Depositor has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Depositor; this Agreement evidences the valid, binding and enforceable obligation of the Depositor; and all requisite action has been taken by the Depositor to make this Agreement valid, binding and enforceable upon the Depositor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

         (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes,





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 39 as to which the Depositor makes no such representation or warranty) that are necessary in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of this Agreement and the other related documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and such other documents on the part of the Depositor and the performance by the Depositor of its obligations as Depositor under this Agreement and such other documents to which it is a party;

         (c) The consummation of the transactions contemplated by this Agreement will not result in (i) the breach of any terms or provisions of the trust agreement creating and governing the Depositor, (ii) the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Depositor, or its property is subject (including, without limitation, the Depositor's Title I contract of insurance from the FHA), (iii) the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its respective property is subject, (iv) the cancellation, or termination or suspension of, or other administrative action by the FHA against, the Depositor's Title I contract of insurance or (v) the rejection by the FHA of any claims for reimbursement of losses on any loans insured under the Title I Program;

         (d) Neither this Agreement nor the Prospectus nor any statement, report or other document prepared by the Depositor and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

         (e) There is no action, suit, proceeding or investigation pending or, to the best of the Depositor's knowledge, threatened against the Depositor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Depositor or in any material impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or in any material liability on the part of the Depositor or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Depositor contemplated herein, or which would be likely to impair materially the ability of the Depositor to perform under the terms of this Agreement;

         (f) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder;

         (g) As of the Closing Date, the Trustee will have good and marketable title on behalf of the Trust Fund to each Initial Mortgage Loan and such other items comprising the corpus of the





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 40

Trust Fund free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance;

         (h) As of any Subsequent Transfer Date, the Trustee will have good and marketable title on behalf of the Trust Fund to each Subsequent Mortgage Loan transferred on such date and such other items comprising the corpus of the Trust Fund free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance; and

         (i) The transfer, assignment and conveyance of the Mortgage Loans, the Notes and the Mortgages by the Depositor pursuant to this Agreement or any Subsequent Transfer Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

         (j) The Depositor shall provide each Rating Agency and the Certificate Insurer with notice and a copy of any amendment to the Articles of Incorporation of the Depositor promptly after the filing thereof.

         Section 3.02 Representations, Warranties and Covenants of the Servicer and Transferor.

         The Servicer as such and in its capacity as the Transferor hereby represents, warrants and covenants with and to the Depositor, the Trustee, the Certificate Insurer and the Certificateholders as of the Closing Date:

         (a) The Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer and perform its obligations as Servicer hereunder; the Servicer holds a valid Title I contract of insurance, is approved by the FHA to originate, purchase, service and/or sell loans insured under the Title I Program as a servicer and lender and is not subject to any administrative action, probation, suspension, withdrawal or termination of its contract of insurance under the Title I Program; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Servicer; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid, binding and enforceable upon the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

         (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty) that are necessary in connection with the execution and delivery by the Servicer of this Agreement and the other related documents





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 41 to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and such other documents on the part of the Servicer and the performance by the Servicer of its obligations as Servicer under this Agreement and such other documents to which it is a party;

         (c) The consummation of the transactions contemplated by this Agreement will not result in (i) the breach of any terms or provisions of the charter or by-laws of the Servicer, (ii) the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Servicer or its property is subject (including without limitation the Servicer's Title I contract of insurance from the FHA), (iii) the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, (iv) the cancellation of the Servicer's Title I contract of insurance, or (v) the rejection by the FHA of any claims for reimbursement of losses on any loans insured under the Title I Program;

         (d) Neither this Agreement nor the Prospectus nor any statement, report or other document prepared by the Servicer and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

         (e) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

         (f) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder;

         (g) So long as FFI is the Servicer of the Mortgage Loans hereunder, the Servicer's Mortgage Loan Files (other than the Trustee's Mortgage Loan Files) for each Mortgage Loan will be maintained at 1250 Mockingbird Lane, Dallas, Texas 75247-4902, or, if FFI is no longer the Servicer hereunder or if FFI changes the location of the Servicer's Mortgage Loan Files (other than items required to be maintained in the Trustee's Mortgage Loan Files), the Servicer's Mortgage Loan Files (other than items required to be maintained in the Trustee's Mortgage Loan Files) for each Mortgage Loan shall be maintained at such address as may be indicated on an Officer's Certificate





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 42 executed by a Responsible Officer of the Servicer and delivered to the Trustee, the Certificate Insurer and the Depositor;

         (h) The Servicer shall not solicit any refinancing of any of the Mortgage Loans; provided, that this covenant shall not prevent or restrict the Servicer from making general solicitations, by mail, advertisement or otherwise of the general public or persons on a targeted list, so long as the list was not generated from lists of the Obligors of the Mortgage Loans; and

         (i) The Servicer shall not sell, transfer, assign or otherwise dispose of a customer or similar list comprised of the names of the Obligors under the Mortgage Loans to any third party.

         Section 3.03     Individual Mortgage Loans.

         The Transferor hereby represents and warrants to the Depositor, the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Initial Mortgage Loan, as of the Closing Date and, with respect to each Subsequent Mortgage Loan, as of the related Subsequent Transfer Date:

         (a) Mortgage Loan Information. The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the applicable Cut-Off Date.

         (b) Delivery of Mortgage Loan Documents. All of the original or certified documentation required to be delivered to the Trustee or to the Custodian on or prior to the Closing Date or the Subsequent Transfer Date, as applicable, or as otherwise provided in this Agreement has or will be so delivered.

         (c) Payments Current. No scheduled payments on the Mortgage Loans are delinquent 30 days or more as of the applicable Cut-Off Date, based on the terms under which the related Mortgages and Notes have been made, except that no more 0.5% (by aggregate Cut-Off Date Principal Balance) of the Mortgage Loans are more than 30 days but not more than 60 days delinquent. The Transferor has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the related Obligor, directly or indirectly, for the payment of any amount required by any Mortgage Loan.

         (d) No Waiver or Modification. The terms of each Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments reflected in the Trustee's Mortgage Loan File and no provision of any Mortgage or Note has been "whited out" or erased unless such modification has been initialed by each of the parties to the related Mortgage Loan. No instrument of waiver, alteration, modification or assumption has been executed except for the instruments that are part of the Trustee's Mortgage Loan File and the terms of which are reflected in the Trustee's Mortgage Loan File.

         (e) No Defenses. No Note or Mortgage is subject to any set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Note or Mortgage, or the exercise of any right thereunder, render such Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set- off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted in any





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 43 proceeding or was asserted in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated.

         (f) Compliance with Laws. Any and all requirements of any federal, state or local law applicable to each Mortgage Loan have been complied with including, without limitation, all consumer, usury, truth-in-lending, consumer credit protection, equal credit opportunity or disclosure laws applicable to each Mortgage Loan, and with respect to the Title I Mortgage Loans, the FHA Regulations; each Mortgage Loan was originated in compliance with all applicable laws and no fraud or misrepresentation was committed by any Person in connection therewith.

         (g) No Satisfaction or Release of Lien. No Mortgage has been satisfied, canceled, subordinated or rescinded, in whole or in part. No Mortgaged Property has been released from the lien of the related Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission, other than the subordination of the lien of a Mortgage securing a Mortgage Loan (in the case of a Title I Mortgage Loan, as permitted by FHA Regulations), with respect to which a related Superior Lien was released in connection with the refinancing of the mortgage loan relating to such Superior Lien.

         (h) Valid Lien. Each Note is secured by a Mortgage and each Mortgage is or creates a valid, subsisting and enforceable lien on the related Mortgaged Property, including, in the case of a Mortgage securing a property improvement loan, the land and all buildings on the Mortgaged Property.

         (i) Validity of Mortgage Loan Documents. Each Note and each Mortgage is genuine and each is the legal, valid and binding obligation of the Obligor thereof, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights in general and by general principles of equity. All parties to each Note and each Mortgage had legal capacity at the time to enter into the related Mortgage Loan and to execute and deliver such Note and Mortgage, and such Note and Mortgage have been duly and properly executed by such parties.

         (j) Full Disbursement of Proceeds. As of the applicable Cut-Off Date, the proceeds of each Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, all costs, fees and expenses incurred in making or closing each Mortgage Loan and the recording of the Mortgage were disbursed, the Obligor is not entitled to any refund of any amounts paid or due under the Note or any related Mortgage and any and all requirements set forth in the related Mortgage Loan documents have been complied with.

         (k) Ownership. Immediately prior to the conveyance thereof to the Depositor, the Transferor had good and marketable title to each Mortgage Loan, Note and Mortgage, was the sole owner thereof and had full right to sell each Mortgage Loan, Note and Mortgage to the Depositor and upon the conveyance thereof by the Transferor to the Depositor, the Depositor became the sole owner of each Mortgage Loan, Note and Mortgage free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

         (l) Ownership of Mortgaged Property. The related Servicer's Mortgage Loan File contains a title document with respect to each Mortgage Loan reflecting that title to the related Mortgaged Property is held at least 50% by the Obligor under such Mortgage Loan.





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
         (m) No Defaults. Except with respect to any delinquent scheduled payment as provided in subsection (c) above, there is no default, breach, violation or event of acceleration existing under any Mortgage or any Note and, to the best of the Transferor's knowledge, there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration and neither the Transferor nor its predecessors have waived any such default, breach, violation or event of acceleration, except as set forth in an instrument of waiver, alteration, modification or assumption that is included in the Trustee's Mortgage Loan File.

         (n) No Condemnation or Damage. To the best of the Transferor's knowledge, the physical condition of each Mortgaged Property has not deteriorated since the date of origination of the related Mortgage Loan (normal wear and tear excepted) and there is no proceeding pending for the total or partial condemnation of any Mortgaged Property.

         (o) Mortgage Remedies Adequate. Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
(ii) otherwise, by judicial foreclosure.

         (p) FHA Insurance Coverage. Each Title I Mortgage Loan is an FHA Title I property improvement loan (as such term is defined in 24 C.F.R. Part 201.2) underwritten by the originator thereof in accordance with such originator's then current underwriting guidelines and all FHA requirements for the Title I Program as set forth in the FHA Regulations, and has been or will be reported to and acknowledged by the FHA for FHA Insurance under the Transferor's Title I contract of insurance. The Transferor has no knowledge of any event which would invalidate or cancel the FHA Insurance for such Title I Mortgage Loan.

         (q) Underwriting of Conventional Mortgage Loans. Each Conventional Mortgage Loan is either a property improvement and/or debt consolidation loan or a first or junior lien purchase money loan, and has been underwritten by the originator thereof in accordance with such originator's then current underwriting guidelines.

         (r) Terms of Mortgage Loans. Each Mortgage Loan is a fixed rate loan; each Note has an original term to maturity of not less than 24 months nor more than 20 years and 32 days from the date of origination; each Note is payable in monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment which is sufficient to amortize the original principal balance over the original term and to pay interest at the related Mortgage Loan Interest Rate; and no Note provides for any extension of the original term.

         (s) Security. No Note is, or has been, secured by any collateral except the lien of the related Mortgage.

         (t) Deed of Trust. If a Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves as such and is named in the Mortgage, or a valid substitution of trustee has been recorded or may be recorded and no extraordinary fees or expenses are, or will become, payable by the Transferor to the trustee





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 45 under the deed of trust, except in connection with default proceedings and a trustee's sale after default by the related Obligor.

         (u) Value and Title I Insurability. Except with respect to conditions and circumstances expressly permitted pursuant to the applicable underwriting guidelines, the Transferor has no knowledge of any conditions or circumstances (that are not reflected in the Trustee's Mortgage Loan File or in the Servicer's Mortgage Loan File) that could reasonably be expected to materially and adversely affect the value of the related Mortgaged Property with respect to any Conventional Mortgage Loan. Further, the Transferor has no knowledge of any conditions or circumstances that could reasonably be expected to affect the FHA insurability with respect to any Title I Mortgage Loan under the Title I Program.

         (v) Types of Mortgage Loans. Each Mortgage Loan is (i) a property improvement and/or debt consolidation loan, or a first or junior lien purchase money loan, and (ii) not a loan for the purchase of a manufactured home; provided that each Title I Mortgage Loan is only a property improvement loan.

         (w) Completion of Improvements. With respect to all Title I Mortgage Loans and Conventional Home Improvement Loans (except for such Mortgage Loans that are first lien or junior lien purchase money loans, the proceeds of which have been used in part to acquire the related Mortgaged Property), all improvements to be made to each Mortgaged Property with the proceeds of the related Mortgage Loan have been completed and, except as to Mortgage Loans that are such purchase money loans or that were made by the originator thereof directly to the owner of the property being improved, the Servicer's Mortgage Loan File with respect to such Mortgage Loan contains a Completion Certificate.

         (x) Origination Practices. The origination practices used by each originator of the Mortgage Loans and the servicing and collection practices used by the Transferor with respect to each Mortgage Loan, and with respect to each Title I Mortgage Loan the refinancing practices, if applicable, have been in all material respects legal, proper, prudent and customary with respect to the loan origination and servicing business as applicable to the respective loan type, including property improvement, home equity and/or debt consolidation loans and, in the case of Title I Mortgage Loans, in compliance with all FHA Regulations.

         (y) Servicing Practices. Each Mortgage Loan has been serviced in accordance with all applicable laws and, to the best of the Transferor's knowledge, no fraud or misrepresentation was committed by any Person in connection therewith.

         (z) No Bulk Transfer. The sale, transfer, assignment, conveyance and grant of the Notes and the Mortgages by the Transferor to the Depositor were not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

         (aa) Delinquencies. As of the May 31, 1996 Cut-Off Date, none of the Initial Mortgage Loans (by outstanding principal balance) and none of the Initial Mortgage Loans (by number) were 31 days or more delinquent.

         (bb) Relief Act Matters. No Obligor has notified the Transferor, and no relief has been requested or allowed to an Obligor under the Soldiers' and Sailors' Civil Relief Act of 1940.





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
         (cc) Selection Criteria. The Mortgage Loans were not selected by the Transferor for sale to the Depositor or for inclusion in the Trust Fund on any basis intended to adversely affect the Depositor or the Trust Fund.

         (dd) REMIC Qualification. With respect to each Mortgage Loan, either: (i) the original principal balance of the Mortgage Loan as of the date of origination thereof was less than 125% of the value of the Mortgaged Property attributable to only the real property securing such Mortgage Loan less the amount of all indebtedness secured by such Mortgaged Property which is senior or pari passu with the lien of such Mortgage Loan; or (ii) substantially all of the proceeds of such Mortgage Loan were used to acquire or to improve or protect an interest in real property that, at the date of origination of such Mortgage Loan, was the only security therefor.

         (ee) Appraised Mortgage Loan-to-Value. At origination, each Title I Mortgage Loan in excess of $15,000 secured by a Mortgaged Property that was not owner-occupied, had an appraised loan-to-value ratio not in excess of 100%; provided that the FHA Regulations in effect at the time of such origination required an appraisal of the Mortgaged Property.

         (ff) Type of Mortgaged Properties. At the time of origination, each Title I Mortgage Loan with a principal balance of $7,500 or greater was secured by a lien on an owner-occupied one-to-four family dwelling.

         (gg) Senior Lien Delinquencies. No lien senior to the lien created by a Mortgage at the time of origination of the related Mortgage Loan was more than 30 days past due.

         (hh) Aggregate Principal Balances of the Conventional Mortgage Loans. The aggregate outstanding principal balances of the Conventional Mortgage Loans as of each Cut-Off Date will not represent more than 80% of the Pool Principal Balance.

         (ii)    Good Repair.  The related Mortgaged Property described in each
Note is, to the best of the Transferor's knowledge, free of damage and in good repair.

         (jj) Qualified Mortgage. Each Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

         (kk) Simple Interest. Interest for each Mortgage Loan is calculated at a rate of interest computed by the simple interest method.

         The Transferor has reviewed all of the documents constituting each Servicer's Mortgage Loan File and each Trustee's Mortgage Loan File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

         Section 3.04     Subsequent Mortgage Loans.

         (a) The Transferor shall represent and warrant to the Depositor, the Trustee, the Certificate Insurer and the Certificateholders that as of each Subsequent Transfer Date:

                 (i) No Subsequent Mortgage Loan provides for negative amortization;





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
                 (ii) No Subsequent Mortgage Loan has a Cut-Off Date or a Subsequent Transfer Date later than August 30, 1996;

                 (iii) No Subsequent Mortgage Loan has a maturity date later than August 31, 2016;

                 (iv) To the best of the Transferor's knowledge, the acquisition of the Subsequent Mortgage Loans as of such Subsequent Transfer Date will not result in a downgrading in any rating of the Class A Certificates;

                 (v) The Subsequent Mortgage Loans have not been acquired by the Trust Fund and transferred to the Trustee for the primary purpose of recognizing gains or decreasing losses resulting from market value changes in such Subsequent Mortgage Loans;

                 (vi) Each of the representations and warranties set forth in Section 3.03 is true and correct with respect to each of the Subsequent Mortgage Loans being transferred to the Trustee; and

                 (vii) To the extent applicable to each Subsequent Mortgage Loan being transferred to the Trustee, the quantitative criteria set forth in paragraphs 31 and 32 of that certain Commitment to Issue a Financial Guaranty Insurance Policy (Application No. 96-06-5053) dated as of June 20, 1996 (the "Certificate Insurer Commitment") issued by the Certificate Insurer have been satisfied .

         (b) The Transferor shall represent and warrant to the Depositor, the Trustee, the Certificate Insurer and the Certificateholders that as of the end of the Funding Period:

                 (i) The Mortgage Loans have a weighted average Mortgage Loan Interest Rate of at least 13.55% and a Mortgage Loan Interest Rate of at least 9.99%;

                 (ii) The Mortgage Loans have a weighted average original term to stated maturity of not more than 20 years;

                 (iii) No Title I Mortgage Loans have a Principal Balance as of the related Cut-Off Date of greater than $25,000 and no Conventional Mortgage Loans have a Principal Balance as of the related Cut-Off Date of greater than $75,000;

                 (iv) There is not a concentration of Mortgage Loans in a single zip code in excess of 1.75% by Pool Principal Balance;

                 (v) No more than 60% of the Mortgage Loans by Principal Balance as of the respective Cut-Off Dates shall be Conventional Combination Loans in which less than 40% of the proceeds from each such loan have been used for the improvement of the related Mortgaged Property; and





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 48

                 (vi) The other quantitative criteria set forth in paragraphs 31 and 32 of the Certificate Insurer Commitment (as defined in (a)(vii) above) have been satisfied.

         Section 3.05     Purchase and Substitution.

         (a) It is understood and agreed that the representations and warranties set forth in Sections 3.03 and 3.04, shall survive the transfer and assignment of the Mortgage Loans to the Trust Fund and delivery of the Certificates to the Certificateholders. Upon discovery by the Depositor, the Servicer, the Transferor, the Custodian, the Trustee, the Certificate Insurer or any Certificateholder of a breach of any of such representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Certificateholders or the Certificate Insurer, or which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Transferor's best knowledge), the party discovering such breach shall give prompt written notice to the others. The Transferor shall within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, promptly cure such breach in all material respects. If, however, within 60 days after the notice to the Transferor respecting such breach the Transferor has not remedied the breach and the breach materially and adversely affects the interests of the Certificateholders or the Certificate Insurer generally or in the related Mortgage Loan, the Depositor shall cause the Transferor on or before the Determination Date next succeeding the end of such 60 day period either (i) to remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the conditions set forth in this Section 3.05 or (ii) to purchase such Mortgage Loan at a purchase price equal to the Purchase Price (as defined below) by depositing such Purchase Price in the Collection Account; provided any such substitution may be effected not later than the date which is two years after the Startup Day; provided further, however, that if it is discovered that any Mortgage Loan does not constitute a Qualified Mortgage, the Transferor shall and the Trustee shall cause the Transferor to repurchase the affected Mortgage Loan or to substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan, no later than 90 days after the earliest of such discovery by the Servicer, the Transferor, the Certificate Insurer, the Depositor or the Trustee. In the event the Depositor or the Transferor is notified that any Mortgage Property is not free of damage or not in good repair, regardless of the Transferor's knowledge, the Depositor shall cause the Transferor to (x) substitute or purchase the related Mortgage Loan in accordance with clauses (i) and (ii), respectively, above or (y) repair any such Mortgaged Property such that such Mortgaged Property is free of damage and in good repair. The Transferor shall provide the Servicer, the Certificate Insurer and the Trustee with a certification of a Responsible Officer on the Determination Date next succeeding the end of such 60 day period indicating whether the Transferor is purchasing the defective Mortgage Loan or substituting in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan. With respect to the purchase of a defective Mortgage Loan pursuant to this Section, the "Purchase Price" shall be equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such Mortgage Loan to but not including the Due Date in the Due Period most recently ended prior to such Determination Date computed at the Mortgage Loan Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan, which Purchase Price shall be deposited in the Collection Account (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan and being held in the Collection Account for future distribution to the extent such amounts represent recoveries of





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
principal not yet applied to reduce the related Principal Balance or interest (net of the Servicing Fee) for the period from and after the Due Date in the Due Period most recently ended prior to such Determination Date). As to any Title I Mortgage Loan for which the related FHA Insurance has not been transferred on the books of the FHA from the Transferor's contract of insurance to the Depositor's contract of insurance within 150 days after the Closing Date (in the case of Title I Mortgage Loans that are Initial Mortgage Loans) or the related Subsequent Transfer Date (in the case of Title I Mortgage Loans that are Subsequent Mortgage Loans), the Transferor shall purchase such Mortgage Loan from the Trust Fund in the manner and at the price set forth in this
Section 3.05(a) for the purchase of a Defective Mortgage Loan; provided that such 150 day period may be extended by the Transferor with the consent of the Certificate Insurer.

         Any substitution of Mortgage Loans pursuant to this Section 3.05(a) and Section 2.06(c) shall be accompanied by payment by the Transferor of the Substitution Adjustment, if any, to be deposited in the Collection Account.
For purposes of calculating the Available Remittance Amount for any Distribution Date, amounts paid by the Transferor pursuant to this Section 3.04 in connection with the repurchase or substitution of any Mortgage Loan that are on deposit in the Collection Account as of the Determination Date for such Distribution Date shall be deemed to have been paid during the related Due Period and shall be transferred to the Certificate Account pursuant to Section 5.04(i) on the Determination Date for such Distribution Date.

         As to any Deleted Mortgage Loan for which the Transferor substitutes a Qualified Substitute Mortgage Loan or Loans, the Transferor shall effect such substitution by delivering to the Trustee (i) a certification executed by a Responsible Officer to the effect that the Substitution Adjustment has been credited to the Collection Account and remitted to the Trustee for deposit into the Certificate Account, and (ii) the documents constituting the Trustee's Loan File for such Qualified Substitute Mortgage Loan or Loans.

         In addition to the preceding repurchase obligations, each of the Depositor and the Transferor shall have the option, exercisable in its sole discretion at any time, to repurchase any Mortgage Loan from the Trust Fund in the event that such Mortgage Loan is in foreclosure, default or imminent default; provided that any repurchase pursuant to this paragraph is conducted in the same manner as the repurchase of a Defective Mortgage Loan pursuant to this Section 3.05.

         (b) The Transferor shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Transferor. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Transferor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Transferor shall give written notice to the Trustee, the Servicer and the Certificate Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect (i) the removal of such Deleted Mortgage Loan from the terms of this Agreement and (ii) the substitution of the Qualified Substitute Mortgage Loan. The Transferor shall promptly deliver to the Trustee, the Servicer and the Certificate Insurer a copy of the amended Mortgage Loan Schedule. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 3.03. On the date of





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
such substitution, the Transferor will deposit into the Collection Account an amount equal to the Substitution Adjustment, if any.

         (c) It is understood and agreed that the obligations of the Transferor set forth in this Section 3.05 to cure, purchase or substitute for a Defective Mortgage Loan constitute the sole remedies of the Trustee, the Certificateholders and the Certificate Insurer hereunder respecting a breach of the representations and warranties contained in Sections 3.03 and 3.04. Any cause of action against the Depositor relating to or arising out of a defect in a Trustee's Mortgage Loan File as contemplated by Section 2.06 or against the Transferor relating to or arising out of a breach of any representations and warranties made in Sections 3.03 or 3.04 shall accrue as to any Mortgage Loan upon (i) discovery of such defect or breach by any party and notice thereof to the Depositor or the Transferor, as applicable, or notice thereof by the Transferor or the Depositor, as applicable, to the Trustee, (ii) failure by the Transferor or the Depositor, as applicable, to cure such defect or breach or purchase or substitute such Mortgage Loan as specified above, and (iii) demand upon the Transferor or the Depositor, as applicable, by the Trustee or the Majority Certificateholders for all amounts payable in respect of such Mortgage Loan.

         (d) Notwithstanding any contrary provision of this Agreement, no purchase or substitution pursuant to Sections 2.06(c) or 3.05 shall be made unless such purchase or substitution would not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund, as defined in Section 860F of the Code, or a tax on contributions to the REMIC under the REMIC Provisions, or (ii) cause the REMIC to fail to qualify as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code at any time that any Certificates are outstanding. Any Mortgage Loan as to which purchase or substitution was delayed pursuant to this paragraph shall be purchased or substituted (subject to compliance with Sections 2.06(c) and 3.05) upon the occurrence of a default or when a default becomes reasonably foreseeable with respect to such loan.

         (e) The Trustee shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Mortgage Loan pursuant to this Section or the eligibility of any Mortgage Loan for purposes of this Agreement.


                                   ARTICLE IV

                                THE CERTIFICATES

         Section 4.01     The Certificates.

         The Class A, Class B and Class R Certificates shall be substantially in the forms annexed hereto as Exhibits A- 1, A-2 and A-3, respectively, and shall, upon original issue, be executed and delivered by the Trustee (not in its individual capacity, but solely as Trustee) to the Certificate Registrar for authentication and delivery to or upon the order of the Depositor, concurrently with the transfer and assignment to the Trustee of the Initial Mortgage Loans, the Pre-Funding Account Deposit, the Capitalized Interest Account Deposit and the other items of the Trust Fund pursuant to Section 2.01. All Certificates shall be executed and authenticated by manual or facsimile signature by an authorized officer of the Trustee and on behalf of the Certificate Registrar by an authorized officer of the Certificate Registrar. Certificates bearing the signatures of individuals who were at





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 51 the time of the execution of the Certificates the proper officers of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates.
All Certificates issued hereunder shall be dated the date of their authentication. Beneficial ownership interests in each Class of Class A or Class B Certificates will be issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof; provided, however, that one or more beneficial ownership interests in each Class of Class A or Class B Certificates may be issued in a different denomination such that the aggregate initial principal balance of such Class of Class A or Class B Certificates will equal the Original Class Principal Balance of such Class.

         Section 4.02     Registration of Transfer and Exchange of
Certificates.

         (a)(i) The Class A Certificates shall initially be issued only in book-entry form. The Beneficial Owners of interests in any Class A Certificates will hold their Certificates through the book entry facilities of DTC. So long as the Class A Certificates are in book-entry form, each such Class A Certificate will be evidenced by one or more Book- Entry Certificates registered in the name of the nominee of DTC. The interests of such Beneficial Owners will be represented by book-entries on the records of DTC and participating members thereof. No Beneficial Owners will be entitled to receive a definitive certificate representing such person's interest, except in the event that definitive certificates evidencing the Class A Certificates are issued due to the termination of the book-entry registration of the Class A Certificates. All references in this Agreement to any Class A Certificates reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating members for so long as such Class A Certificates are held by DTC. Each Certificate issued in book-entry form shall bear the following legend: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         (a)(ii) Any Plan that acquires a beneficial ownership interest in the Class A Certificates shall be deemed, by virtue of the acceptance or acquisition of such ownership interest to have represented to the Depositor and the Trustee that such Plan is an "accredited investor" for purposes of Rule 501(a)(1) of Regulation D under the Securities Act.

         (b) The Trustee shall cause to be kept at its office in St. Paul, Minnesota, or at its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of the Certificates (including the Book-Entry Certificates) and of transfers and exchanges of Certificates as herein provided. The Certificate Register shall contain the name, remittance instructions, Class and Percentage Interest of each Certificateholder, as well as the Series and the number in the Series. The Trustee hereby accepts appointment as Certificate Registrar for the purpose of registering the Certificates and transfers and exchanges of such Certificates as herein provided. If requested, the Trustee shall furnish the Depositor with a copy of the Certificate Register promptly after the transfer or exchange of any Certificates as provided herein.





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
         (c)(i) The Class B and the Class R Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws or "Blue Sky" laws, and the Class B and the Class R Certificates are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such Blue Sky or state securities laws. No transfer, sale, pledge or other disposition of any Class B or Class R Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer of an Ownership Interest in a Class B or Class R Certificate is to be made in reliance upon an exemption from the 1933 Act, the Trustee or the Certificate Registrar shall require, in order to assure compliance with the 1933 Act, that the Certificateholder desiring to effect such disposition and such Certificateholder's prospective transferee each (A) certify to the Trustee or the Certificate Registrar in writing the facts surrounding such disposition pursuant to a letter, substantially in the form of Exhibit C hereto, or (B) provide to the Trustee or the Certificate Registrar such other evidence satisfactory to the Transferor that the transfer is in compliance with the 1933 Act. The Trustee may also, unless such transfer occurs more than three years after the Closing Date or is made pursuant to Rule 144A promulgated under the 1933 Act, require an opinion of counsel satisfactory to it that such transfer may be made pursuant to an exemption from the 1933 Act, which opinion of counsel shall not be an expense of the Trustee. None of the Transferor, the Servicer, the Depositor or the Trustee is obligated under this Agreement to register the Class B or Class R Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Class B or Class R Certificates without such registration or qualification.

         (ii) Each Person who has or who acquires an Ownership Interest in a Class B Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have represented and agreed, as follows:

                 (A) Such Person is a qualified institutional buyer as defined in Rule 144A under the 1933 Act, is aware that the seller of the Class B Certificate may be relying on the exemption from the registration requirements of the 1933 Act provided by Rule 144A and is acquiring such Class B Certificate for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act.

                 (B) Such Person understands that the Class B Certificates have not been and will not be registered under the 1933 Act and may be offered, sold, pledged or otherwise transferred only to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the 1933 Act and in accordance with any applicable securities laws of any state of the United States.

                 (C) Such Person understands that the Class B Certificates bear a legend to the following effect:

                 "THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 53

                 MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN."

                 (D)      Such Person shall comply with the provisions of
         Section 4.02(e), as applicable, relating to the ERISA restrictions with respect to the acceptance or acquisition of such Ownership Interest.

         (d) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause
(iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale.

                 (i) The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                          (A)     Each Person holding or acquiring any
                 Ownership Interest in a Class R Certificate shall be a United States Person and a Permitted Transferee and shall not be a Plan or a nominee, trustee or agent for, or be acquiring such Ownership Interest with the assets of, a Plan and shall promptly notify the Trustee of any change or impending change in its status as a United States Person, a Permitted Transferee or a Plan.

                          (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement"), in the form attached hereto as Exhibit F-1, from the proposed Transferee, in substance satisfactory to the Trustee, representing and warranting, among other things, that it is a United States Person and a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.02(d) and agrees to be bound by them, and (II) a certificate (a "Transfer Certificate"), in the form attached hereto as Exhibit F-2, from the Holder wishing to transfer the Class R Certificate, in substance satisfactory to the Trustee, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                          (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause
                 (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a United States Person and a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.





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
                          (D)     Each Person holding or acquiring any
                 Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate and (y) not to Transfer its Ownership Interest unless it provides a Transfer Certificate to the Trustee.

                          (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury regulations Section 1.67- 3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

                 (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a Transfer Certificate of the Holder requesting such transfer and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration.
         Transfers of the Class R Certificates to Non-United States Persons and "Disqualified Organizations" (as defined in Section 860E(e)(5) of the
         Code) are prohibited.

                 (iii)    (A)     If any Disqualified Organization shall become
         a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 4.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                          (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 4.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due,





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
                 if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

         (e) Each prospective initial purchaser and any subsequent transferee of an Ownership Interest in any Class B or Class R Certificates (each, a "Prospective Owner"), shall either:

                 (i) represent and warrant, in writing, to the Depositor, the Servicer, the Trustee, the Certificate Insurer, the Underwriters and any of their successors that (1) the Prospective Owner is not an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" within the meaning of Section 4975(e)(1) of the Code (any such plan or employee benefit plan, a "Plan") and is not directly or indirectly purchasing such Ownership Interest on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan, or (2) either (I) the Prospective Owner is acquiring such Ownership Interest for its own account and no part of the assets used to acquire such Ownership Interest constitute assets of a Plan, or (II) the source of funds to be used to acquire such Ownership Interest is an "insurance company general account," within the meaning of Prohibited Transaction Class Exemption 95-60,60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption"), and there is no Plan with respect to which the amount of such general account's reserves for the contract(s) held by or on behalf of such Plan (determined under Section 807(d) of the Code), together with the amount of the reserves of the contract(s) held by or on behalf of any other Plans (determined under Section 807(d) of the Code) maintained by the same employer (or an affiliate thereof as defined in Section V(a)(1) of the Exemption) or by the same employee organization, exceed 10% of the total of all liabilities of such general account; or

                 (ii) furnish to the Depositor, the Transferor, the Servicer, the Trustee, the Certificate Insurer, the Underwriters and any of their successors an opinion of counsel acceptable to such persons that
         (A) the proposed issuance or transfer of the Ownership Interest will not cause any assets of the Trust Fund to be deemed assets of a Plan, or (B) the proposed issuance or transfer of the Ownership Interest will not cause the Depositor, the Transferor, the Servicer, the Trustee, the Certificate Insurer, the Underwriters or any of their successors to be a fiduciary of a Plan within the meaning of Section 3(21) of ERISA and will not give rise to a transaction described in
         Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

In the case of clause (i) in the preceding sentence, such representation and warranty shall be in the form of paragraph 9 of the form of investment letter attached hereto as Exhibit C or such other form as is acceptable to the Trustee.

         (f) Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the corporate trust office of the Trustee (or at the office of the designated Certificate Registrar), the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Trustee.





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
         (g) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form acceptable to transfer agents registered with the Securities and Exchange Commission (with respect to the Class A Certificates) the Trustee, and the Certificate Registrar and (ii) be duly executed by the Holder thereof or his attorney duly authorized in writing

         (h) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (i) All Certificates surrendered for registration of transfer and exchange shall be marked "cancelled" by the Trustee, and after proper notation in the Certificate Register reflecting such transfer and exchange has been made, such Certificates may be destroyed by the Trustee pursuant to its customary practices.

         Section 4.03     Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Depositor, the Trustee, the Certificate Insurer (only where Insured Certificates are involved) and the Certificate Registrar such security or indemnity as may be required by each of them to save each of them harmless in a form acceptable to the Certificate Registrar and the Trustee, then, in the absence of notice to the Depositor, the Trustee, the Certificate Insurer (only where Insured Certificates are involved) and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, deliver and authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.03, the Depositor and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

         Section 4.04 Book-Entry Certificates. The Book-Entry Certificates shall initially be registered in the name of Cede & Co., as nominee for DTC. Until such date as the Book-Entry Certificates are no longer registered in the name of Cede & Co., as nominee of DTC:

         (a) All notices, transmittals of payment and other communications and transactions between the Transferor, the Servicer or the Trustee and the Beneficial Owners of the Book-Entry Certificates shall occur between the Transferor, the Servicer or the Trustee, as the case may be, and DTC. DTC shall be responsible for transmitting information and payments to its participants who





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
shall be responsible for transmitting such information and payments to indirect participants and the Beneficial Owners;

         (b) Any requirements of surrender of Book-Entry Certificates under this Agreement, if agreed by DTC and the Trustee, may be waived and an appropriate notation may be made on the Book-Entry Certificate then in the possession of DTC;

         (c) Nothing in this Agreement shall be construed to require or permit Book-Entry Certificates to be registered otherwise than in the name of DTC or its nominee or delivered otherwise than to DTC or at the direction of DTC;

         (d) The Transferor and the Depositor hereby authorize the Trustee to execute and deliver a letter of representations in the form required by DTC (the "Letter of Representations"); and

         (e) Delivery of Book-Entry Certificates shall be effected by appropriate delivery under the rules and procedures of DTC and the Letter of Representations, dated the date of the issuance of the Book-Entry Certificates, by and between the Trustee, the Depositor and DTC.

         Section 4.05     Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Depositor, the Trustee, the Certificate Insurer and the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.05 and for all other purposes whatsoever, and the Depositor, the Servicer, the Trustee, the Certificate Insurer and the Certificate Registrar shall not be affected by notice to the contrary.

         Section 4.06     The Guaranty Policy.

         (a) On the Determination Date preceding each Distribution Date, the Trustee shall determine if a Deficiency Amount exists with respect to any of the Class A Certificates. If a Deficiency Amount does exist with respect to any of the Class A Certificates, the Trustee shall promptly, but in no event later than 12:00 noon New York City time on the second Business Day preceding the related Distribution Date, make a claim under the Guaranty Policy in accordance with the terms of such policy.

         (b) On any date on which the Trustee receives written notice from the Holder of a Class A Certificate that a Preference Amount is payable pursuant to the terms of the Guaranty Policy, the Trustee shall make a claim for the payment of such Preference Amount and shall deliver the documents required to be delivered under the Guaranty Policy to the Certificate Insurer with respect thereto in the manner set forth in the Guaranty Policy.

         (c) The Trustee shall (i) receive as attorney-in-fact of each Holder of the Class A Certificates with respect to which a Deficiency Amount has been determined to exist, any Guaranteed Payment from the Certificate Insurer under the Guaranty Policy and (ii) disburse such Guaranteed Payment to such Holders of such Class A Certificates as set forth in Section 6.05(b). Guaranteed Payments for the Class A Certificates disbursed by the Trustee from the Guaranty Policy Proceeds shall not be considered payment by the Trust Fund with respect to such Class A





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
Certificates, nor shall such payments discharge the obligation of the Trust Fund, with respect to such Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust Fund in respect of Guaranteed Payments for such Class and the deemed assignee of such Holders of such Class A Certificates. The Trustee hereby agrees on behalf of each Beneficial Owner of a Class A Certificate for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Guaranteed Payments for such Class A Certificates, either directly or indirectly (as by paying through the Trustee), to the Beneficial Owners of such Class A Certificates, the Certificate Insurer will be entitled to receive the related Insurer Reimbursement Obligation pursuant to Section 6.05(b).

         (d) To the extent of any Guaranteed Payment for the Class A Certificates under the Guaranty Policy, the Certificate Insurer shall be fully subrogated to the rights of the Beneficial Owners of such Class A Certificates and the Trustee in respect of such Class A Certificates, the Deficiency Amount or Preference Amount giving rise to such Guaranteed Payment or in any proceedings relating thereto.


                                   ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

         Section 5.01     Duties of the Servicer.

         (a) Servicing Standard. The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure, liquidation and REO Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Mortgage Loans for its own account, all in accordance with accepted servicing practices of prudent lending institutions and servicers of loans of the same type as the Mortgage Loans and giving due consideration to the Certificateholders' and the Certificate Insurer's reliance on the Servicer. With respect to any Title I Mortgage Loan, the foregoing servicing standard also shall include the requirement that the Servicer shall, and shall cause any Subservicer to, comply with FHA Regulations in servicing the Title I Mortgage Loans so that the FHA Insurance remains in full force and effect with respect to the Title I Mortgage Loans, except for good faith disputes relating to FHA Regulations or such FHA Insurance, unless such disputes would result in the termination or suspension of such FHA Insurance. The Servicer has and shall maintain the facilities, procedures and experienced personnel necessary to comply with the servicing standard set forth in this subsection (a) and the duties of the Servicer set forth in this Agreement relating to the servicing of the Mortgage Loans. Consistent with the terms of this Agreement, the Servicer may, with the prior written consent of the Trustee, with respect to any material obligations hereunder which consent shall not be unreasonably withheld, employ or retain agents or contract with third parties to aid in the performance of the Servicer's obligations hereunder; provided, however, that the Servicer shall remain obligated for all actions taken by such agents or third parties; provided, further that the





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Servicer may employ or retain agents or contract with third parties to perform the REMIC reporting duties set forth in Section 5.13 without the consent of the Trustee.

         (b) Servicing Advances. In accordance with the preceding general servicing standard, the Servicer, or any Subservicer on behalf of the Servicer, shall make all reasonable and necessary Servicing Advances in connection with the servicing of each Mortgage Loan hereunder. Notwithstanding any provision to the contrary herein, neither the Servicer, nor any Subservicer on behalf of the Servicer, shall have any obligation to advance its own funds for any delinquent scheduled payments of principal and interest on any Mortgage Loan or to satisfy or keep current the indebtedness secured by any Superior Liens on the related Mortgaged Property. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to Certificateholders be added to the amount owing under the related Mortgage Loan. Notwithstanding any obligation by the Servicer to make a Servicing Advance hereunder with respect to a Mortgage Loan, before making any Servicing Advance that is material in relation to the outstanding principal balance thereof, the Servicer shall assess the reasonable likelihood of (i) recovering such Servicing Advance and any prior Servicing Advances for such Mortgage Loan, and (ii) recovering any amounts attributable to outstanding interest and principal owing on such Mortgage Loan for the benefit of the Certificateholders and the Certificate Insurer in excess of the costs, expenses and other deductions to obtain such recovery, including without limitation any Servicing Advances therefor and, if applicable, the outstanding indebtedness of all Superior Liens. The Servicer shall only make a Servicing Advance with respect to a Mortgage Loan to the extent that the Servicer determines in its reasonable, good faith judgment that such Servicing Advance would likely be recovered as aforesaid.

         (c) Waivers, Modifications and Extensions. Consistent with the terms of this Agreement and the FHA Regulations, the Servicer may waive, modify or vary any provision of any Mortgage Loan or consent to the postponement of strict compliance with any such provision or in any manner grant indulgence to any Obligor if in the Servicer's reasonable determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders or the Certificate Insurer; provided, however, that such waiver, modification, postponement or indulgence would not affect the status of the REMIC or cause a tax to be imposed upon the REMIC for federal income tax purposes; provided, further, however, unless the Obligor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, reasonably foreseeable, the Servicer may not permit any modification with respect to any Mortgage Loan that would change the Mortgage Loan Interest Rate, defer (subject to the following paragraph) or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan) or extend the final maturity date on the Mortgage Loan. The Servicer may grant a waiver or enter into a subordination agreement with respect to the refinancing of a superior lien on the Mortgaged Property, provided that the Obligor is in a better financial or cash flow position as a result of such refinancing, which may include a reduction in the Obligor's scheduled monthly payment on the indebtedness secured by such superior lien. The Servicer shall notify the Trustee of any modification, waiver or amendment of any provision of any Mortgage Loan and the date thereof, and shall deliver to the Trustee for deposit in the related Trustee's Mortgage Loan File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof. Notwithstanding the preceding provisions of this subsection (c), if the Mortgage Loans that have been waived, modified or varied, in the aggregate, equal or exceed two percent (2%) of the aggregate Principal Balances of the Initial Mortgage Loans





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
as of the related Cut-Off Date, then any waiver, modification or variance of any Mortgage Loan thereafter shall be subject to the prior consent of the Certificate Insurer.

         The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of each Mortgage Loan and the related Note and Mortgage, if applicable. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge or assumption fee or any other fee or charge which the Servicer would be entitled to retain hereunder as Servicing Compensation and extend the due date for payments due on a Note for a period (with respect to each payment as to which the due date is extended) not greater than 90 days after the initially scheduled due date for such payment, provided that such extension (i) would not result in an extension of the final maturity date of such Note, (ii) would not affect the status of the REMIC or cause a tax to be imposed upon the REMIC, and (iii) would not result in a violation of FHA Regulations.

         (d) Instruments of Satisfaction or Release. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder and the Certificate Insurer, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Section 5.02     Liquidation of Mortgage Loans.

         (a) In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 5.01(c) is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders and the Certificate Insurer. Without limiting the generality of the preceding sentence, the Servicer shall, in accordance with the standard of care specified in Section 5.01(a), (i) in the case of Title I Mortgage Loans only, after the FHA Transfer Date for such Title I Mortgage Loan, direct the Trustee or any FHA Claims Administrator, as the case may be, to submit an FHA Claim in lieu of commencing foreclosure proceedings, or (ii) take such other action as the Servicer shall deem to be in the best interests of the Certificateholders and the Certificate Insurer (including the resale or substitution of such Mortgage Loan pursuant to Section 3.05, or, if no Superior Liens exist on the related Mortgaged Property, foreclose or otherwise comparably effect ownership in such Mortgaged Property in the name of the Trustee for the benefit of Certificateholders and the Certificate Insurer), provided such action would not affect the status of the REMIC or cause a tax to be imposed upon the REMIC for federal income tax purposes. The Servicer shall give the Trustee (and any FHA Claims Administrator) notice of the election of remedies made pursuant to this Section
5.02. The Servicer shall not be required to satisfy the indebtedness secured by any Superior Liens on the related Mortgaged Property or to advance funds to keep the indebtedness secured by such Superior Liens current. In connection with any collection or foreclosure activities, the Servicer shall exercise collection or foreclosure procedures with the same degree of care and skill as it would exercise or use under the circumstances in the conduct of its own affairs.





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         (b)     During any Due Period occurring after a Mortgage Loan becomes a Liquidated Mortgage Loan, the Servicer shall deposit into the Collection Account any proceeds received by it with respect to such Liquidated Mortgage Loan or the related REO Property ("Post Liquidation Proceeds"), including without limitation any FHA Insurance Proceeds that are received by the Servicer in any Due Period occurring after the expiration of 300 days from the receipt by the Servicer of any portion of a Monthly Payment.

         (c) After a Mortgage Loan has become a Liquidated Mortgage Loan, the Servicer shall promptly prepare and forward to the Trustee (and any FHA Claims Administrator), the Certificate Insurer and, upon request of any Certificateholder, to such Certificateholder a Liquidation Report detailing the following: (i) the Net Liquidation Proceeds, FHA Insurance Proceeds, Insurance Proceeds or Released Mortgaged Property Proceeds received from the Liquidated Mortgage Loan; (ii) expenses incurred with respect thereto; (iii) any Net Principal Loan Losses incurred in connection therewith; and (iv) any Post Liquidation Proceeds.

         Section 5.03 Establishment of Collection Accounts; Deposits in Collection Accounts.

         The Servicer shall cause to be established and maintained one or more Collection Accounts, which shall be Eligible Accounts, which may be interest-bearing, entitled "FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, IN TRUST FOR THE BENEFICIAL OWNERS OF FIRSTPLUS ASSET-BACKED CERTIFICATES, SERIES 1996-2, COLLECTION ACCOUNT". The Collection Account may be maintained with the Trustee or any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The creation of any Collection Account other than one maintained with the Trustee shall be evidenced by a letter agreement between the Servicer and the depository institution. A copy of such letter agreement shall be furnished to the Trustee, the Certificate Insurer and, upon request of any Certificateholder, to such Certificateholder. The Servicer shall use its best efforts to deposit or cause to be deposited (without duplication) within one (1) Business Day, and shall in any event deposit within two (2) Business Days, of receipt thereof in the Collection Account and retain therein:

                 (i) all payments on account of principal on the Mortgage Loans collected after the applicable Cut- Off Date;

                 (ii) all payments on account of interest on the Mortgage Loans collected after the applicable Cut- Off Date;

                 (iii) all Net Liquidation Proceeds and Post Liquidation Proceeds pursuant to Sections 5.02 or 5.07;

                 (iv)     all Insurance Proceeds;

                 (v) all FHA Insurance Proceeds, other than those received in respect of a Deleted Mortgage Loan which shall be delivered to the Transferor;

                 (vi)     all Released Mortgaged Property Proceeds;

                 (vii) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.06 and 3.05;





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                 (viii)   any amount required to be deposited in the Collection
         Account pursuant to the receipt of proceeds from any fidelity bond or errors and omission insurance under Section 5.06 or the deposit of the Termination Price under Section 11.02; and

                 (ix)     interest and gains on funds held in the Collection
         Account.

         With respect to any Modified Mortgage Loan, the Servicer shall (a) include as payments on account of scheduled principal, an amount equal to the product of (i) the principal portion of the Monthly Payment for such Modified Mortgage Loan and (ii) the REMIC Factor for such Modified Mortgage Loan and (b) include as payments on account of interest, an amount equal to (i) the Monthly Payment received with respect to such Modified Mortgage Loan less (ii) the amount calculated in (a) above in this paragraph.

         The foregoing requirements for deposit in the Collection Account shall be exclusive.

         Section 5.04     Permitted Withdrawals From the Collection Account.

         The Servicer shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

                 (i) to effect the remittance to the Trustee on the Business Day immediately preceding each Distribution Date of the Available Remittance Amount, plus any amount which would exceed the 12 month time limit in the following paragraph;

                 (ii)     to pay itself any accrued and unpaid Servicing Fees;

                 (iii) to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                 (iv) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error or that constituted FHA Insurance Proceeds the FHA seeks to reclaim on the grounds that a Title I Mortgage Loan which was the subject of an FHA Claim is found not to conform to FHA Regulations;

                 (v)      to pay itself Servicing Compensation pursuant to
         Section 7.03 hereof to the extent not paid pursuant to Section
         5.04(ii);

                 (vi) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to the third paragraph of Section 5.07; and

                 (vii) to clear and terminate the Collection Account upon the termination of this Agreement with any amounts on deposit therein being paid to the Certificate Account.





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         The Servicer shall not retain any cash or investment in the Collection
Account for a period in excess of 12 months and cash therein shall be considered transferred to the Certificate Account on a first-in, first-out basis.

         The funds held in the Collection Account may be invested (to the extent practicable and consistent with any requirements of the Code) in Permitted Investments, as directed in writing to the Servicer by the Depositor. In any case, funds in the Collection Account must be available for withdrawal without penalty, and any Permitted Investments must mature or otherwise be available for withdrawal, not later than one Business Day immediately preceding the Distribution Date next following the date of such investment and shall not be sold or disposed of prior to its maturity. All Permitted Investments in which funds in the Collection Account are invested must be held by or registered in the name of "FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, IN TRUST FOR THE BENEFICIAL OWNERS OF FIRSTPLUS ASSET-BACKED CERTIFICATES, SERIES 1996-2".

         Section 5.05     Initial Collection Account; Transfer of Collection
Account.

         Pursuant to Section 5.03, the Collection Account shall be established, as of the Closing Date, with Bank One, Texas, N.A., as an Eligible Account pursuant to the definition thereof. The Collection Account may, upon written notice to the Trustee, be transferred to a different depository institution so long as such transfer is to an Eligible Account.

         Section 5.06     Fidelity Bond; Errors and Omission Insurance.

         The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy in such amounts as required by, and satisfying any other requirements of, FHA and FHLMC, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts (including acts relating to the origination and servicing of loans of the same type as the Mortgage Loans) of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. In the event of any loss of principal or interest on a Mortgage Loan for which reimbursement is received from the Servicer's fidelity bond or errors and omissions insurance, the proceeds from any such insurance will be deposited in the Collection Account. No provision of this Section 5.06 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee or the Certificate Insurer, the Servicer shall cause to be delivered to the Trustee a certified true copy of such fidelity bond and insurance policy. On the Closing Date, such bond and insurance is maintained by the Servicer with Reliance Insurance Company of Illinois.

         Section 5.07     Title, Management and Disposition of REO Property.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders.





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
         The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Certificate Insurer solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Certificate Insurer.

         The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Certificateholders and the Certificate Insurer and, as soon as practicable thereafter, the expenses of such sale shall be paid.
The Net Liquidation Proceeds or Post Liquidation Proceeds, as applicable, from the conservation, disposition and sale of the REO Property shall be promptly deposited by the Servicer in the Collection Account for distribution to the Certificateholders in accordance with Section 6.05, which Net Liquidation Proceeds or Post Liquidation Proceeds, as applicable, shall equal all cash amounts received with respect thereto less the amounts retained and withdrawn by the Servicer for any related unreimbursed Servicing Advances and any other fees and expenses incurred in connection with such REO Property.

         In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or default reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property within two years after its acquisition unless the holding of such Mortgaged Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code at any time that any Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Servicer pursuant to this
Section 5.07 shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the REMIC, and (ii) no construction shall take place on such Mortgaged Property in such a manner or pursuant to any terms, such that in the case of either clause (i) or (ii) such action would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the REMIC of any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than two years is permitted under this Agreement and is necessary to sell any REO Property, the Servicer shall give appropriate notice thereof to the Trustee (or any FHA Claims Administrator), request an extension from the Internal Revenue Service, and report monthly to the Trustee as to the progress being made in selling such REO Property. Any out- of-pocket expenses, including the cost of opinions of counsel, incurred by the Servicer pursuant to this paragraph shall be deemed to be "Servicing Advances".

         Section 5.08     [Reserved]





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
         Section 5.09 Access to Certain Documentation and Information Regarding the Mortgage Loans.

         The Servicer shall provide to the Trustee (and any FHA Claims Administrator), the Certificateholders, the Certificate Insurer and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the Mortgage Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

         Section 5.10     Superior Liens.

         (a) The Servicer shall file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a Superior Lien for the protection of the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

         (b) If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by a Superior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have any Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust Fund, all reasonable actions that are necessary to protect the interests of the Certificateholders and the Certificate Insurer, and/or to preserve the security of the related Mortgage Loan, including making any Servicing Advances that are necessary to cure the default or reinstate the Superior Lien, subject to the application of the REMIC Provisions. The Servicer shall immediately notify the Trustee (and any FHA Claims Administrator) of any such action or circumstances. Any Servicing Advances by the Servicer pursuant to its obligations in this Section 5.10 shall comply with requirements set forth in Section 5.01(b) hereof.

         Section 5.11     FHA Matters.

         (a) As soon as practicable after the Closing Date and as soon as practicable after each Subsequent Transfer Date, the Transferor shall submit an appropriate transfer of note report to the FHA regarding the conveyance of the Title I Mortgage Loans to the Depositor. The Transferor shall use its best efforts to cause the FHA to transfer the FHA Insurance relating to the Title I Mortgage Loans to the Depositor as promptly as possible after the Closing Date or the related Subsequent Transfer Date, as applicable. With respect to each Title I Mortgage Loan, the Transferor shall perform any actions, which are necessary or appropriate under the Title I Program, to report such Title I Mortgage Loan for FHA Insurance under the Depositor's Title I contract of insurance and to effectuate the transfer of such portion of the FHA insurance coverage reserve account as may be allocable to such Title I Mortgage Loan from the Depositor's Title I contract of insurance to the Depositor's Title I contract of insurance; provided that such transfer of the FHA Insurance to the Depositor's Title I contract of insurance shall be completed within 150 days of the Closing Date or the related Subsequent Transfer Date, as applicable, unless such 150 day period is extended by the Transferor with the consent of the Certificate Insurer. The Depositor will transfer its beneficial ownership interest in such FHA insurance coverage for the Title I Mortgage Loans to the Trust Fund as of the Closing Date; however, for purposes of the records of the FHA, the Depositor will retain record ownership of such FHA insurance coverage.


POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 66

         (b) On each FHA Transfer Date, the Depositor shall allocate on its books and records as beneficially held on behalf of the Trust Fund that portion of its FHA Insurance equal to the FHA Insurance transferred from the Transferor's FHA insurance coverage reserve account to the Depositor's FHA insurance coverage reserve account, which amount shall be available for FHA Claims relating to the Title I Mortgage Loans included in the Trust Fund, and promptly after the final FHA Transfer Date the Depositor (or any FHA Claims Administrator) shall deliver a written certification (an "FHA Insurance Transfer Certificate") to the Rating Agencies, the Certificate Insurer and the Trustee with respect to (i) the exact amount of the Initial FHA Insurance Amount actually transferred from the Transferor to the Depositor on the books and records of the FHA in respect of the Title I Mortgage Loans; (ii) whether such Initial FHA Insurance amount is less than 10.0% of the Cut-Off Date Principal Balances of the Title I Mortgage Loans thereby causing the amount of the initial Required Class A Overcollateralization Level to be increased by 100% of the amount of such shortfall, unless otherwise directed by the Certificate Insurer; and (iii) the actual allocation by the Depositor on its books and records of the Initial FHA Insurance Amount as available for FHA Claims relating to the Title I Mortgage Loans. From time to time, during normal business hours, as requested by the Servicer, the Trustee, the Certificate Insurer or any Certificateholder and upon reasonable advance notice, the Depositor (and any FHA Claims Administrator) shall permit the Servicer, the Trustee, the Certificate Insurer or such Certificateholder to examine its books and records to determine that the Depositor has properly allocated its FHA Insurance. If, pursuant to Section 5.02, the Servicer elects to direct the Depositor (or any FHA Claims Administrator) to submit an FHA Claim to the FHA, the Depositor (or any FHA Claims Administrator) shall submit such FHA Claim to the FHA. In no event shall the Depositor (or any FHA Claims Administrator) submit any FHA Claim if the amount of such FHA Claim would exceed the FHA Insurance Amount. In addition, the Depositor (and any FHA Claims Administrator) shall not submit any insurance claim to the FHA under the Title I Program relating to a loan not part of the Trust Fund if the effect thereof would be to reduce the FHA Insurance Amount. On each Determination Date, the Depositor (or any FHA Claims Administrator) shall deliver to the Trustee and the Certificate Insurer a certificate executed by a Responsible Officer of the Depositor or the FHA Claims Administrator, as the case may be, setting forth the FHA Insurance Amount as of the end of the preceding month and the amount of FHA Claims submitted during the preceding month.

         The Certificateholders shall not have any liability or obligation to repay any FHA Insurance Proceeds for any FHA Claim that is rejected by the FHA within the two-year period following the date the FHA Claim was certified for payment by the FHA, including any such rejection by the FHA after the termination of this Agreement pursuant to Article XI.

         (c) If, pursuant to Section 5.02, the Servicer elects to direct any FHA Claims Administrator to submit an FHA Claim to the FHA, the Servicer shall notify the Trustee by certification of a Servicing Officer and shall request delivery of the related Title I Mortgage Loan and Trustee's Mortgage Loan File to the FHA Claims Administrator. Upon receipt of such notice and request, the Trustee shall promptly release or cause to be released such Title I Mortgage Loan and Trustee's Mortgage Loan File to the FHA Claims Administrator, and the Trustee and the Depositor shall execute such documents as the FHA Claims Administrator shall deem necessary to the prosecution of any FHA Claim. Such receipt shall obligate the FHA Claims Administrator to return the original Note and the related Trustee's Mortgage Loan File to the Trustee when its need by the FHA Claims Administrator has ceased unless the Title I Mortgage Loan shall be liquidated or assigned to the FHA. In the event a Title I Mortgage Loan is to be assigned to the FHA, the FHA Claims Administrator shall prepare, either the Trustee or the Servicer, as the record title holder of





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
the related Mortgage, shall execute and the FHA Claims Administrator shall deliver an Assignment of Mortgage from such record title holder to the FHA. In the event the FHA rejects an FHA Claim, the FHA Claims Administrator shall (i) immediately notify the Transferor, the Servicer, the Certificate Insurer, the Depositor and the Trustee and (ii) specify in such notice the reason given by the FHA, if any, for such rejection. The Transferor, the Depositor and the Servicer shall cooperate with the FHA Claims Administrator and furnish to the FHA Claims Administrator any and all documents, if any, necessary to cure such rejection. If the FHA Claims Administrator gets notice from the FHA that the FHA Claim has been rejected and the cause for such rejection is not subject to cure, the FHA Claims Administrator shall (i) immediately notify the Transferor, the Trustee, the Certificate Insurer and the Servicer, and (ii) specify in such notice the reason given by the FHA, if any, for such rejection. If the cause for such rejection is related to a breach of the Transferor's representations and warranties set forth in Section 3.03, the Depositor, the Transferor and the Trustee shall comply with the provisions of Section 3.05 regarding the purchase or substitution of the related Mortgage Loan. If the cause for such rejection is not related to a breach of the Transferor's representations and warranties set forth in Section 3.03, the Servicer shall employ collection and foreclosure procedures with respect to such Mortgage Loan pursuant to Section 5.02.

         (d) The Trustee (and any FHA Claims Administrator) shall deposit or cause to be deposited all FHA Insurance Proceeds in the Collection Account pursuant to Section 5.03.

         (e) The Trustee and the Depositor on the Closing Date will enter into an FHA Claims Administration Agreement with the Servicer pursuant to which the Servicer, as FHA Claims Administrator, will assume full and complete responsibility for all aspects of administering, processing and submitting FHA Claims, as agent and attorney-in-fact for the Trustee and the Depositor, and will thereby become obligated and primarily liable to the Trustee, the Certificateholders and the Certificate Insurer for the administration of FHA Claims in accordance with the provisions of this Agreement. The Trustee and Depositor may enter into similar FHA Claims Administration Agreements with successor FHA Claims Administrators to the Servicer. The Trustee and/or Depositor shall give written notice to the Servicer, the Certificateholders, the Certificate Insurer and the Rating Agencies of the appointment of any FHA Claims Administrator, other than the initial appointment of the Servicer as FHA Claims Administrator as contemplated in this Agreement. In the event it is determined that any FHA Claims Administrator is no longer able to perform its duties hereunder, the Trustee or its designee shall perform the obligations and duties of such FHA Claims Administrator until a successor has assumed such FHA Claims Administrator's responsibilities and obligations hereunder; provided, however, (x) the Trustee or its designee shall not be liable for the actions of any prior FHA Claims Administrator and (y) the Trustee or its designee shall be entitled to rely on the information contained in the most recent certificate delivered by the FHA Claims Administrator to the Trustee pursuant to Section 5.11(b); provided further, notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Certificateholders so request in writing to the Trustee, appoint, or petition a court of competent jurisdiction to appoint, any investing lender approved by the FHA to purchase, hold and sell loans originated under the Title I Program, or a lender approved to originate, purchase, service and/or sell loans originated under the Title I Program, as the successor to the FHA Claims Administrator.

         (f) In the event the Depositor shall for any reason no longer be the record owner of the FHA Insurance applicable to the Title I Mortgage Loans, the successor to the Depositor's ownership of record of such FHA Insurance shall thereupon assume all of the rights and obligations of the





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
Depositor under any FHA Claims Administration Agreement that the Depositor may have entered into, unless the Depositor or such successor elects to terminate any FHA Claims Administration Agreement in accordance with its terms. Such successor shall be deemed to have assumed all of the Depositor's interest therein and to have replaced the Depositor as a party to each FHA Claims Administration Agreement to the same extent as if the FHA Claims Administration Agreement had been assigned to the assuming party, except that the Depositor shall not thereby be relieved of any liability or obligations under the FHA Claims Administration Agreements.

         (g) The Depositor (and each FHA Claims Administrator) shall comply with FHA Regulations and take all other actions so that the FHA Insurance remains in full force and effect with respect to the Title I Mortgage Loans, except for good faith disputes relating to the FHA Regulations or such FHA Insurance, unless such disputes would result in the termination or suspension of such FHA Insurance. The Depositor (and any FHA Claims Administrator on its behalf) shall provide the Certificate Insurer with copies of all correspondence either received from or sent to HUD that relates to the eligibility, approval or certification status of the Depositor's Title I contract of insurance or approval as a Title I investing lender.

         (h) The Depositor (or any FHA Claims Administrator) shall provide the Servicer with the information described in Section 6.06(b)(viii) hereof.

         (i) The Servicer shall not be entitled to any fees or compensation (other than the Servicing Fee and Excess Servicing Fee) for serving as the FHA Claims Administrator. The Trustee shall not be responsible for the payment of any fees of any FHA Claims Administrator. The Servicer shall be responsible for the payment of any fees or compensation of (a) any Person who succeeds the Servicer as FHA Claims Administrator and (b) any Person who succeeds the Depositor as record owner of the FHA Insurance applicable to the Title I Mortgage Loans.

         Section 5.12     Subservicing.

         (a) The Servicer, with the prior written consent of the Trustee (and any FHA Claims Administrator) may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and is an Eligible Servicer. The Servicer shall give prior written notice to the Trustee and the Certificate Insurer (and any FHA Claims Administrator ) of the appointment of any Subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement and with respect to any Title I Mortgage Loans serviced thereunder shall comply with FHA Regulations. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder. The Trustee and Certificate Insurer hereby acknowledge and consent to each Person identified as a Subservicer in the definition of such term as of the Closing Date.

         (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the Certificate Insurer and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without





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
diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments and, unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         (c) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the successor Servicer, on behalf of the Trustee and the Certificateholders pursuant to
Section 5.14, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the successor Servicer elects to terminate any Subservicing Agreement in accordance with its terms. The successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the successor Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

         (d) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee, the Certificate Insurer and the Certificateholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

         (e) Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone and the Trustee, any FHA Claims Administrator, the Certificateholders and the Certificate Insurer shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 5.12(c) above.





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
         Section 5.13     Duties of the Servicer Relating to the REMIC.

         (a) It is intended that the REMIC formed hereunder shall constitute, and that the affairs of the REMIC shall be conducted so as to qualify it as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall: (i) prepare, execute and file, or cause to be prepared, executed and filed, in a timely manner, a United States Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by the REMIC, using a calendar year as the taxable year for the REMIC; (ii) make, or cause to be made, an election, on behalf of the REMIC, to be treated as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code on the federal income tax return of the REMIC for its first taxable year; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions including, without limitation, information reports relating to "market discount" and "original issue discount," as defined in the Code, based upon the Prepayment Assumption and calculated by using the issue price of the Certificates; (iv) not take any action or omit to take any action that would cause the termination of the status of the REMIC under the REMIC Provisions and any other applicable federal, state and local laws; (v) direct the Trustee to pay the amount of any and all federal, state, and local taxes, including, without limitation, prohibited transaction taxes as defined in Section 860F of the Code, other than any amount due as a result of a Transfer or attempted or purported Transfer in violation of Section 4.02, imposed on the REMIC when and as the same shall be due and payable (subject to the Trustee's right to be reimbursed or indemnified for such tax payments as provided elsewhere herein and provided that such obligation shall not prevent the Trustee, the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (vi) ensure that any such returns or reports filed on behalf of the REMIC are properly executed by the appropriate Person; (vii) as agent for the Tax Matters Person of the REMIC (and the Tax Matters Person by its acceptance of its Class R Certificate hereby appoints the Servicer to act as its agent), represent the REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of the REMIC and otherwise act on behalf of the REMIC in relation to any tax matter involving the REMIC; and (viii) make available information required under the Code or REMIC Provisions with respect to any Transfer of a Class R Certificate, including any information necessary for the computation of any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person other than a Permitted Transferee, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury regulation sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust estate or organization described in
Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is not a Permitted Transferee. The cost of the preparation of any tax returns of the REMIC shall be borne by the Servicer.





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
         In the event that any tax is imposed on the REMIC, such tax shall be borne by the Holders of the Class R Certificates. The Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Class R Certificates on any Distribution Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor) and, if such amounts are insufficient, to demand payment thereof from the Holders of the Class R Certificates. The Trustee agrees first to seek indemnification for any such tax payment from any indemnifying parties before reimbursing itself from amounts otherwise distributable to the Holders of the Class R Certificates. Notwithstanding anything to the contrary contained herein, if such taxes arise out of a breach by the Trustee or the Servicer of their respective obligations hereunder, such tax shall be paid by the Trustee or the Servicer, as applicable, out of its own funds.

         (b) The Servicer shall furnish any information which may be required under the Code or the REMIC Provisions with respect to any Transfer of a Class R Certificate, including the computation of the present value of the "excess inclusions" (as defined in Section 860E of the Code), and, upon request, shall provide such information to any Holder of a Class R Certificate for a reasonable fee.

         Section 5.14 Successor Servicers. In the event that the Servicer is terminated pursuant to Section 10.01 hereof, or resigns pursuant to Section
9.04 hereof or otherwise becomes unable to perform its obligations under this Agreement, the Trustee will become the successor servicer or will appoint a successor servicer in accordance with the provisions of Section 10.02 hereof; provided that any successor servicer, including the Trustee, satisfies the requirements of an Eligible Servicer and is approved by Standard & Poor's as a servicer for loans insured by the FHA under the Title I Program.

         Section 5.15     Pre-Funding Account.

         (a) No later than the Closing Date, the Trustee shall establish and maintain with itself one or more Eligible Accounts entitled "PRE-FUNDING ACCOUNT, FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, AS TRUSTEE FOR FIRSTPLUS ASSET-BACKED CERTIFICATES, SERIES 1996-2". On the Closing Date, the Depositor shall cause the Pre-Funding Account Deposit to be deposited with the Trustee from the proceeds of the sale of the Class A Certificates. The Trustee shall, promptly upon receipt, deposit in the Pre-Funding Account on the Closing Date the Pre-Funding Account Deposit. On any Subsequent Transfer Date, the Depositor shall instruct the Trustee to: (i) withdraw from the Pre-Funding Account an amount equal to the Subsequent Purchase Price for the Subsequent Mortgage Loans sold to the Trust Fund on such Subsequent Transfer Date pursuant to a Subsequent Transfer Agreement; and (ii) pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section
2.02 of this Agreement with respect to such transfer.

         (b) The Pre-Funding Account will be part of the Trust Fund but not part of the REMIC. Amounts held in the Pre-Funding Account shall be invested in Permitted Investments of the type specified in clause (vii) of the definition of Permitted Investments, which Permitted Investments shall mature on the Business Day following the purchase date of such investments or upon demand. The Trustee shall not be liable for any losses on amounts invested in accordance with the provisions hereof (except to the extent that the Trustee is the obligor and has defaulted on such investments). Any losses realized in connection with any such investment shall be for the account of the Depositor, and the Depositor shall deposit the amount of such loss (to the extent not offset by income from





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
other investments) in the Pre-Funding Account immediately upon the realization of such loss. All interest and any other investment earnings on amounts held in the Pre-Funding Account shall be taxed to the Depositor and for federal and state income tax purposes the Depositor shall be deemed to be the owner of the Pre-Funding Account. All interest and any other investment earnings on amounts held in the Pre-Funding Account shall be deposited into the Capitalized Interest Account on each Distribution Date.

         (c) If the Pre-Funding Account has not been reduced to zero by the close of business on the date on which the Funding Period ends, any amounts remaining in the Pre-Funding Account (net of reinvestment earnings which shall be transferred to the Capitalized Interest Account) shall be deposited into the Certificate Account on the Business Day immediately preceding the Pre-Funding Termination Distribution Date for distribution to the Class A Certificateholders on a pro rata basis to all Holders of Class A Certificates on the Pre-Funding Termination Distribution Date. Amounts that are transferred to the Certificate Account from the Pre-Funding Account pursuant to this
Section 5.15(c) may not be invested in Permitted Investments or other investments after being transferred into the Certificate Account.

         Section 5.16     Capitalized Interest Account.

         (a) No later than the Closing Date, the Trustee shall establish and maintain with itself one or more Eligible Accounts entitled "CAPITALIZED INTEREST ACCOUNT, FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, AS TRUSTEE FOR FIRSTPLUS ASSET-BACKED CERTIFICATES, SERIES 1996-2". The Trustee shall, promptly upon receipt, deposit in the Capitalized Interest Account the Capitalized Interest Account Deposit. The Trustee shall hold the Capitalized Interest Account Deposit for the benefit of the Certificateholders, exclusive of the Class R Certificateholders, and the Certificate Insurer. On the Business Day preceding each Distribution Date during the Funding Period and on the first Distribution Date occurring after the Due Period in which the Funding Period ends, the Trustee shall withdraw from the Capitalized Interest Account and deposit into the Certificate Account the Interest Shortfall, if any, with respect to such Distribution Date.

         (b) The Capitalized Interest Account will be part of the Trust Fund but not part of the REMIC. Amounts held in the Capitalized Interest Account shall be invested in Permitted Investments of the type specified in clause (vii) of the definition of Permitted Investments, which Permitted Investments shall mature no later than the third Business Day prior to the Distribution Date. The Trustee shall not be liable for any losses on amounts invested in accordance with the provisions hereof (except to the extent that the Trustee is the obligor and has defaulted on such investments). All interest and other investment earnings on amounts held in the Capitalized Interest Account shall be retained by the Trustee in the Capitalized Interest Account until distributed pursuant to this Section and for federal and state income tax purposes the Depositor shall be deemed to be the owner of the Capitalized Interest Account including the recognition of income from such earnings. Any losses realized in connection with any such investment shall be for the account of the Depositor, and the Depositor and the Transferor shall deposit into the Capitalized Interest Account an amount in cash equal to the amount of any such loss (to the extent not offset by income from other investments) immediately upon the realization of such loss. All amounts earned on amounts on deposit in the Capitalized Interest Account shall be taxed to the Depositor.

         (c) On the Closing Date, the Depositor shall cause the Capitalized Interest Account Deposit to be deposited with the Trustee from the proceeds of the sale of the Class A Certificates.





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
On any Business Day occurring prior to the last Business Day of each Due Period that occurs prior to August 30, 1996, the Transferor and the Depositor may deposit with the Trustee a letter of credit issued by a financial institution, and in a form, approved by the Certificate Insurer and the Rating Agencies in an amount equal to any positive difference between the Capitalized Interest Account Requirement and the Capitalized Interest Amount as of any date of determination occurring prior to such Business Day, and the Trustee shall notify the Certificate Insurer of the receipt of such letter of credit. The failure to deposit such letter of credit in respect of any such difference before the close of business on the last Business Day of each Due Period that occurs prior to August 30, 1996 will cause the Funding Period to end as of the last day of such Due Period. On any Business Day occurring prior to the last Business Day of each Due Period that occurs prior to August 30, 1996, the Transferor and the Depositor may request the Trustee to calculate the Capitalized Interest Account Requirement as of such Business Day; provided that if no such request has been received during a Due Period then the Trustee shall calculate the Capitalized Interest Account Requirement on the last Business Day of such Due Period to determine whether the Funding Period will end pursuant to the preceding sentence. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not used as described above will be distributed to the Depositor, including any net reinvestment income thereon.

         (d) On any Business Day occurring prior to the last Business Day of each Due Period that occurs prior to August 30, 1996, the Transferor and the Depositor may request the Trustee to calculate the amount, if any, of the Capitalized Interest Excess. If the Capitalized Interest Excess is greater than zero on any such Business Day prior to August 30, 1996, such Capitalized Interest Excess will be released to the Depositor on the following Distribution Date. On the Distribution Date following the Due Period in which the Funding Period ends, the Trustee shall release and distribute to the Depositor the Capitalized Interest Amount, if any, that remains after the distribution of any Interest Shortfall on such Distribution Date.

                                   ARTICLE VI

                    DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

         Section 6.01 Establishment of Certificate Account; Deposits in Certificate Account.

         No later than the Closing Date, the Trustee will establish and maintain with itself one or more Eligible Accounts entitled "CERTIFICATE ACCOUNT, FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, AS TRUSTEE FOR FIRSTPLUS ASSET- BACKED CERTIFICATES, SERIES 1996-2". The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein:

                 (i) the Available Remittance Amount remitted by the Servicer pursuant to Section 5.04(i) hereof;

                 (ii) the Guaranty Policy Proceeds which shall be used only to make distributions to the Holders of the Insured Certificates for which such proceeds were paid by the Certificate Insurer;

                 (iii) amounts transferred from the Pre-Funding Account pursuant to Section 5.15(c) hereof;


POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 74

                 (iv) amounts transferred from the Capitalized Interest Account pursuant to Section 5.16(a) hereof;

                 (v) amounts transferred from the FHA Insurance Premium Account pursuant to Section 6.09(f) hereof; and

                (vi)     interest and gain on funds held in the Certificate
         Account.

         Section 6.02     Permitted Withdrawals from Certificate Account.

         The Trustee shall, based upon information set forth in the Servicer's Monthly Remittance Report for such Distribution Date, withdraw amounts on deposit in the Certificate Account on each Distribution Date to effect the distributions described in Section 6.05(b) hereof; and also, in no particular order of priority:

                 (i) to withdraw the amount necessary to cover any shortfall in the FHA Insurance Premium Account pursuant to Section 6.09(e) hereof;

                 (ii) to invest amounts on deposit in the Certificate Account in Permitted Investments pursuant to Section 6.04 hereof;

                 (iii) to withdraw any amount not required to be deposited in the Certificate Account or deposited therein in error;

                 (iv) from amounts otherwise distributable to the Class R Certificateholders, to pay any taxes imposed on the REMIC pursuant to
         Section 5.13(a) hereof; and

                 (v) to clear and terminate the Certificate Account in connection with the termination of this Agreement.

         Section 6.03     [Reserved].

         Section 6.04     Investment of Accounts.

         (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Certificate Account, the Collection Account and the FHA Insurance Premium Account held by the Trustee shall be invested by the Trustee, as directed in writing, or by telephone or facsimile transmission confirmed in writing, by the Depositor in one or more Permitted Investments bearing interest or sold at a discount. No such investment in any such Account shall mature later than the Business Day immediately preceding the next Distribution Date. The Trustee shall invest funds in such Accounts held by the Trustee, to the fullest extent practicable, in such manner as the Depositor shall from time to time direct as set forth in this Section 6.04(a), but only in one or more Permitted Investments. All income or other gain from investments in any such Account held by the Trustee shall be deposited in such Account immediately on receipt.

         (b) If any amounts are needed for disbursement from any Account held by or on behalf of the Trustee and sufficient uninvested funds are not available to make such disbursement, the





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
Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 6.04 is the cause of such loss or charge.

         (c) Subject to Section 12.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

         Section 6.05 Priority and Subordination of Distributions; Distributions and Transfers.

         (a) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund, and all ownership interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. In this regard, Section 6.05(b) sets forth the priority of distributions to the Certificateholders in which the Class R Certificates and the Class B Certificates are subordinate in right of distributions to the Class A Certificates as set forth in such Section 6.05(b). Notwithstanding anything contained in this Agreement to the contrary, no Certificateholder shall be required to refund any amount properly distributed to it pursuant to the terms of this Agreement.

         (b) On each Distribution Date, the Trustee shall withdraw from the Certificate Account (1) the Amount Available, (2) any Guaranteed Payment deposited in the Certificate Account by or on behalf of the Certificate Insurer (which payments may only be used to pay the Holders of the Class A Certificates the respective Interest Remittance Amount, the Interest Carry-Forward Amount, the Principal Remittance Amount or the Principal Carry-Forward Amount, as applicable), and (3) any amounts deposited into the Certificate Account from the Pre-Funding Account with respect to the end of the Funding Period or from the Capitalized Interest Account with respect to any Interest Shortfall. The Trustee shall, in accordance with the report prepared and computed by the Servicer, make distributions and transfers thereof to each Class sequentially in the following order of priority to the extent of the Amount Available and any Guaranteed Payment (in the latter case, with respect to the Class A Certificates only):

                 (i) first to the FHA Insurance Premium Account, an amount equal to the aggregate FHA Insurance Premium Deposit Amount;

                 (ii) then to the Certificate Insurer, an amount equal to the Certificate Guaranty Insurance Premium;

                 (iii) then in the following order, (a) to the Trustee, an amount equal to the Trustee Fee and (b) if applicable, to the Custodian, an amount equal to the Custodian Fee;

                 (iv) then pro rata to the Class A Certificateholders, in reduction of and in accordance with their Class Principal Balances, any amounts deposited into the Certificate Account from the amounts remaining in the Pre-Funding Account upon termination of the Funding Period;





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 76

                 (v) then pro rata to the Class A Certificateholders, (A) the Interest Remittance Amount applicable to the respective Class A Certificates and (B) the Interest Carry-Forward Amount, if any, applicable to the respective Class A Certificates;

                 (vi) then, with respect to any Distribution Date occurring on an Overcollateralization Stepdown Date and as a distribution of the Principal Remittance Amount and any Principal Carry-Forward Amount (A) to the Class R Certificateholders, until the Pool Principal Balance has been reduced to the sum of the Class Principal Balances of the Class A and Class B Certificates, the Overcollateralization Reduction Amount, if any, for such Distribution Date, and (B) to the Class B Certificateholders in reduction of the Class Principal Balance thereof, until such Class Principal Balance is reduced to zero, any remaining Overcollateralization Reduction Amount for such Distribution Date;

                 (vii) then to the Class A-1 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-1 Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-1 Certificates;

                 (viii) then to the Class A-2 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-2 Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-2 Certificates;

                 (ix) then to the Class A-3 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-3 Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-3 Certificates;

                 (x) then to the Class A-4 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-4 Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-4 Certificates;

                 (xi) then to the Class A-5 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-5 Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-5 Certificates;

                 (xii) then to the Class A-6 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-6 Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-6 Certificates;

                 (xiii) then to the Class A-7 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-7 Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-7 Certificates;





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
                 (xiv) then to the Class A-8 Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class A-8 Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class A-8 Certificates;

                 (xv) then to the Certificate Insurer, reimbursement for any Guaranteed Payments in respect of the Class A Certificates not previously reimbursed and any other amounts that are owed to the Certificate Insurer under the Insurance Agreement (the "Certificate Insurer Reimbursement Amount");

                 (xvi) then to the Class B Certificateholders, (A) the Interest Remittance Amount applicable to the Class B Certificates and
         (B) the Interest Carry-Forward Amount, if any, applicable to the Class B Certificates;

                 (xvii) then to the Class B Certificateholders, (A) to be applied to reduce the Class Principal Balance of the Class B Certificates until such Class Principal Balance is reduced to zero, an amount up to the remaining Principal Remittance Amount, if any, for such date and (B) the Principal Carry-Forward Amount, if any, applicable to the Class B Certificates;

                 (xviii) then to the extent of any remaining Amount Available, to the Servicer (A) an amount equal to any voluntary Servicing Advances previously made by the Servicer and not previously reimbursed, and (B) if the Excess Overcollateralization Amount equals or exceeds zero, then an amount equal to the Excess Servicing Fee; and

                 (xix) then the remaining balance, if any, of the Amount Available (the "Excess Spread"), as follows:

                          (A) until the Due Period in which the later of the final FHA Transfer Date (as evidenced by the Trustee's receipt of the FHA Insurance Transfer Certificate) and the end of the Funding Period occurs and thereafter until the Excess Overcollateralization Amount equals or exceeds zero, to the Class A Certificateholders in reduction of the Class Principal Balances thereof in accordance with the sequential priority scheme of clauses (vii), (viii), (ix), (x), (xi), (xii),
                 (xiii) and (xiv) above, as applicable;  and

                          (B) if the Excess Overcollateralization Amount equals or exceeds zero, then (I) to the Class B Certificateholders up to the remaining Excess Spread until the Class B Loss Reimbursement Amount is reduced to zero (which distributions will not reduce the Class Principal Balance of such Class B Certificates), and then (II) to the Class R Certificateholders.

         If the Amount Available is insufficient to distribute in full the amounts described in items (v) and (vii) through (xiv) above to the Holders of the Class A Certificates, the Trustee shall make a claim under the Guaranty Policy for the amount of such insufficiency in accordance with the terms thereof. Guaranteed Payments, if any, for any Class A Certificates under the Guaranty Policy will be available only for distribution to Holders of the Class A Certificates, as appropriate, to compensate for any shortfalls in respect of the Interest Remittance Amounts and the Principal Remittance Amounts with respect to the Class A Certificates.





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
         (c) All distributions made on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class B or Class R Certificates as a Class on each Distribution Date will be made on a pro rata basis among the Certificateholders of the respective Class of record on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and except as otherwise provided in the next succeeding sentence, shall be made by wire transfer of immediately available funds to the account of such Certificateholder, if such Certificateholder shall own of record Certificates of the same Class which have original denominations aggregating at least $100,000 and shall have so notified the Trustee, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to Certificateholders of such final distribution.

         (d) If, on a particular Distribution Date, the Amount Available applied in the order of priority described in Section 6.05(b) above is not sufficient to make a full distribution of the Interest Remittance Amount on the Class A Certificates, then interest shall be distributed pro rata to the Class A Certificates based on the Interest Remittance Amount each such Class would otherwise have been entitled to receive in the absence of such a shortfall.
Any such unpaid Interest Remittance Amounts will be carried forward as an Interest Carry-Forward Amount for each such Class and be distributed to holders of each such Class of Class A Certificates on the next Distribution Date to the extent that sufficient funds are available. Any unpaid Interest Remittance Amount will not bear interest and no interest will accrue on any Interest Carry-Forward amount outstanding with respect to any of the Class A Certificates.

         Section 6.06     Statements.

         (a) No later than each Determination Date, the Servicer shall deliver to the Trustee and the Certificate Insurer (and any FHA Claims Administrator), by facsimile, the receipt and legibility of which shall be confirmed telephonically, and with hard copy thereof to be delivered no later than one (1) Business Day after such Determination Date, the Servicer's Monthly Remittance Report, setting forth the date of such Report (day, month and year), the Series designation of the Certificates (i.e. "Series 1996-2"), and the date of this Agreement. Furthermore, no later than each Determination Date, the Servicer shall deliver to the Trustee a magnetic tape or computer disk providing such information regarding the Servicer's activities in servicing the Mortgage Loans during the related Due Period as the Trustee may reasonably require.

         (b) On each Distribution Date, the Servicer shall prepare and the Trustee shall distribute a monthly statement (the "Servicer's Monthly Statement") to the Depositor, the Certificateholders, the Beneficial Owners (who have notified the Trustee by delivery of an Investment Letter to the Trustee), the Certificate Insurer, the Rating Agencies and any FHA Claims Administrator, stating the date of original issuance of the Certificates (day, month and year), the series designation of the Certificates (i.e. "Series 1996-2"), the date of this Agreement and the following information:

                 (i) the Available Remittance Amount for the related Distribution Date;

                 (ii) the Class Principal Balance of each Class of Certificates, exclusive of the Class R Certificates, and the Pool Principal Balance (including, until the Funding Period ends, the amount remaining in the Pre-Funding Account and the Capitalized Interest Account





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 79 as of such Distribution Date) as of the first day of the related Due Period and after giving effect to distributions made to the Holders of such Certificates on such Distribution Date;

                 (iii) the Class Pool Factor with respect to each Class of Certificates, exclusive of the Class R Certificates, then outstanding;

                 (iv) the amount of principal and interest received on the Conventional Mortgage Loans and the Title I Mortgage Loans during the related Due Period;

                 (v) the Principal Remittance Amount, the Interest Remittance Amount, the Interest Carry-Forward Amount, the Principal Carry-Forward Amount, the amount of any losses allocated to Certificateholders pursuant toSection 6.10, if any, with respect to each Class of Certificates, exclusive of the Class R Certificates, then outstanding, and any Class B Loss Reimbursement Amount;

                 (vi)     the amount, if any, of the Excess
         Overcollateralization Amount and, if applicable, the Overcollateralization Reduction Amount or any other amount to be distributed to the Class B or Class R Certificateholders on such Distribution Date;

                 (vii) the Servicing Fees, the Trustee Fees, the Custodian Fees, if any, the Certificate Guaranty Insurance Premium and the amounts deposited to the FHA Insurance Premium Deposit Amount;

                 (viii) the FHA Insurance Amount before and after such Distribution Date, and the aggregate number of FHA Claims submitted, the aggregate principal balance of all the Mortgage Loans relating to FHA Claims finally rejected by the FHA and the amount of FHA Insurance Proceeds received, in each case, during the related Due Period, and the cumulative amount of FHA Insurance Proceeds received since the Closing Date;

                 (ix) the Class A Overcollateralization Level on such Distribution Date, the Required Class A Overcollateralization Level as of such Distribution Date, the Net Principal Loan Losses incurred during the related Due Period and the cumulative Net Principal Loan Losses as of such Distribution Date;

                 (x) the weighted average maturity of the Conventional Mortgage Loans and the Title I Mortgage Loans and the weighted average Mortgage Loan Interest Rate of the Conventional Mortgage Loans and the Title I Mortgage Loans;

                 (xi) certain performance information, including delinquency and foreclosure information with respect to the Conventional Mortgage Loans and the Title I Mortgage Loans, as set forth in the Servicer's Monthly Remittance Report;

                 (xii) the amount of any Guaranteed Payment included in the amounts distributed on such Distribution Date;

                 (xiii) as identified with respect to the applicable Class of Insured Certificates, the amount of any Certificate Insurer Reimbursement Amount to be distributed to the Certificate





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
         Insurer on such Distribution Date and the amount of any Certificate Insurer Reimbursement Amount remaining unsatisfied following such distribution;

                 (xiv) the number of and aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings (other than any Mortgage Loans described in clause (xv)) and the percent of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balances of all Mortgage Loans, all as of the close of business on the first day of the related Due Period;

                 (xv) the number of and the aggregate Principal Balance of the Mortgage Loans in bankruptcy proceedings (other than any Mortgage Loans described in clause (xiv)) and the percent of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balances of all Mortgage Loans, all as of the close of business on the first day of the related Due Period;

                 (xvi) the number of REO Properties, the aggregate Principal Balance of the related Mortgage Loans, the book value of such REO Properties and the percent of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balances of all Mortgage Loans, all as of the close of business on the first day of the related Due Period;

                 (xvii) the aggregate Principal Balance of Mortgage Loans that became Defaulted Mortgage Loans and the aggregate Principal Balance of Mortgage Loans that became Liquidated Mortgage Loans during the related Due Period, including the foregoing amounts by loan type (i.e. Conventional Combination Loans, Conventional Debt Consolidation Loans, Conventional Home Improvement Loans and Title I Mortgage Loans);

                 (xviii) the cumulative aggregate Principal Balance of Mortgage Loans that became Defaulted Mortgage Loans and the cumulative aggregate Principal Balance of Mortgage Loans that became Liquidated Mortgage Loans from the Closing Date through the most current Due Period, including the foregoing amounts by loan type (i.e. Conventional Combination Loans, Conventional Debt Consolidation Loans, Conventional Home Improvement Loans and Title I Mortgage Loans);

                 (xix) the scheduled principal payments and the principal prepayments received with respect to the Mortgage Loans during the Due Period.

         All reports prepared by the Servicer of the withdrawals from and deposits in the Collection Account will be based in whole or in part upon the information provided to the Trustee by the Servicer, and the Trustee may fully rely upon and shall have no liability with respect to such information provided by the Servicer.

         (c) Within a reasonable period of time after the end of each calendar year, the Servicer shall prepare and the Trustee shall distribute to each Person who at any time during the calendar year was a Certificateholder, exclusive of the Class R Certificateholders, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (b)(iv) and (v) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by





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
the Servicer to the Trustee, the Certificate Insurer or the Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (d) On each Distribution Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Holders of the Class A Certificates and the Class B Certificates in respect of such Distribution Date and a statement setting forth the amounts actually distributed to such Class R Certificateholders on such Distribution Date, together with such other information as the Trustee deems necessary or appropriate.

         (e) Within a reasonable period of time after the end of each calendar year, the Servicer shall prepare and the Trustee shall distribute to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Trustee and then to the Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (f) Upon reasonable advance notice in writing, the Servicer will provide to each holder of a Class A Certificate or a Class B Certificate which is a savings and loan association, bank or insurance company access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the FDIC or other regulatory authorities with respect to investment in such Certificates.

         (g) The Servicer or its agent shall furnish to the Trustee, who in turn shall forward to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports, including information tax returns or reports required with respect to the Certificates, including Internal Revenue Service Forms 1099 and (if instructed in writing by the Depositor on the basis of the advice of legal counsel) Form 1066, Schedule Q and other similar reports that are required to be filed by the Servicer or its agent and the Class R Certificateholders, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Certificateholder may reasonably require.

         (h) Reports and computer tapes furnished by the Servicer and the Trustee pursuant to this Agreement shall be deemed confidential and of proprietary nature, and shall not be copied or distributed except in connection with the purposes and requirements of this Agreement. No Person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Depositor or the Servicer or for any other purpose except as set forth in this Agreement.

         Section 6.07 Reports of Foreclosure and Abandonment of Mortgaged Property.

         Each year beginning in 1997 the Servicer, at its expense, shall make the reports of foreclosures and abandonments of any Mortgaged Property required by Section 6050J of the Code.





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
The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J of the Code.

         Section 6.08     Specification of Certain Tax Matters.

         Each Certificateholder shall provide the Trustee with a completed and executed Form W-9 prior to purchasing a Certificate. The Trustee shall comply with all requirements of the Code, and applicable state and local law, with respect to the withholding from any distributions made to any Certificateholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         Section 6.09 Establishment of FHA Insurance Premium Account; Deposits in FHA Insurance Premium Account; Permitted Withdrawals from FHA Insurance Premium Account.

         (a) No later than the Closing Date, the Trustee will establish and maintain with itself one or more Eligible Accounts, which may be interest bearing, entitled "FHA INSURANCE PREMIUM ACCOUNT; FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, IN TRUST FOR FIRSTPLUS ASSET-BACKED CERTIFICATES, SERIES 1996-2". On the Closing Date, the Transferor shall deposit the Initial FHA Insurance Premium Account Deposit into the FHA Insurance Premium Account. The Transferor shall be entitled to reimbursement in accordance with Section 6.09(g).

         (b) On or prior to each Distribution Date, the Servicer shall calculate the FHA Insurance Premium Deposit Amount for each Title I Mortgage Loan outstanding as of the related Determination Date and shall include the amount of the Aggregate FHA Insurance Premium Deposit Amount in the Servicer's Monthly Remittance Report delivered pursuant to Section 6.06(a). In addition, the Servicer shall forward to the Trustee a copy of the invoice submitted by the FHA in respect of the FHA Premium Amount payable with respect to each Title I Mortgage Loan during such calendar month, together with the Servicer's preliminary adjustments, if any, to such FHA invoice.

         (c) On or prior to the 20th day of each month, the Servicer shall deliver an Officer's Certificate stating (i) attached thereto is the Servicer's final adjustments to the FHA invoice forwarded to the Trustee pursuant to
Section 6.09(b) and (ii) the aggregate FHA Premium Amount for each Title I Mortgage Loan as to which an FHA Premium Amount is payable.

         (d) On or before the 28th day of each calendar month and in accordance with the FHA Regulations, the Trustee shall withdraw from the FHA Insurance Premium Account and pay to the FHA an amount equal to the FHA Premium Amount for each Title I Mortgage Loan as to which such FHA Premium Amount is payable to the FHA during such calendar month as indicated on the Servicer's Officer's Certificate delivered pursuant to Section 6.09(c).

         (e) If at any time the amount then on deposit in the FHA Insurance Premium Account shall be insufficient to pay in full any FHA Premium Amount then due and payable, the Trustee shall withdraw the amount of such shortfall from the Certificate Account.

         (f) Annually, on the Determination Date occurring on the anniversary of the first Determination Date, the FHA Claims Administrator shall deliver to the Trustee an Officer's





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Certificate indicating the Aggregate FHA Premium Requirement.  On the related
Distribution Date occurring in July of each year commencing in 1997, the Trustee shall withdraw the Excess FHA Premium Amount from the FHA Insurance Premium Account and deposit such amount in the Certificate Account to be distributed in accordance with Section 6.05(b) hereof.

         (g) On each Distribution Date, the Trustee shall withdraw from the FHA Insurance Premium Account and distribute to the Transferor, any FHA Claims Administrator or any Person acting on behalf of any of the foregoing, amounts advanced to the FHA by the Transferor, any such FHA Claims Administrator or such Person, as the case may be, and not previously reimbursed, in respect of the FHA Premium Amount relating to any Title I Mortgage Loan which was not paid from amounts on deposit in the FHA Insurance Premium Account.

         Section 6.10  Allocation of Losses.

         (a) In the event that Net Liquidation Proceeds, FHA Insurance Proceeds, Insurance Proceeds or Released Mortgaged Property Proceeds on a Liquidated Mortgage Loan are less than the related Principal Balance plus accrued interest thereon, or any Obligor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds, Insurance Proceeds, FHA Insurance Proceeds, Released Mortgaged Property Proceeds or partial payment (excluding partial payments held in escrow pursuant to FHA Regulations) shall be applied to payment of the related Note, first to interest accrued at the Mortgage Loan Interest Rate and then to principal.

         (b) On any Distribution Date, any Net Principal Loan Losses attributable to any Mortgage Loans which became Liquidated Mortgage Loans during the immediately preceding Due Period shall be allocated as follows: (i) first to reduce the portion of the Pool Principal Balance attributable to the Class R Certificates (which is the excess of the Pool Principal Balance over the aggregate Class Principal Balance of the Class A and Class B Certificates), until such excess has been reduced to zero; and (ii) second, to reduce the Class Principal Balance of the Class B Certificates, until such Class Principal Balance has been reduced to zero.

         (c) If Net Principal Loan Losses are allocated to reduce the Class Principal Balance of the Class B Certificates pursuant to this Section, then to the extent that any portion of Excess Spread is available for distribution on any Distribution Date and the Excess Overcollateralization Amount exceeds zero, the holders of the Class B Certificates pursuant to Section 6.05 (b) (xvii) shall be distributed such portion of the Excess Spread up to the Class B Loss Reimbursement Amount, which distribution shall be prior to any distribution to the holders of the Class R Certificates. With respect to any Distribution Date, the "Class B Loss Reimbursement Amount" shall be the amount (but not less than zero) equal to (A) the aggregate amount of the Net Principal Loan Losses allocated to reduce the Class Principal Balance of the Class B Certificates on such Distribution Date and any prior Distribution Date, plus the corresponding amount of accrued and unpaid interest on such reduced amount of the Class Principal Balance of the Class B Certificates at the Certificate Interest Rate applicable thereto, minus (B) the aggregate amount of any Excess Spread previously distributed to the Class B Certificates pursuant to Section 6.05 (b) (xviii)(C) in reimbursement of such Net Principal Loan Losses.

         (d) Notwithstanding clauses (B)(1)(v) and (B)(2) of the definition of "Principal Remittance Amount", if on the final Distribution Date the funds available from any source, including





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
Excess Spread and any Guaranteed Payment received by the Trustee are not sufficient to provide for the distribution of the portion of the Principal Remittance Amount attributable to such clauses (B)(1)(v) or (B)(2) for such Distribution Date and any Principal Carry-Forward Amount applicable to such final Distribution Date, then after making all distributions of the amounts available in accordance with Section 6.05(b) on such final Distribution Date, the portion of the Principal Remittance Amount and such Principal Carry-Forward Amount that are attributable to such insufficiency will be written-off and the Class Principal Balances of all Class A and Class B Certificates then outstanding after making such distributions will be reduced by the aggregate amount of such write-off, without the distribution of funds attributable to such write-off to the holders of such Class A and Class B Certificates. In addition, on the Distribution Date on which the final payment in respect of the last Mortgage Loan has been received in the immediately preceding Due Period, then after making all distributions of the amounts available in accordance with
Section 6.05(b) on such final Distribution Date, to the extent that any Class of Certificates has a Class Principal Balance (including Principal Carry-Forward Amount outstanding after making such distributions) and any accrued and unpaid interest thereon (including any Interest Carry-Forward Amount), such Class of Certificates shall be allocated losses to reduce its Class Principal Balance and accrued and unpaid interest to zero.

                                  ARTICLE VII

                          GENERAL SERVICING PROCEDURE

         Section 7.01     Assumption Agreements.

         When a Mortgaged Property has been or is about to be conveyed by the Obligor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event or in the event the related Mortgage and Note do not contain a "due-on-sale" clause, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Obligor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Note. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which original shall be added by the Trustee to the related Trustee's Mortgage Loan File and shall, for all purposes, be considered a part of such Trustee's Mortgage Loan File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 7.01, the Servicer shall not change the Mortgage Loan Interest Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional Servicing Compensation.





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
         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 7.02 Satisfaction of Mortgages and Release of Mortgage Loan Files.

         Subject to the provisions of Sections 5.01 and 5.02, the Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Certificateholders or the Certificate Insurer may have under the mortgage instruments. The Servicer shall maintain the Fidelity Bond and errors and omissions insurance as provided for in Section 5.06 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify (and forward a copy of such notice to any FHA Claims Administrator) the Trustee (if it holds the related Trustee's Mortgage Loan File) or the Custodian, as the case may be, by an Officers' Certificate (which certificate shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.03 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Trustee's Mortgage Loan File. Upon receipt of such certification and request, the Trustee or such Custodian, as the case may be, shall promptly release the related Trustee's Mortgage Loan File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of Servicing Compensation and shall not be chargeable to the Collection Account or the Certificate Account. Upon receipt by the Trustee or the Custodian, on behalf of the Trustee, of the certification of a Servicing Officer with respect to the release of the Trustee's Mortgage Loan File for any Mortgage Loan or any documents included therein, the Trustee or the Custodian, as appropriate, shall release to the Servicer the related Trustee's Mortgage Loan File for such Mortgage Loan and shall deliver such instruments of transfer presented to it by the Servicer as shall be necessary or appropriate for the release of such Trustee's Mortgage Loan File in accordance with such certification of the Servicing Officer; provided that in the case of a release of the related Trustee's Mortgage Loan File in connection with a substitution or repurchase of any Mortgage Loan pursuant to Section 2.06(c) and (d), Section 3.05 or Section
11.02 or a release for other servicing reasons, such release of the Trustee's Mortgage Loan File by the Custodian shall be subject to the prior approval of the Trustee.

         The Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Obligor on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination





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
of such a lien upon completion of the foreclosure or trustee's sale. The Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee by the Servicer or take any other action requested in such request that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days, or more promptly if needed, of the Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Trustee's satisfaction that the related Mortgage Loan has been paid in full by or on behalf of the Obligor and that such payment has been deposited in the Collection Account.

         Subject to any other applicable terms and conditions of this Agreement, the Trustee and Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Servicer with a "Certification for Assignment of Mortgage Loan" in form and substance satisfactory to the Trustee and Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with or facilitate a refinancing under the laws of such jurisdiction;
(ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with or facilitate the transaction under such local laws;
(iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Servicer shall treat such amount as a Principal Prepayment with respect to such Mortgage Loan for all purposes hereof.

         Section 7.03     Servicing Compensation.

         As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Collection Account, the Servicing Fee out of which the Servicer shall pay any servicing fees owed or payable to any Subservicer. Additional servicing compensation in the form of assumption and other administrative fees, amounts remitted pursuant to Section 7.01 and late payment charges shall be retained by or remitted to the Servicer to the extent not required to be remitted to the Trustee for deposit in the Certificate Account.

         The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Servicer also agrees to pay (i) all reasonable costs and expenses incurred by the Trustee or the Depositor in investigating the Servicer's activities hereunder when, in the reasonable opinion of the Trustee or the Depositor, such investigation is warranted on the basis of adverse information about the Servicer obtained from a reasonably reliable source, (ii) all reasonable costs and expenses incurred by any successor servicer or the Trustee in replacing the Servicer in the event of a default by the Servicer in the performance of its duties under the terms and conditions of this Agreement, and (iii) the annual Rating Agency monitoring fees.





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         Section 7.04     Quarterly Statements as to Compliance.

         Not later than the last day of the second month following the end of each quarter of the Servicer's Fiscal Year, beginning in August, 1996, the Servicer will deliver to the Trustee, the Certificate Insurer and to each Certificateholder, an Officer's Certificate stating that (i) the Servicer has fully complied with the provisions of Articles V and VII, (ii) a review of the activities of the Servicer during the preceding quarter and of performance under this Agreement has been made under such officer's supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such quarter, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer to cure such default.

         Section 7.05     Annual Independent Public Accountants' Servicing
Report.

         On or before 120 days after the end of each of the Servicer's fiscal years elapsing during the term of its appointment under this Agreement, beginning with the first fiscal year ending after the Closing Date, the Servicer, at its expense, shall furnish to the Depositor, the Trustee, the Certificateholders, the Certificate Insurer and the Rating Agencies (i) an opinion by a firm of independent certified public accountants on the financial position of the Servicer at the end of the relevant fiscal year and the results of operations and changes in financial position of the Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) if the Servicer is then servicing any Mortgage Loans, a statement from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Servicer's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for the United States Department of Housing and Urban Development Mortgage Audit Standards, or the Uniform Single Attestation Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

         Section 7.06 Certificateholder's and Trustee's Right to Examine Servicer Records.

         Each Certificateholder, the Trustee (and any FHA Claims Administrator), the Certificate Insurer and each of their respective agents shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine, audit and copy, at the expense of the Person making such examination, any and all of the books, records or other information of the Servicer (including without limitation any Subservicer to the extent provided in the related Subservicing Agreement) whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. Each Certificateholder, the Trustee (and any FHA Claims Administrator) and the Certificate Insurer agree that any information obtained pursuant to the terms of this Agreement shall be held confidential.





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         Section 7.07     Reports to the Trustee; Collection Account Statements.

         If the Collection Account is not maintained with the Trustee, then not later than 25 days after each Record Date, the Servicer shall forward to the Trustee (and any FHA Claims Administrator), the Certificate Insurer and to each Majority Certificateholder a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into the Collection Account for each category of deposit specified in Section 5.03, the aggregate of withdrawals from the Collection Account for each category of withdrawal specified in
Section 5.04 and the aggregate amount of permitted withdrawals not made in the related Due Period in each case, for the related Due Period.


                                  ARTICLE VIII

                       REPORTS TO BE PROVIDED BY SERVICER

         Section 8.01     Financial Statements.

         The Servicer understands that, in connection with the transfer of the Certificates, Certificateholders may request that the Servicer make available to the Beneficial Owners and/or Certificateholders and to prospective Beneficial Owners and/or Certificateholders annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.

         The Servicer also agrees to make available on a reasonable basis to the Beneficial Owners and/or Certificateholders, and any prospective Beneficial Owners and/or Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Beneficial Owners and/or Certificateholders and any prospective Beneficial Owners and/or Certificateholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Beneficial Owners and/or Certificateholders and such prospective Beneficial Owners and/or Certificateholder that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.


                                   ARTICLE IX

                                  THE SERVICER

         Section 9.01     Indemnification; Third Party Claims.

         (a) The Servicer agrees to indemnify and hold the Trustee, the Depositor, the Certificate Insurer and each Certificateholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the Certificate Insurer or any Certificateholder may sustain directly resulting from the negligence or willful misconduct of the Servicer in the performance of its duties hereunder or in the servicing of the Mortgage Loans in compliance with the terms of this Agreement.





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IT IS THE EXPRESS INTENTION OF THE PARTIES TO THIS AGREEMENT THAT THE
INDEMNIFICATION AND HOLD HARMLESS OBLIGATIONS OF THE SERVICER SET FORTH IN THE PRECEDING SENTENCE SHALL APPLY FULLY TO CLAIMS, LOSSES, ETC. RESULTING FROM ACTS OR OMISSIONS THAT MAY CONSTITUTE ORDINARY NEGLIGENCE ON THE PART OF THE SERVICER. The Servicer shall not be liable or responsible for any of the representations, covenants, warranties, responsibilities, duties or liabilities of any prior Servicer. The Servicer shall immediately notify the Trustee, the Depositor, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Depositor, the Certificate Insurer and/or any Certificateholder in respect of such claim.

         (b) The Depositor agrees to indemnify and hold the Trustee, the Servicer, the Certificate Insurer and each Certificateholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Servicer, the Certificate Insurer or any Certificateholder may sustain directly resulting from the negligence or willful misconduct of the Depositor in the performance of its duties hereunder or in compliance with the terms of this Agreement. IT IS THE EXPRESS INTENTION OF THE PARTIES TO THIS AGREEMENT THAT THE INDEMNIFICATION AND HOLD HARMLESS OBLIGATIONS OF THE DEPOSITOR SET FORTH IN THE PRECEDING SENTENCE SHALL APPLY FULLY TO CLAIMS, LOSSES, ETC. RESULTING FROM ACTS OR OMISSIONS THAT MAY CONSTITUTE ORDINARY NEGLIGENCE ON THE PART OF THE DEPOSITOR. The Depositor shall immediately notify the Trustee, the Servicer, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement, and the Depositor shall assume (with the consent of the Trustee) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Depositor, the Servicer, the Trustee, the Certificate Insurer and/or any Certificateholder in respect of such claim.

         (c) The Transferor agrees to indemnify and hold the Trustee, the Servicer, the Certificate Insurer and each Certificateholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Servicer, the Certificate Insurer or any Certificateholder may sustain directly resulting from the negligence or willful misconduct of the Transferor in the performance of its duties hereunder or in compliance with the terms of this Agreement. IT IS THE EXPRESS INTENTION OF THE PARTIES TO THIS AGREEMENT THAT THE INDEMNIFICATION AND HOLD HARMLESS OBLIGATIONS OF THE TRANSFEROR SET FORTH IN THE PRECEDING SENTENCE SHALL APPLY FULLY TO CLAIMS, LOSSES, ETC. RESULTING FROM ACTS OR OMISSIONS THAT MAY CONSTITUTE ORDINARY NEGLIGENCE ON THE PART OF THE TRANSFEROR. The Transferor shall immediately notify the Trustee, the Servicer, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement, and the Transferor shall assume (with the consent of the Trustee) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree





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which may be entered against the Transferor, the Servicer, the Trustee, the
Certificate Insurer and/or any Certificateholder in respect of such claim.

         (d) The obligations of the Servicer, the Depositor and the Transferor under this Section 9.01 shall survive the termination of this Agreement.

         Section 9.02     Merger or Consolidation of the Servicer.

         The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation and maintain such other licenses and permits, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an Eligible Servicer and shall be the successor of the Servicer, as applicable hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger, conversion, consolidation or succession to the Trustee and the Certificate Insurer.

         Section 9.03     Limitation on Liability of the Servicer and Others.

         The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of
Section 9.01 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with this Agreement.

         Section 9.04     Servicer Not to Resign; Assignment.

         (a) The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Depositor, the Trustee, the Certificate Insurer and the Majority Certificateholders, or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by a written opinion of counsel (who may be an employee of the Servicer) to such effect delivered to the Trustee, the Certificate Insurer and the Depositor, which opinion of counsel shall be in form and substance acceptable to the Trustee and the Certificate Insurer. No such resignation shall become effective until the Trustee or a successor servicer has assumed the Servicer's responsibilities and obligations hereunder in accordance with
Section 10.02.

         (b) The Servicer shall not assign this Agreement or any of its obligations, rights and duties hereunder without the prior written consent the Depositor, the Trustee, the Certificate Insurer and the Majority Certificateholders; provided, however, the Servicer may assign this Agreement without the prior written consent of the Depositor, the Trustee, the Certificate Insurer and the Majority Certificateholders to (i) the Trustee or
(ii) any Person that (A) is satisfactory to the Trustee,





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the Certificate Insurer and the Majority Certificateholders, (B) services not less than $25,000,000 in aggregate outstanding principal amount of FHA Title I property improvement or manufactured home loans, (C) has a net worth of not less than $2,500,000, (D) has a blanket fidelity bond and errors and omissions insurance coverage satisfying the requirements set forth in Section 5.06 and
(E) will not cause any rating of the Class A Certificates in effect immediately prior to such assignment to be qualified, downgraded or withdrawn, as evidenced by a letter from each Rating Agency to such effect. Any such assignment to a successor servicer (other than the Trustee) shall be effective only upon delivery to the Trustee and the Certificate Insurer of an Agreement, duly executed by the Servicer and such successor servicer in a form reasonably satisfactory to the Trustee, in which such successor servicer shall assume the due and punctual performance of each covenant and condition to be performed or observed by the Servicer hereunder.

         Section 9.05     Relationship of Servicer.

         The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, agent or partner of the Trustee, except to the extent that the Servicer (or any successor to the Servicer as servicer under this Agreement) serves as FHA Claims Administrator and in that capacity acts on behalf of the Trustee as its agent and attorney-in-fact.


                                   ARTICLE X

                                    DEFAULT

         Section 10.01    Events of Default.

         (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

                 (i) any failure by the Servicer to (1) deposit in the Collection Account in accordance with Section 5.03any payments in respect of the Mortgage Loans received by the Servicer no later than the fourth Business Day following the day on which such payments were received or (2) remit to the Trustee the amounts required to be remitted to the Certificate Account on any Distribution Date hereunder no later than the first Business Day after receipt from the Trustee of notice of such failure; or

                 (ii) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Trustee or to the Servicer or the Trustee by any Certificateholder or the Certificate Insurer; or

                 (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the





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
         winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                 (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

                 (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                 (vi) the Majority Certificateholders or the Certificate Insurer (A) shall receive notice from the Servicer that the Servicer is no longer able to discharge its duties under this Agreement or (B) shall determine, in their reasonable judgment and based upon published reports (including wire services), which they reasonably believe in good faith to be reliable, that the Servicer

                          (1) has experienced a material adverse change in its business, assets, liabilities, operations, condition (financial or otherwise) or prospects,

                          (2)     has defaulted on any of its material
                                  obligations, or

                          (3) has ceased to conduct its business in the ordinary course; or

                 (vii) as of any Determination Date, the total Expected Loan Losses (as defined below) exceed (1) commencing in June 1996 up to the fifth (5th) anniversary of the May 31, 1996 Cut-Off Date, 12% of the sum of the Initial Pool Principal Balance and the aggregate Principal Balance as of the applicable Cut-Off Dates of all Subsequent Mortgage Loans conveyed to the Trust Fund, or (2) thereafter up to the tenth
         (10th) anniversary of the May 31, 1996 Cut-Off Date, 18% of the sum of the Initial Pool Principal Balance and the aggregate Principal Balance as of the applicable Cut-Off Dates of all Subsequent Mortgage Loans conveyed to the Trust Fund (where the "Expected Loan Losses" shall be the sum of (A) the cumulative Net Losses, plus (B) 25% of the aggregate Principal Balance of the Mortgage Loans which are then more than 30 but less than 60 days delinquent, plus (C) 50% of the aggregate Principal Balance of the Mortgage Loans which are then more than 60 but less than 90 days delinquent, plus (B) 100% of the aggregate Principal Balance of the Mortgage Loans which are then more than 90 days delinquent).

         (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Majority Certificateholders, the Certificate Insurer or the Trustee by notice in writing to the Servicer may, in addition to whatever rights such Person may have at law or equity to damages, including injunctive relief and specific performance, and with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld), terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer under this Agreement. Upon receipt by the Servicer of such written notice, all





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authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 10.02, pass to and be vested in a successor servicer acceptable to the Certificate Insurer, or the Trustee if a successor servicer cannot be retained in a timely manner, and the successor servicer, or Trustee, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. If at the time of any such termination the Servicer is also serving as FHA Claims Administrator pursuant to this Agreement and a FHA Claims Administration Agreement, the Servicer's status as FHA Claims Administrator shall be simultaneously terminated by the Trustee and the Servicer's responsibilities as such shall be transferred to the successor servicer, as successor FHA Claims Administrator (if the successor servicer is then qualified to so act), or to another successor FHA Claims Administrator retained by the Trustee, or to the Trustee itself if a successor FHA Claims Administrator cannot be retained in a timely manner. The Servicer agrees to cooperate with the successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the successor servicer for administration by it of all amounts which shall at the time be credited by the Servicer to each Collection Account or thereafter received with respect to the Mortgage Loans.

         Section 10.02    Trustee to Act; Appointment of Successor.

         On and after the date the Servicer receives a notice of termination pursuant to Section 10.01, or the Trustee receives the resignation of the Servicer evidenced by an opinion of counsel or accompanied by the consents required by Section 9.04, or the Servicer is removed as servicer pursuant to this Article X, then, subject to Section 5.14, the Trustee shall appoint a successor servicer acceptable to the Certificate Insurer to be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the successor servicer shall not be liable for any actions of any servicer prior to it; provided further, however, that if a successor servicer cannot be retained in a timely manner, the Trustee shall act as successor servicer. In the event the Trustee assumes the responsibilities of the Servicer pursuant to this
Section 10.02, the Trustee will make reasonable efforts consistent with applicable law to become licensed, qualified and in good standing in each Mortgaged Property State the laws of which require licensing or qualification, in order to perform its obligations as Servicer hereunder or, alternatively, shall retain an agent who is so licensed, qualified and in good standing in any such Mortgaged Property State. The successor servicer shall be obligated to make Servicing Advances hereunder. As compensation therefor, the successor servicer appointed pursuant to the following paragraph, shall be entitled to all funds relating to the Mortgage Loans which the Servicer would have been entitled to receive from the Collection Account pursuant to Section 5.04 and from the Certificate Account pursuant to the applicable provisions of Section 6.05(b) if the Servicer had continued to act as servicer hereunder, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 7.01 and 7.03. The Servicer shall not be entitled to any termination fee if it is terminated pursuant to Section 10.01, but shall be entitled to any accrued and unpaid Servicing Fee to the date of termination.





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         Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. The compensation of any successor servicer (including, without limitation, the Trustee) so appointed shall be the Servicing Fees, together with other Servicing Compensation provided for herein. In the event the Trustee is required to solicit bids to appoint a successor servicer, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in Section 9.04(b)(ii) above. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the Servicing Fees and Servicing Compensation provided for herein. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances made by the Trustee. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor. The Trustee (and any FHA Claims Administrator), any Custodian, the Servicer and any such successor servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the Collection Account by the Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder, the Depositor and the Certificate Insurer and, except in the case of the appointment of the Trustee as successor to the Servicer (when no consent shall be required), the Depositor, the Majority Certificateholders and the Certificate Insurer shall have consented thereto.

         Pending appointment of a successor to the Servicer hereunder, the Trustee shall act as servicer hereunder as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor servicer out of payments on the Mortgage Loans as it and such successor servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to
Section 7.03, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise as provided in this Agreement.

         Section 10.03    Waiver of Defaults.

         The Majority Certificateholders may with the prior consent of the Certificate Insurer, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer





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pursuant to this Article X, provided, however, that the Majority
Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

         Section 10.04    Accounting Upon Termination of Servicer.

         Upon termination of the Servicer under this Article X, the Servicer shall, at its own expense:

         (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee the funds in any Collection Account;

         (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee all Mortgage Loan Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

         (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee, the Certificate Insurer and the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for payments or charges with respect to the Mortgage Loans; and

         (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.


                                   ARTICLE XI

                                  TERMINATION

         Section 11.01    Termination.

         Subject to Section 11.03 and 11.04, this Agreement shall terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan, or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Trustee, the Custodian and the Certificate Insurer or (b) mutual consent of the Servicer, the Depositor, the Transferor, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event shall the Trust established by this Agreement terminate later than twenty- one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the date hereof.





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         Section 11.02    Optional Termination by Servicer or Certificate
Insurer

         Subject to Section 11.03 and 11.04, on any date on or after which the Pool Principal Balance is 10% or less of the sum of the Initial Pool Principal Balance and the aggregate Principal Balances as of the applicable Cut-Off Dates of the Subsequent Mortgage Loans conveyed to the Trust Fund, the Servicer may, at its option, effect an early retirement and termination of the Certificates by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the Termination Price and the outstanding and unpaid fees and expenses of the Trustee, the Servicer, the Certificate Insurer and any Custodian, including without limitation any unreimbursed Servicing Advances or Certificate Insurer Reimbursement Amount.

         Subject to Section 11.03, on any date on or after which (i) 17.5% or more (based on Net Principal Loans Losses) of the Mortgage Loans have become Defaulted Mortgage Loans on a cumulative basis and (ii) the Class A Overcollateralization Level has been reduced to zero or an amount less than zero, then the Certificate Insurer may, at its option, effect an early retirement and termination of the Certificates by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the Termination Price, and the outstanding and unpaid fees and expenses of the Trustee, the Servicer and any Custodian, including without limitation any unreimbursed Servicing Advances.

         Any such purchase by the Servicer or the Certificate Insurer, as applicable, shall be accomplished by depositing into the Collection Account on the Determination Date immediately preceding the Distribution Date on which the purchase is to occur the amount of the Termination Price together with an amount equal to the fees and expenses of the Trustee, the Servicer, the Certificate Insurer and any Custodian to be paid pursuant to the preceding paragraph. On the same day that the Termination Price is deposited into the Collection Account, the Termination Price and any amounts then on deposit in the Collection Account (other than any amounts not required to have been deposited therein pursuant to Section 5.03 and any amounts withdrawable therefrom by the Servicer pursuant to Section 5.04(ii), (iv) and (v)) shall be transferred to the Certificate Account for distribution to Certificateholders on the final Distribution Date; and any amounts received with respect to the Mortgage Loans and REO Properties subsequent to such transfer shall belong to the Servicer or the Certificate Insurer, as applicable. For purposes of calculating the Available Remittance Amount for the final Distribution Date, amounts transferred to the Certificate Account pursuant to the immediately preceding sentence on the Determination Date immediately preceding such final Distribution Date shall in all cases be deemed to have been received during the related Due Period, and such transfer shall be made pursuant to Section 5.04(i). On the same day that the Termination Price is deposited into the Collection Account and transferred to the Certificate Account, the Depositor (or any FHA Claims Administrator) shall file appropriate transfer documentation with the FHA in order to cause FHA Insurance in an amount not greater than the remaining FHA Insurance Amount to be transferred to the Servicer or the Certificate Insurer, (or its designee), as applicable..

         Section 11.03 Notice of Termination; Surrender and Cancellation of Certificates.

         Notice of any termination of this Agreement pursuant to the foregoing provisions of this Article XI, specifying the Distribution Date upon which the Trust Fund will terminate and notifying the Certificateholders to surrender their Certificates to the Trustee for payment of the final





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distribution thereon and cancellation thereof by the Trustee, shall be given promptly by the Trustee by letter to Certificateholders mailed during the month of such final distribution, but before the Determination Date in such month, also specifying (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. On the final Distribution Date, the Trustee shall transfer or credit, or cause to be transferred or credited, the Amount Available for such Distribution Date in accordance with Section 6.05(b) and shall distribute any amounts on deposit in any of the Accounts in accordance with this Agreement. Such notice of termination shall also be delivered to the Certificate Insurer.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice, all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look solely to the Class R Certificateholders for payment.

         Section 11.04    Additional Termination Requirements.

         (a) In connection with the termination of this Agreement pursuant to Section 11.01 and Section 11.02, the REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee and the Depositor have received an opinion of counsel to the effect that the failure of the REMIC to comply with the requirements of this Section will not (i) result in the imposition on the REMIC of taxes on "prohibited transactions", as described in Section 860F of the Code, or (ii) cause the REMIC to fail to qualify as a "real estate mortgage investment conduit" at any time that any Certificate is outstanding:

                 (i) The Servicer or the Certificate Insurer, as applicable and the Trustee shall establish a 90-day liquidation period for the REMIC and the Trustee shall specify the first day of such period in a statement attached to the REMIC's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Servicer or the Certificate Insurer, as applicable and the Trustee also shall satisfy all of the requirements of a qualified liquidation for the REMIC under Section 860F of the Code and the regulations thereunder;

                 (ii) The Servicer or the Certificate Insurer, as applicable shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the REMIC in accordance with the terms hereof; and





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                 (iii)    If the Servicer or the Certificate Insurer, as
         applicable is exercising its right to purchase the assets of the REMIC, the Servicer or the Certificate Insurer, as applicable shall, during the 90-day liquidation period and at or prior to the end of the 90-day liquidation period, purchase all of the assets of the REMIC for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the end of the 90-day liquidation period, the Servicer or the Certificate Insurer, as applicable shall not purchase any of the assets of the REMIC prior to the close of that calendar quarter.

         (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Servicer or the Certificate Insurer, as applicable as its attorney-in-fact to adopt a plan of complete liquidation for the REMIC in accordance with the terms and conditions of this Agreement.


                                  ARTICLE XII

                                  THE TRUSTEE

         Section 12.01    Duties of Trustee.

         The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all such Events of Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Transferor, the Servicer, any FHA Claims Administrator or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders and the Certificate Insurer of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                 (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined





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         solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                 (ii) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (iii) The Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Majority Certificateholders, the Certificate Insurer or the Class R Certificateholders, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

                 (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default;

                 (v) Other than those obligations assumed by the Trustee as the successor to the Servicer pursuant to Section 10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement; and

                 (vi) Subject to the other provisions of this Agreement and without limiting the generality of this Section 12.01, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or refiling or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund from funds available in the Certificate Account, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.





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         Section 12.02    Certain Matters Affecting the Trustee.

         (a)     Except as otherwise provided in Section 12.01:

                 (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, opinion of counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (ii) The Trustee may consult with counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

                 (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Certificate Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (which in the case of the Majority Certificateholders will be deemed to be satisfied by a letter agreement with respect to such costs from such Majority Certificateholders); nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                 (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                 (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Majority Certificateholders or the Certificate Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;





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
                 (vi) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                 (vii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

                 (viii) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care.

         (b) Following the Startup Day, the Trustee shall not knowingly accept any contribution of assets to the REMIC except (i) with respect to Subsequent Mortgage Loans pursuant to Section 2.02, (ii) Qualified Substitute Mortgage Loans pursuant to Section 3.05, and (iii) deemed contributions from the Pre-Funding Account and the Capitalized Interest Account, unless the Trustee shall have received an opinion of counsel to effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         Section 12.03    Trustee Not Liable for Certificates or Mortgage
Loans.

         The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor, the Transferor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 12.04    Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

         Section 12.05    Trustee's Fees and Expenses.

         The Trustee shall be entitled to the Trustee's Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the





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
Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor, the Servicer and the Transferor and held harmless against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance by the Trustee of its duties hereunder, including, without limitation, any such loss, liability or expense incurred in connection with any legal action or resulting from any error in any tax or information return prepared by any Person other than the Trustee. IT IS THE EXPRESS INTENTION OF THE PARTIES TO THIS AGREEMENT THAT THE INDEMNIFICATION OBLIGATIONS OF THE DEPOSITOR, THE SERVICER AND THE TRANSFEROR SET FORTH IN THE PRECEDING SENTENCE SHALL APPLY FULLY TO CLAIMS, LOSSES, ETC. RESULTING FROM ACTS OR OMISSIONS THAT MAY CONSTITUTE ORDINARY NEGLIGENCE ON THE PART OF THE DEPOSITOR, THE SERVICER OR THE TRANSFEROR. Any payment pursuant to the foregoing indemnity shall be from the Depositor's, the Servicer's or the Transferor's own funds, without reimbursement hereunder. The obligations of the Depositor, the Servicer and the Transferor under this Section 12.05 shall survive termination of the initial Servicer and payment of the Certificates, and shall extend to any co-trustee or separate trustee appointed pursuant to this Article XII.

         Section 12.06    Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times (i) be a banking association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund assets on behalf of the Certificateholders, (ii) be a wholly-owned subsidiary of a bank holding company and have a combined capital and surplus of at least $50,000,000, (iii) (A) have a long-term debt rating of at least "BBB+" by Standard & Poor's and at least "Baa1" by Moody's (except as provided in Section 12.08) or (B) be a wholly-owned subsidiary of a bank holding company having a long-term debt rating of at least "BBB+" by Standard & Poor's and at least "Baa1" by Moody's (except as provided in Section 12.08), (iv) be subject to supervision or examination by federal or state authority, and (v) hold a valid Title I contract of insurance, be approved by the FHA as a lender to originate, purchase, service and/or sell, or as an investing lender to purchase, hold and sell, loans insured under the Title I Program and meet the applicable approval requirements for participation in the Title I Program. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 12.06 the combined capital and surplus of such association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 12.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 12.07.

         Section 12.07    Resignation and Removal of the Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Depositor, the Certificate Insurer and the FHA Claims Administrator. Upon receiving such notice of resignation, the Depositor shall, with the consent of the Certificate Insurer, promptly appoint a successor trustee acceptable to the Certificate





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
Insurer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Certificate Insurer by the Depositor. Unless a successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         No resignation by the Trustee shall become effective unless (i) a successor has assumed the Trustee's responsibilities and obligations hereunder,
(ii) title to the Title I Mortgage Loans shall be assigned to such successor on the records of the FHA and (iii) the FHA Insurance applicable to the Title I Mortgage Loans shall have been assigned to such successor by the FHA and evidence thereof shall have been delivered to the Depositor, the Servicer, the Certificate Insurer and the Certificateholders. The Trustee agrees to cooperate with the Servicer, any FHA Administrator then serving as such, and any successor in effecting the termination of the Trustee's responsibilities and rights hereunder and shall promptly provide such successor all documents and records reasonably requested by it to enable it to assume the Trustee's functions hereunder.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, with the consent of the Certificate Insurer, or the Certificate Insurer may remove the Trustee and shall, within 30 days after such removal, appoint a successor trustee acceptable to the Certificate Insurer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Servicer, the Certificateholders and the Certificate Insurer by the Depositor.

         If the Trustee fails to perform in accordance with the terms of this Agreement, the Majority Certificateholders, with the consent of the Certificate Insurer, or the Certificate Insurer may remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized or by the Certificate Insurer, as applicable, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Servicer, the Certificateholders and the Certificate Insurer by the Depositor.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 12.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.08.

         If the Trustee resigns or is removed pursuant to this Section 12.07, then such Trustee shall pay, without any reimbursement hereunder, all expenses and costs incurred in connection with the appointment and acceptance of the successor trustee pursuant to the applicable provisions of Section 12.08, and such Trustee shall notify each Rating Agency thereof as provided in Section 13.14.





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
         Section 12.08    Successor Trustee.

         Any successor trustee appointed as provided in Section 12.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Certificate Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall transfer and deliver to the successor trustee the Trust Fund, including, without limitation, all Trustee's Mortgage Loan Files, the related documents and statements and the FHA Insurance applicable to the Title I Mortgage Loans held by it hereunder, and the Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         No successor trustee shall accept appointment as provided in this
Section 12.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.06; provided, however, such successor trustee or its bank holding company parent shall have a long-term debt rating of at least "A-" by Standard & Poor's and at least "A3" by Moody's.

         Upon acceptance of appointment by a successor trustee as provided in this Section 12.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies and the Certificate Insurer. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         Section 12.09    Merger or Consolidation of Trustee.

         Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or banking association shall be eligible under the provisions of Section 12.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 12.10    Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly, with the prior consent of the Certificate Insurer, shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 12.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall





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
not have joined in such appointment or if the Certificate Insurer shall not have responded to a request for consent, in either case within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment following written notice to the Certificate Insurer. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 12.06 hereunder and no notice to Holders of Certificates of the appointment of co- trustee(s) or separate trustee(s) shall be required under Section 12.08.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 12.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         A separate trustee or co-trustee may, at any time, constitute the Trustee its attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         The Depositor and the Trustee are hereby directed to execute and deliver the Agreement of Appointment and Acceptance of Separate Trustee, in form and substance satisfactory to each of the Depositor and the Trustee, to appoint First Bank (N.A.) (the "Initial New Jersey Separate Trustee") as separate-trustee with respect to the Mortgage Loans secured by Mortgaged Properties situated in the State of New Jersey and any other part of the Trust Fund or property securing the same that at any time may be situated in the State of New Jersey (the "New Jersey Corpus"). The Initial New Jersey Separate Trustee shall hold the New Jersey Corpus in trust for the benefit of the Trustee and the Trust Fund.





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
         Section 12.11    Appointment of Custodians.

         The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Trustee's Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement; provided that such appointment shall not cause the transfer or loss of the FHA Insurance applicable to the Title I Mortgage Loans. Subject to this Article XII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Certificate Insurer. Each Custodian shall be a depository institution subject to supervision by federal or state authority or shall meet the standards of an eligible Trustee as set forth in Section
12.06 and, if required by applicable state law in connection with the holding of any Trustee's Mortgage Loan File, shall be qualified to do business in the jurisdiction in which it holds any such Trustee's Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 13.02.

         Section 12.12 Trustee May Enforce Claims Without Possession of Certificates.

         All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto. Any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders and the Certificate Insurer in respect of which such judgment has been recovered.

         Section 12.13    Suits for Enforcement.

         In case an Event of Default or other default by the Servicer hereunder shall occur and be continuing, the Trustee, in its discretion, but subject to
Section 10.01, may proceed to protect and enforce its rights and the rights of the Certificateholders and the Certificate Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Certificateholders or the Certificate Insurer.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         Section 13.01    Acts of Certificateholders.

         Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders agree to take such action or give such consent or approval.





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         Section 13.02    Amendment.

         (a) This Agreement may be amended from time to time by the Depositor, the Servicer, the Transferor and the Trustee by written agreement with notice thereof to the Certificateholders, without the consent of any of the Certificateholders, but with the consent of the Certificate Insurer, to cure any error or ambiguity, to correct or supplement any provisions hereof which may be defective or inconsistent with any other provisions hereof or to add any other provisions with respect to matters or questions arising under this Agreement; provided, however, that such action will not adversely affect in any material respect the interests of the Certificateholders. An amendment described above shall be deemed not to adversely affect in any material respect the interests of the Certificateholders if either (i) an opinion of counsel is obtained to such effect, or (ii) the party requesting the amendment obtains a letter from each of the Rating Agencies confirming that the amendment, if made, would not result in the downgrading or withdrawal of the rating then assigned by the respective Rating Agency to any Class of Certificates then outstanding. Notwithstanding the foregoing, the Depositor, the Servicer, the Certificate Insurer, the Transferor and the Trustee may at any time and from time to time amend this Agreement, without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the REMIC as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trustee at any time prior to the final redemption of the Certificates, provided that the Trustee has obtained an opinion of independent counsel (which opinion also shall be addressed to the Depositor, the Servicer and the Certificate Insurer) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax. Notwithstanding the preceding, the Certificate Insurer shall have the right to modify the definitions relating to the calculation of the Required Class A Overcollateralization Level without the requirement of an amendment to this Agreement.

         (b) This Agreement may also be amended from time to time by the Depositor, the Servicer, the Transferor and the Trustee by written agreement, with the prior written consent of the Majority Certificateholders and the Certificate Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate, without the consent of the Holders of 100% of each Class of Certificates affected thereby and the Certificate Insurer, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in any manner other than as described in (i), without the consent of the Holders of 100% of such Class of Certificates, or (iii) reduce the percentage of any Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of such Class of Certificates and the Certificate Insurer.

         (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into





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any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement. Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an opinion of counsel to the effect that such amendment will not adversely affect the status of the REMIC as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code or cause a tax to be imposed on the REMIC.

         Section 13.03    Recordation of Agreement.

         To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the Majority Certificateholders or the Certificate Insurer, but only when accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

         Section 13.04    Duration of Agreement.

         This Agreement shall continue in existence and effect until terminated as herein provided.

         Section 13.05    Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 13.06    Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) the Depositor, FIRSTPLUS INVESTMENT CORPORATION, 3773 Howard Hughes Parkway, Suite 300N, Las Vegas, Nevada 89109, Attention: Michael Orendorf, or such other addresses as may hereafter be furnished to the Certificateholders and the other parties hereto in writing by the Depositor, (ii) in the case of the Trustee, First Trust of California, National Association c/o First Trust National Association, Attention: Structured Finance, 2nd Floor, 180 East 5th Street, St. Paul, Minnesota 55101, or such other address as may hereafter be furnished to the Certificateholders and the other parties hereto, (iii) in the case of the Transferor and the Servicer, FIRSTPLUS FINANCIAL, INC., 1250 Mockingbird Lane, Dallas, Texas 75247-4902, Attention: Chris Gramlich, or such other address as may hereafter be furnished to the Certificateholders and the other parties hereto in writing by the Servicer or the Transferor, (iv) in the case of a claim under the Guaranty Policy, State Street Bank and Trust Company, as Fiscal Agent, 61 Broadway, 15th Floor, New York, New York 10006, Attention:
Municipal Registrar and Paying Agency, or such other address as may be furnished to the Certificateholders and the other parties hereto in writing by such Fiscal Agent or the Certificate





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 109

Insurer, (v) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management--Structured Finance (IPM-SF), and (vii) in the case of the Certificateholders, as set forth in the Certificate Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

         Section 13.07    Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

         Section 13.08    No Partnership.

         Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of each of the FHA Claims Administrator and the Servicer shall be rendered as an independent contractor.

         Section 13.09    Counterparts.

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

         Section 13.10    Successors and Assigns.

         This Agreement shall inure to the benefit of and be binding upon the Servicer, the Transferor, the Depositor, the Trustee and the Certificateholders and their respective successors and permitted assigns.

         Section 13.11    Headings.

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         Section 13.12    Paying Agent.

         The Trustee hereby accepts appointment as Paying Agent. The Trustee may, subject to the eligibility requirements for the Trustee set forth in
Section 12.06, other than Section 12.06(v), appoint one or more other Paying Agents or successor Paying Agents.

         Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 110

         Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.05, that such Paying Agent will:

         (i) allocate all sums received for distribution to the Holders of Certificates of each Class for which it is acting as Paying Agent on each Payment Date among such Holders in the proportion specified by the Trustee; and

         (ii) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

         Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent signed by the Trustee.

         In the event of the resignation or removal of any Paying Agent other than the Trustee, such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

         Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificateholders by mailing notice thereof to their addresses appearing on the Certificate Register.

         Section 13.13    Actions of Certificateholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Depositor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Servicer if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor, the Certificate Insurer or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 111

         (d) The Trustee may require additional proof of any matter referred to in this Section 13.13 as it shall deem necessary.

         Section 13.14    Reports to Rating Agencies.

         (a) The Trustee shall provide to each Rating Agency copies of statements, reports and notices, to the extent received or prepared by the Trustee hereunder, as follows:

                 (i)      copies of amendments to this Agreement;

                 (ii) notice of any substitution or repurchase of any Mortgage Loans;

                 (iii) notice of any termination, replacement, succession, merger or consolidation of either the Servicer, any Custodian or the Trustee, or the appointment of any separate trustee or co-trustee or the appointment of any successor FHA Administrator;

                 (iv)     notice of final payment on each Class A Certificate;

                 (v)      notice of any Event of Default;

                 (vi) copies of the annual independent auditor's report delivered pursuant to Section 7.05, and copies of any compliance reports delivered by the Servicer hereunder including Section 7.04; and

                 (vii) copies of any Servicer's Monthly Statement pursuant to Section 6.06; and

         (b) With respect to the requirement of the Trustee to provide statements, reports and notices to the Rating Agencies such statements, reports and notices shall be delivered to the Rating Agencies at the following addresses: (i) if to Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004-1064, Attention: Asset-Backed Monitoring Department, (ii) if to Moody's, 99 Church Street, Corporate Department - 4th Floor, New York, New York 10007, Attention: Residential Mortgage Monitoring Department, or (iii) if to DCR, 55 East Monroe Street, Chicago, Illinois, 60603, Attention: Asset-Backed Monitoring Department.

         Section 13.15 Certificate Insurer Deemed Owner. Unless a Certificate Insurer Default shall be continuing, the Certificate Insurer shall be deemed to be the Holder of 100% of the outstanding Insured Certificates for purpose of exercising the rights, including the voting rights subject to the provisions of Section 13.02(b), of the Holders of the Insured Certificates under this Agreement. The rights of the Certificate Insurer to direct certain actions and consent to certain actions of the Majority Certificateholders hereunder will terminate at such time as the Class Principal Balances of all Classes of Class A Certificates have been reduced to zero and the Certificate Insurer has been reimbursed for all Guaranteed Payments and any other amounts owed under the Guaranty Policy and the Certificate Insurer has no further obligation under the Guaranty Policy.

         Section 13.16 Third Party Beneficiary. The parties hereto acknowledge that the Certificate Insurer is an express third party beneficiary hereof entitled to enforce any rights reserved to it hereunder as if it were actually a party hereto.





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 112

                 Section 13.17 Suspension and Termination of Certificate Insurer's Rights.

         (a) During the continuation of a Certificate Insurer Default, rights granted or reserved to the Certificate Insurer hereunder shall vest instead in the Majority Certificateholders; provided that the Certificate Insurer shall be entitled to any distributions in reimbursement of the Certificate Insurer Reimbursement Amount.

         (b) At such time as either (i) the Class Principal Balances of the Class A Certificates have been reduced to zero or (ii) the Guaranty Policy has been terminated following a Certificate Insurer Default, and in either case of
(i) or (ii) the Certificate Insurer has been reimbursed for all Guaranteed Payments and any other amounts owed under the Guaranty Policy and the Insurance Agreement (and the Certificate Insurer no longer has any obligation under the Guaranty Policy, except for breach thereof by the Certificate Insurer), then the rights and benefits granted or reserved to the Certificate Insurer hereunder (including the rights to direct certain actions and receive certain notices) shall terminate and the Certificateholders (including in certain instances the Majority Certificateholders) shall be entitled to the exercise of such rights and to receive such benefits of the Certificate Insurer following such termination to the extent that such rights and benefits are applicable to the Certificateholders (including the Majority Certificateholders).





                 [Remainder of page intentionally left blank.]





POOLING AND SERVICING AGREEMENT (Series 1996-2) - Page 113

         IN WITNESS WHEREOF, the Servicer, the Transferor, the Trustee and the Depositor have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this POOLING AND SERVICING AGREEMENT .

                                        FIRSTPLUS INVESTMENT CORPORATION, as
                                        Depositor


                                        By: /s/ Christopher J. Gramlich
                                            -----------------------------------
                                            Christopher J. Gramlich
                                            Vice President



                                        FIRST TRUST OF CALIFORNIA, NATIONAL
                                        ASSOCIATION, as Trustee



                                        By: /s/ S. Christopherson
                                            -----------------------------------
                                            S. Christopherson
                                            Vice President



                                        FIRSTPLUS FINANCIAL, INC.,
                                        as Transferor and Servicer


                                        By: /s/ Christopher J. Gramlich
                                            -----------------------------------
                                            Christopher J. Gramlich
                                            Senior Vice President





POOLING AND SERVICING AGREEMENT (Series 1996-2)

THE STATE OF NEW YORK             )
                                  )
COUNTY OF NEW YORK                )

         BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared CHRISTOPHER J. GRAMLICH, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FIRSTPLUS INVESTMENT CORPORATION, as the Depositor, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 21st day of June,
1996.


                                        /s/ Edward L. Szarmach
                                        --------------------------------
                                        Notary Public, State of New York


THE STATE OF NEW YORK             )
                                  )
COUNTY OF NEW YORK                )

         BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared S. CHRISTOPHERSON, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, a national banking association, as the Trustee, and that she executed the same as the act of such association for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 21st day of June
1996.


                                        /s/ Edward L. Szarmach
                                        --------------------------------
                                        Notary Public, State of New York





POOLING AND SERVICING AGREEMENT (Series 1996-2)

THE STATE OF NEW YORK             )
                                  )
COUNTY OF NEW YORK                )

         BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared CHRISTOPHER J. GRAMLICH, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FIRSTPLUS FINANCIAL, INC., a Texas corporation, as the Transferor and Servicer, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 21st day of June,
1996.


                                        /s/ Edward L. Szarmach
                                        --------------------------------
                                        Notary Public, State of New York





POOLING AND SERVICING AGREEMENT (Series 1996-2)